THE GALAXY FUND
STATEMENT OF ADDITIONAL INFORMATION
FEBRUARY 28, 2002

GALAXY ASSET ALLOCATION FUND
GALAXY EQUITY INCOME FUND
GALAXY GROWTH AND INCOME FUND
GALAXY STRATEGIC EQUITY FUND
GALAXY EQUITY VALUE FUND
GALAXY EQUITY GROWTH FUND
GALAXY GROWTH FUND II
GALAXY INTERNATIONAL EQUITY FUND
GALAXY PAN ASIA FUND
GALAXY SMALL CAP VALUE FUND
GALAXY SMALL COMPANY EQUITY FUND
GALAXY LARGE CAP VALUE FUND
GALAXY LARGE CAP GROWTH FUND

RETAIL A SHARES, RETAIL B SHARES AND
TRUST SHARES

      This Statement of Additional Information is not a prospectus. It relates to the prospectuses for the Funds as listed below, as they may be supplemented or revised from time to time (the "Prospectuses"). The Prospectuses as well as the Funds' Annual Report to Shareholders dated October 31, 2001 (the "Annual
Report"), may be obtained, without charge, by writing:

The Galaxy Fund
P.O. Box 6520
Providence, RI 02940-6520

or by calling 1-877-289-4252

CURRENT PROSPECTUSES

- Prospectus for Retail A Shares and Retail B Shares of the Funds dated February
  28, 2002
- Prospectus for Trust Shares of the Funds dated February 28, 2002

      The audited financial statements included in the Annual Report and the report of Ernst & Young LLP, The Galaxy Fund's independent auditors, contained in the Annual Report are incorporated herein by reference in the section
"Financial Statements." No other portions of the Annual Report are incorporated by reference.

      The Large Cap Value Fund and the Large Cap Growth Fund commenced operations as separate portfolios (the "Predecessor Pillar Funds") of The Pillar
Funds. On August 27, 2001,

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the Predecessor Pillar Funds were reorganized as new portfolios of The Galaxy
Fund. The financial statements included in the Predecessor Pillar Funds Annual
Report dated December 31, 2000 and the related report of Arthur Andersen LLP, the Predecessor Pillar Funds' former independent auditors, are incorporated herein by reference in the section "Financial Statements." No other portions of the Predecessor Pillar Funds' Annual Report are incorporated by reference.

      The Growth Fund II commenced operations as a separate portfolio
("Predecessor Boston 1784 Fund") of the Boston 1784 Funds. On June 26, 2000, the
Predecessor Boston 1784 Fund was reorganized as a new portfolio of The Galaxy
Fund. The financial statements included in the Predecessor Boston 1784 Fund's
Annual Report dated May 31, 2000 and the related report of PricewaterhouseCoopers LLP, the Predecessor Boston 1784 Fund's former independent accountants, are incorporated herein by reference in the section
"Financial Statements." No other portions of the Predecessor Boston 1784 Fund's
Annual Report are incorporated by reference.

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                                TABLE OF CONTENTS

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                                                                                                  PAGE

GENERAL INFORMATION.                                                                                1
DESCRIPTION OF GALAXY AND ITS SHARES                                                                2
INVESTMENT STRATEGIES, POLICIES AND RISKS                                                           5
      Asset Allocation Fund                                                                         6
      Equity Income Fund                                                                            6
      Growth and Income Fund                                                                        7
      Strategic Equity Fund                                                                         7
      Equity Value Fund                                                                             8
      Equity Growth Fund                                                                            8
      Growth Fund II                                                                                8
      International Equity Fund                                                                     9
      Pan Asia Fund                                                                                10
      Small Cap Value Fund                                                                         10
      Small Company Equity Fund                                                                    11
      Large Cap Value Fund                                                                         11
      Large Cap Growth Fund                                                                        12
SPECIAL RISK CONSIDERATIONS                                                                        13
      Foreign Securities                                                                           13
      European Currency Unification                                                                13
      Asia and the Pacific Basin - Pan Asia Fund                                                   14
      Japan - Pan Asia Fund                                                                        15
OTHER INVESTMENT POLICIES AND RISK CONSIDERATIONS                                                  16
      Ratings                                                                                      16
      U.S. Government Obligations and Money Market Instruments                                     17
      Variable and Floating Rate Obligations                                                       18
      Repurchase and Reverse Repurchase Agreements                                                 19
      Securities Lending                                                                           20
      Investment Company Securities                                                                20
      REITs                                                                                        21
      Derivative Securities                                                                        22
      American, European, Continental and Global Depositary Receipts                               38
      Asset-Backed Securities                                                                      39
      Mortgage-Backed Securities                                                                   40
      Mortgage Dollar Rolls                                                                        41
      U.S. Treasury Rolls                                                                          41
      Convertible Securities                                                                       42
      When-Issued, Forward Commitment and Delayed Settlement Transactions                          43
      Guaranteed Investment Contracts                                                              44
      Common Stock, Preferred Stock and Warrants                                                   44
      Loan Participations                                                                          45
      STRIPS                                                                                       45
      Zero Coupon Securities                                                                       45

                                        i
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
                                                                                                  PAGE


      Lower-Rated Securities                                                                       46
      Pay-In-Kind Securities                                                                       46
      Structured Investments                                                                       46
      Yankee Obligations                                                                           47
      Portfolio Turnover                                                                           47
INVESTMENT LIMITATIONS                                                                             47
VALUATION OF PORTFOLIO SECURITIES                                                                  55
      Valuation of the Asset Allocation Fund, Equity Income Fund, Growth and Income Fund,
      Strategic Equity Fund, Equity Value Fund, Equity Growth Fund, Growth Fund II, Small
      Cap Value Fund, Small Company Equity Fund, Large Cap Value Fund and Large Cap Growth
      Fund                                                                                         55
      Valuation of the International Equity Fund and Pan Asia Fund                                 55
ADDITIONAL PURCHASE AND REDEMPTION INFORMATION                                                     56
      Purchases of Retail A Shares and Retail B Shares                                             56
      General                                                                                      56
      Customers of Institutions                                                                    57
      Applicable Sales Charge - Retail A Shares                                                    57
      Computation of Offering Price - Retail A Shares                                              59
      Quantity Discounts                                                                           60
      Applicable Sales Charge - Retail B Shares                                                    62
      Characteristics of Retail A Shares and Retail B Shares                                       64
      Factors to Consider When Selecting Retail A Shares or Retail B Shares                        65
      Purchases of Trust Shares                                                                    66
      Other Purchase Information                                                                   66
      Redemption of Retail A Shares, Retail B Shares and Trust Shares                              67
INVESTOR PROGRAMS - RETAIL A SHARES AND RETAIL B SHARES                                            67
      Exchange Privilege                                                                           67
      Retirement Plans                                                                             68
      Automatic Investment Program and Systematic Withdrawal Plan                                  69
      Payroll Deduction Program                                                                    70
      College Investment Program                                                                   70
      Direct Deposit Program                                                                       70
TAXES                                                                                              70
      Taxation of Certain Financial Instruments and Investments                                    71
TRUSTEES AND OFFICERS                                                                              72
      Standing Board Committees                                                                    74
      Trustee Ownership of Fund Shares                                                             74
      Board Compensation                                                                           75
      Shareholder and Trustee Liability                                                            77
INVESTMENT ADVISER AND SUB-ADVISERS                                                                79
      International Equity Fund                                                                    82
      Pan Asia Fund                                                                                83
      Annual Board Approval of Investment Advisory and Sub-Advisory Agreements                     84
ADMINISTRATOR                                                                                      85
CUSTODIAN AND TRANSFER AGENT                                                                       88
EXPENSES                                                                                           89
PORTFOLIO TRANSACTIONS                                                                             90

                                       ii
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                                                                                                  PAGE


SHAREHOLDER SERVICES PLAN                                                                          93
DISTRIBUTION PLANS                                                                                 96
      Retail A Shares Plans                                                                        96
      Retail B Shares Plan                                                                         96
      All Plans                                                                                    98
DISTRIBUTOR                                                                                        99
AUDITORS                                                                                          102
COUNSEL                                                                                           102
CODES OF ETHICS                                                                                   102
PERFORMANCE AND YIELD INFORMATION                                                                 103
      Performance Reporting                                                                       107
MISCELLANEOUS                                                                                     109
FINANCIAL STATEMENTS                                                                              131
APPENDIX A                                                                                        A-1
APPENDIX B                                                                                        B-1

                               GENERAL INFORMATION

      This Statement of Additional Information should be read in conjunction with a current Prospectus. This Statement of Additional Information relates to the Prospectuses for Trust Shares, Retail A Shares and Retail B Shares of the thirteen Funds listed on the cover page. Each Fund, other than the Growth Fund II, Large Cap Value Fund and Large Cap Growth Fund, has registered Prime A Shares and Prime B Shares, which are described in a separate statement of additional information and related prospectuses. As of the date of this Statement of Additional Information, the Equity Income Fund, Strategic Equity Fund, Equity Value Fund and Small Company Equity Fund had not commenced offering Prime A Shares and Prime B Shares. This Statement of Additional Information is incorporated by reference in its entirety into the Prospectuses. No investment in shares of the Funds should be made without reading a Prospectus.

      The Growth and Income Fund and Small Cap Value Fund commenced operations on December 14, 1992 as separate portfolios (the "Predecessor Growth and Income Fund" and "Predecessor Small Cap Value Fund," respectively, and collectively, the "Predecessor Shawmut Funds") of The Shawmut Funds. On December 4, 1995, the Predecessor Shawmut Funds were reorganized as new portfolios of The Galaxy Fund. Prior to the reorganization, the Predecessor Shawmut Funds offered and sold shares of beneficial interest that were similar to The Galaxy Fund's Trust Shares and Retail A Shares.

      The Growth Fund II commenced operations as a separate portfolio (the "Predecessor Growth Fund II" or "Predecessor Boston 1784 Fund") of the Boston 1784 Funds. On June 26, 2000, the Predecessor Boston 1784 Fund was reorganized as a new portfolio of The Galaxy Fund (the "Boston 1784 Reorganization"). Prior to the Boston 1784 Reorganization, the Predecessor Boston 1784 Fund offered and sold one class of shares. In connection with the Boston 1784 Reorganization, shareholders of the Predecessor Boston 1784 Fund exchanged their shares for Trust Shares and BKB Shares of the Growth Fund II. Shareholders of the Predecessor Boston 1784 Fund who purchased their shares through an investment management, trust, custody, or other agency relationship with BankBoston, N.A. received Trust Shares of the Growth Fund II. BKB Shares were issued to shareholders of the Predecessor Fund who were not eligible to receive Trust Shares at the time of the Boston 1784 Reorganization. On June 26, 2001, BKB Shares of the Funds converted into Retail A Shares upon a finding by the Board of Trustees of The Galaxy Fund at a meeting held on May 31, 2001 that such conversion was in the best interest of the holders of BKB Shares.

      The Large Cap Value Fund and Large Cap Growth Fund commenced operations as separate portfolios (the "Predecessor Large Cap Value Fund" and "Predecessor Large Cap Growth Fund", respectively, and collectively, the "Predecessor Pillar Funds") of The Pillar Funds. On August 27, 2001, the Predecessor Pillar Funds were reorganized as new portfolios of The Galaxy Fund (the "Pillar Reorganization"). Prior to the Pillar Reorganization, the

Predecessor Pillar Funds offered and sold shares of beneficial interest that were similar to the Galaxy Fund's Trust Shares, Retail A Shares and Retail B Shares.

      SHARES OF THE FUNDS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, FLEETBOSTON FINANCIAL CORPORATION OR ANY OF ITS AFFILIATES, FLEET INVESTMENT ADVISORS INC., OR ANY FLEET BANK. SHARES OF THE FUNDS ARE NOT FEDERALLY INSURED BY, GUARANTEED BY, OBLIGATIONS OF OR OTHERWISE SUPPORTED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENTAL AGENCY. INVESTMENT RETURN AND PRINCIPAL VALUE WILL VARY AS A RESULT OF MARKET CONDITIONS OR OTHER FACTORS SO THAT SHARES OF THE FUNDS, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. AN INVESTMENT IN THE FUNDS INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

                      DESCRIPTION OF GALAXY AND ITS SHARES

      The Galaxy Fund ("Galaxy") is an open-end management investment company currently offering shares of beneficial interest in forty investment portfolios:
Money Market Fund, Government Money Market Fund, U.S. Treasury Money Market Fund, Tax-Exempt Money Market Fund, Connecticut Municipal Money Market Fund, Massachusetts Municipal Money Market Fund, Institutional Money Market Fund, Institutional Government Money Market Fund, Institutional Treasury Money Market Fund, Prime Reserves, Government Reserves, Tax-Exempt Reserves, Equity Value Fund, Equity Growth Fund, Growth Fund II, Equity Income Fund, International Equity Fund, Pan Asia Fund, Small Company Equity Fund, Asset Allocation Fund, Small Cap Value Fund, Growth and Income Fund, Strategic Equity Fund, Large Cap Value Fund, Large Cap Growth Fund, Short-Term Bond Fund, Intermediate Government Income Fund, High Quality Bond Fund, Corporate Bond Fund, Tax-Exempt Bond Fund, Intermediate Tax-Exempt Bond Fund, New Jersey Municipal Bond Fund, New York Municipal Bond Fund, Connecticut Municipal Bond Fund, Connecticut Intermediate Municipal Bond Fund, Massachusetts Municipal Bond Fund, Massachusetts Intermediate Municipal Bond Fund, Rhode Island Municipal Bond Fund, Florida Municipal Bond Fund and Pennsylvania Municipal Bond Fund. Galaxy is also authorized to issue shares of beneficial interest in two additional investment portfolios, the MidCap Equity Fund and the New York Municipal Money Market Fund. As of the date of this Statement of Additional Information, however, the MidCap Equity Fund and the New York Municipal Money Market Fund had not commenced investment operations.

      Galaxy was organized as a Massachusetts business trust on March 31, 1986. Galaxy's Declaration of Trust authorizes the Board of Trustees to classify or reclassify any unissued shares into one or more classes or series of shares by setting or changing in any one or more respects their respective preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. Pursuant to such authority, the Board of Trustees has authorized the issuance of an unlimited number of shares in each of the series in the Funds as follows: Class C shares (Trust Shares), Class C - Special Series 1 shares (Retail A Shares), Class C - Special Series 2 shares (Retail B Shares),

Class C - Special Series 3 shares (Prime A Shares) and Class C - Special Series 4 shares (Prime B Shares), each series representing interests in the Equity Value Fund; Class G - Series 1 shares (Trust Shares), Class G - Series 2 shares (Retail A Shares), Class G - Series 3 shares (Retail B Shares), Class G - Series 4 shares (Prime A Shares) and Class G - Series 5 shares (Prime B Shares), each series representing interests in the International Equity Fund; Class H - Series 1 shares (Trust Shares), Class H - Series 2 shares (Retail A Shares), Class H - Series 3 shares (Retail B Shares), Class H - Series 4 shares (Prime A Shares) and Class H - Series 5 shares (Prime B Shares), each series representing interests in the Equity Growth Fund; Class I - Series 1 shares (Trust Shares), Class I- Series 2 shares (Retail A Shares), Class I - Series 3 shares (Retail B Shares), Class I - Series 4 shares (Prime A Shares) and Class I - Series 5 shares (Prime B Shares), each series representing interests in the Equity Income Fund; Class K - Series 1 shares (Trust Shares), Class K - Series 2 shares (Retail A Shares), Class K - Series 3 shares (Retail B Shares), Class K - Series 4 shares (Prime A Shares) and Class K - Series 5 shares (Prime B Shares), each series representing interests in the Small Company Equity Fund; Class N - Series 1 shares (Trust Shares), Class N - Series 2 shares (Retail A Shares), Class N - Series 3 shares (Retail B Shares), Class N - Series 4 shares (Prime A Shares) and Class N - Series 5 shares (Prime B Shares), each series representing interests in the Asset Allocation Fund; Class U - Series 1 shares (Trust Shares), Class U - Series 2 shares (Retail A Shares), Class U - Series 3 shares (Retail B Shares), Class U - Series 4 shares (Prime A Shares) and Class U - Series 5 shares (Prime B Shares), each series representing interests in the Growth and Income Fund; Class X - Series 1 shares (Trust Shares), Class X - Series 2 shares (Retail A Shares), Class X - Series 3 shares (Retail B Shares), Class X - Series 4 shares (Prime A Shares) and Class X - Series 5 shares (Prime B Shares), each series representing interests in the Small Cap Value Fund; Class AA - Series 1 shares (Trust Shares), Class AA - Series 2 shares (Retail A Shares), Class AA - Series 3 shares (Retail B Shares), Class AA - Series 4 shares (Prime A Shares) and Class AA - Series 5 shares (Prime B Shares), each series representing interests in the Strategic Equity Fund; Class MM - Series 1 shares (Trust Shares), Class MM - Series 2 shares (Retail A Shares) and Class MM
- Series 4 shares (Retail B Shares), each series representing interests in the Growth Fund II; and Class NN - Series 1 shares (Trust Shares); Class NN - Series 2 shares (Retail A Shares), Class NN - Series 3 shares (Retail B Shares), Class NN - Series 4 shares (Prime A Shares) and Class NN - Series 5 shares (Prime B Shares), each series representing interests in the Pan Asia Fund; Class RR-Series 1 shares (Trust Shares), Class RR-Series 2 shares (Retail A Shares) and Class RR-Series 3 shares (Retail B Shares), each series representing interests in the Large Cap Value Fund; Class SS-Series 1 shares (Trust Shares), Class SS-Series 2 shares (Retail A Shares) and Class SS-Series 3 shares (Retail B Shares), each series representing interests in the Large Cap Growth Fund. Each Fund is classified as a diversified company under the Investment Company Act of 1940, as amended (the "1940 Act").

      Each share of Galaxy (irrespective of series designation) has a par value of $.001 per share, represents an equal proportionate interest in the related investment portfolio with other shares of the same class (irrespective of series designation), and is entitled to such dividends and distributions out of the income earned on the assets belonging to such investment portfolio as are declared in the discretion of Galaxy's Board of Trustees.

      Shares have no preemptive rights and only such conversion or exchange rights as the Board of Trustees may grant in its discretion. When issued for payment as described in the Prospectuses, shares will be fully paid and non-assessable. Each series of shares in a Fund (i.e., Retail A Shares, Retail B Shares, Trust Shares, Prime A Shares and Prime B Shares) bear pro rata the same expenses and are entitled equally to the Fund's dividends and distributions except as follows. Each series will bear the expenses of any distribution and/or shareholder servicing plans applicable to such series. For example, as described below, holders of Retail A Shares will bear the expenses of the Shareholder Services Plan for Retail A Shares and Trust Shares (which is currently applicable only to Retail A Shares) and holders of Retail B Shares will bear the expenses of the Distribution and Services Plan for Retail B Shares. In addition, each series may incur differing transfer agency fees and may have differing sales charges. Standardized yield and total return quotations are computed separately for each series of shares. The differences in expenses paid by the respective series will affect their performance. See "Shareholder Services Plan" and "Distribution Plans" below.

      In the event of a liquidation or dissolution of Galaxy or an individual Fund, shareholders of a particular Fund would be entitled to receive the assets available for distribution belonging to such Fund, and a proportionate distribution, based upon the relative asset values of Galaxy's respective Funds, of any general assets of Galaxy not belonging to any particular Fund, which are available for distribution. Shareholders of a Fund are entitled to participate in the net distributable assets of the particular Fund involved in liquidation based on the number of shares of the Fund that are held by each shareholder, except that each series of a Fund would be solely responsible for the Fund's payments under any distribution and/or shareholder servicing plan applicable to such series.

      Holders of all outstanding shares of a particular Fund will vote together in the aggregate and not by series on all matters, except that only shares of a particular series of a Fund will be entitled to vote on matters submitted to a vote of shareholders pertaining to any distribution and/or shareholder servicing plan for such series (e.g., only Retail A Shares of a Fund (except the Large Cap Value Fund and Large Cap Growth Fund) and Trust Shares of a Fund will be entitled to vote on matters submitted to a vote of shareholders pertaining to Galaxy's Shareholder Services Plan for Retail A Shares and Trust Shares, only Retail A Shares of the Large Cap Value Fund and Large Cap Growth Fund will be entitled to vote on matters submitted to a vote of shareholders pertaining to Galaxy's Distribution Plan for Retail A Shares of those Funds, and only Retail B Shares of a Fund will be entitled to vote on matters submitted to a vote of shareholders pertaining to Galaxy's Distribution and Services Plan for Retail B Shares). Further, shareholders of all of the Funds, as well as those of any other investment portfolio now or hereafter offered by Galaxy, will vote together in the aggregate and not separately on a Fund-by-Fund basis, except as otherwise required by law or when permitted by the Board of Trustees. Rule 18f-2 under the 1940 Act provides that any matter required to be submitted to the holders of the outstanding voting securities of an investment company such as Galaxy shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of each Fund affected by the matter. A particular Fund is deemed to be affected by a matter unless it is clear that the interests of each Fund in the matter are substantially identical or that the matter does not affect any interest of the Fund. Under the Rule, the approval of an investment advisory agreement or any change in an investment objective or a fundamental investment policy would be effectively acted upon with respect to a Fund only if approved by a majority of the outstanding shares of such Fund (irrespective of series designation). However, the Rule also provides that the ratification of the appointment of independent public accountants, the approval of principal underwriting contracts, and the election of trustees may be effectively acted upon by shareholders of Galaxy voting without regard to class or series.

      Shareholders are entitled to one vote for each full share held, and a proportionate fractional vote for each fractional share held, and will vote in the aggregate and not by class or series, except as otherwise expressly required by law or when the Board of Trustees determines that the matter to be voted on affects only the interests of shareholders of a particular class or series. Voting rights are not cumulative and, accordingly, the holders of more than 50% in the aggregate of Galaxy's outstanding shares may elect all of the trustees, irrespective of the votes of other shareholders.

      Galaxy is not required under Massachusetts law to hold annual shareholder meetings and intends to do so only if required by the 1940 Act. Shareholders have the right to remove Trustees. Galaxy's Declaration of Trust provides that a meeting of shareholders shall be called by the Board of Trustees upon a written request of shareholders owning at least 10% of the outstanding shares of Galaxy entitled to vote.

      Galaxy's Declaration of Trust authorizes the Board of Trustees, without shareholder approval (unless otherwise required by the 1940 Act, the Securities Act of 1933, as amended (the "1933 Act") or other applicable law), to (a) sell and convey the assets of a Fund to another management investment company for consideration which may include securities issued by the purchaser and, in connection therewith, to cause all outstanding shares of the Fund involved to be redeemed at a price which is equal to their net asset value and which may be paid in cash or by distribution of the securities or other consideration received from the sale and conveyance; (b) sell and convert a Fund's assets into money and, in connection therewith, to cause all outstanding shares of the Fund involved to be redeemed at their net asset value; or (c) combine the assets belonging to a Fund with the assets belonging to another Fund of Galaxy and, in connection therewith, to cause all outstanding shares of any Fund to be redeemed at their net asset value or converted into shares of another class of Galaxy's shares at the net asset value. In the event that shares are redeemed in cash at their net asset value, a shareholder may receive in payment for such shares, due to changes in the market prices of the Fund's portfolio securities, an amount that is more or less than the original investment. The exercise of such authority by the Board of Trustees will be subject to the provisions of the 1940 Act, and the Board of Trustees will not take any action described in this paragraph unless the proposed action has been disclosed in writing to the Fund's shareholders at least 30 days prior thereto.

                    INVESTMENT STRATEGIES, POLICIES AND RISKS

      Fleet Investment Advisors Inc. ("Fleet"), the Funds' investment adviser, Oechsle International Advisors, LLC ("Oechsle"), the International Equity Fund's sub-adviser, and UOB

Global Capital LLC ("UOBGC"), the Pan Asia Fund's sub-adviser, will use their best efforts to achieve each Fund's investment objective, although such achievement cannot be assured. The investment objective of a Fund as described in its Prospectuses may not be changed without the approval of the holders of a majority of its outstanding shares (as defined under "Miscellaneous"). Except as noted below in the description of each Fund's investment policies and strategies and under "Investment Limitations," a Fund's investment policies may be changed without shareholder approval. An investor should not consider an investment in the Funds to be a complete investment program. The following investment strategies, policies and risks supplement those set forth in the Funds' Prospectuses.

ASSET ALLOCATION FUND

      The Asset Allocation Fund may invest up to 20% of its total assets in foreign securities. Such foreign investments may be made directly, by purchasing securities issued or guaranteed by foreign corporations, banks or governments (or their political subdivisions or instrumentalities) or by supranational banks or other organizations, or indirectly, by purchasing American Depositary Receipts ("ADRs") and European Depositary Receipts ("EDRs") (EDRs are also known as Continental Depositary Receipts ("CDRs")). Examples of supranational banks include the International Bank for Reconstruction and Development ("World Bank"), the Asian Development Bank and the InterAmerican Development Bank. Obligations of supranational banks may be supported by appropriated but unpaid commitments of their member countries and there is no assurance that those commitments will be undertaken or met in the future. See "Special Risk Considerations -- Foreign Securities" and "Other Investment Policies and Risk Considerations -- American, European, Continental and Global Depositary Receipts" below. The Fund may also invest in dollar-denominated high quality debt obligations of U.S. corporations issued outside the United States. The Fund may purchase put options and call options and write covered call options, purchase asset-backed securities and mortgage-backed securities and enter into foreign currency exchange transactions.

      See "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Asset Allocation Fund.

EQUITY INCOME FUND

      In addition to common stocks, the Equity Income Fund may also invest in securities convertible into common stock that offer income potential. See "Other Investment Policies and Risk Considerations -- Convertible Securities" below. The Fund may invest up to 20% of its total assets in foreign securities, either directly or indirectly through the purchase of ADRs, EDRs and CDRs. In addition, the Fund may invest in securities issued by foreign branches of U.S. banks and foreign banks. See "Special Risk Considerations -- Foreign Securities" and "Other Investment Policies and Risk Considerations -- American, European, Continental and Global Depositary Receipts" below. The Fund may also purchase put options and call options and write covered call options. See "Other Investment Policies and Risk Considerations -- Derivative Securities" below.

      See "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Equity Income Fund.

GROWTH AND INCOME FUND

      Under normal market conditions, the Growth and Income Fund will invest at least 65% of its total assets in common stocks, preferred stocks, common stock warrants and securities convertible into common stock. The Fund may purchase convertible securities, including convertible preferred stock, convertible bonds or debentures, units consisting of "usable" bonds and warrants or a combination of the features of several of these securities. See "Other Investment Policies and Risk Considerations -- Convertible Securities" below. The Fund may also buy and sell options and futures contracts and utilize stock index futures contracts, options, swap agreements, indexed securities, and options on futures contracts. See "Other Investment Policies and Risk Considerations -- Derivative Securities" below.

      The Fund may invest up to 20% of its total assets in securities of foreign issuers which are freely traded on United States securities exchanges or in the over-the-counter market in the form of ADRs, EDRs, CDRs and Global Depositary Receipts ("GDRs"). Securities of a foreign issuer may present greater risks in the form of nationalization, confiscation, domestic marketability, or other national or international restrictions. As a matter of practice, the Fund will not invest in the securities of foreign issuers if any such risk appears to Fleet to be substantial. See "Special Risk Considerations -- Foreign Securities" and "Other Investment Policies and Risk Considerations -- American, European, Continental and Global Depositary Receipts" below.

      See "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Growth and Income Fund.

STRATEGIC EQUITY FUND

      Under normal market and economic conditions, the Strategic Equity Fund will invest at least 65% of its total assets in equity securities, including common stocks, preferred stocks, securities convertible into common stock, rights and warrants. The Fund may invest up to 20% of its total assets in foreign securities, either directly or indirectly through ADRs, EDRs, CDRs and GDRs. See "Special Risk Considerations -- Foreign Securities" and "Other Investment Policies and Risk Considerations -- American, European, Continental and Global Depositary Receipts" below. The Fund may also buy and sell options and futures contracts and utilize stock index futures contracts, options, swap agreements, indexed securities and options on futures contracts. See "Other Investment Policies and Risk Considerations -- Derivative Securities" below.

      See "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Strategic Equity Fund.

EQUITY VALUE FUND

      Under normal market and economic conditions, the Equity Value Fund invests at least 75% of its total assets in common stock, preferred stock (including convertible preferred stock) and debt securities convertible into common stock that Fleet believes to be undervalued. Debt securities convertible into common stock are purchased primarily during periods of relative market instability and are acquired principally for income with the potential for appreciation being a secondary consideration. See "Other Investment Policies and Risk Considerations -- Convertible Securities" below.

      The Fund may also invest up to 20% of its total assets in foreign securities, either directly or indirectly through ADRs, EDRs and CDRs. In addition, the Fund may invest in securities issued by foreign branches of U.S. banks and foreign banks. See "Special Risk Considerations -- Foreign Securities" and "Other Investment Policies and Risk Considerations -- American, European, Continental and Global Depositary Receipts" below. The Fund may also write covered call options. See "Other Investment Policies and Risk Considerations -- Derivative Securities" below.

      See "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Equity Value Fund.

EQUITY GROWTH FUND

      Convertible securities purchased by the Equity Growth Fund may include both debt securities and preferred stock. By investing in convertible securities, the Fund will seek the opportunity, through the conversion feature, to participate in the capital appreciation of the common stock into which the securities are convertible. See "Other Investment Policies and Risk Considerations -- Convertible Securities" below. The Fund may also invest in common stock warrants.

      The Fund may invest up to 20% of its total assets in foreign securities, either directly or indirectly through the purchase of ADRs, EDRs and CDRs. In addition, the Fund may invest in securities issued by foreign branches of U.S. banks and foreign banks. See "Special Risk Considerations -- Foreign Securities" and "Other Investment Policies and Risk Considerations -- American, European, Continental and Global Depositary Receipts" below. The Fund may also purchase put options and call options and write covered call options. See "Other Investment Policies and Risk Considerations -- Derivative Securities" below.

      See "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Equity Growth Fund.

GROWTH FUND II

      Convertible securities purchased by the Growth Fund II may include both debt securities and preferred stock. By investing in convertible securities, the Fund will seek the opportunity, through the conversion feature, to participate in the capital appreciation of the common stock into which the securities are convertible. See "Other Investment Policies and Risk Considerations -- Convertible Securities" below. The Fund may also invest in common stock warrants.

      The Fund may invest up to 25% of its total assets in foreign securities. See "Special Risk Considerations -- Foreign Securities" below. The Fund may also engage in foreign currency hedging transactions in an attempt to minimize the effect of currency fluctuations on the Fund. See "Other Investment Policies and Risk Considerations -- Derivative Securities" below.

      See "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Growth Fund II.

INTERNATIONAL EQUITY FUND

      The International Equity Fund invests at least 75% of its total assets in equity securities of foreign issuers. The Fund may invest in securities of issuers located in a variety of different foreign regions and countries, including, but not limited to, Australia, Austria, Belgium, Brazil, Canada, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, Luxembourg, Malaysia, Mexico, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, Thailand and the United Kingdom.

      The Fund invests in common stock and may invest in other securities with equity characteristics, consisting of trust or limited partnership interests, preferred stock, rights and warrants. The Fund may also invest in convertible securities, consisting of debt securities or preferred stock that may be converted into common stock or that carry the right to purchase common stock. See "Other Investment Policies and Risk Considerations -- Convertible Securities" below. The Fund invests in securities listed on foreign or domestic securities exchanges and securities traded in foreign or domestic over-the-counter markets, and may invest in unlisted securities.

      Securities issued in certain countries are currently accessible to the Fund only through investment in other investment companies that are specifically authorized to invest in such securities. The limitations on the Fund's investment in other investment companies are described below under "Other Investment Policies and Risk Considerations -- Investment Company Securities."

      Subject to applicable securities regulations, the Fund may, for the purpose of hedging its portfolio, purchase and write covered call options on specific portfolio securities and may purchase and write put and call options on foreign stock indexes listed on foreign and domestic stock exchanges. In addition, the Fund may invest up to 100% of its total assets in securities of foreign issuers in the form of ADRs, EDRs, CDRs or GDRs as described under "Other Investment Policies and Risk Considerations -- American, European, Continental and Global Depositary Receipts." Furthermore, the Fund may purchase and sell securities on a when-issued basis.

See "Other Investment Policies and Risk Considerations" below regarding additional investment policies of the International Equity Fund.

PAN ASIA FUND

      The Pan Asia Fund invests in common stock and may invest in other securities with equity characteristics, consisting of trust or limited partnership interests, preferred stock, rights and warrants. The Fund may also invest in convertible securities, consisting of debt securities or preferred stock that may be converted into common stock or that carry the right to purchase common stock. See "Other Investment Policies and Risk Considerations -- Convertible Securities" below. The Fund invests in securities listed on foreign or domestic securities exchanges and securities traded in foreign or domestic over-the-counter markets, and may invest in unlisted securities.

      Securities issued in certain countries may be accessible only through investment in other investment companies that are specifically authorized to invest in such securities. The Fund does not currently intend to invest in countries in which it can only invest in securities through other investment companies, but the Fund reserves the right to do so. The limitations on the Fund's investment in other investment companies are described below under "Other Investment Policies and Risk Considerations -- Investment Company Securities."

      Subject to applicable securities regulations, the Fund may, for the purpose of hedging its portfolio, purchase and write covered call options on specific portfolio securities and may purchase and write put and call options on foreign stock indexes listed on foreign and domestic stock exchanges. The Fund may also enter into foreign currency exchange contracts to hedge against currency risk. In addition, the Fund may invest up to 100% of its total assets in securities of foreign issuers in the form of ADRs, EDRs, CDRs or GDRs as described under "Other Investment Policies and Risk Considerations -- American, European, Continental and Global Depositary Receipts." Furthermore, the Fund may purchase and sell securities on a when-issued basis.

      See "Other Investment Policies and Risk Considerations" below regarding additional investment policies of the Fund.

SMALL CAP VALUE FUND

      In addition to common stocks, the Small Cap Value Fund may purchase convertible securities, including convertible preferred stock, convertible bonds or debentures, units consisting of "usable" bonds and warrants or a combination of the features of several of these securities. See "Other Investment Policies and Risk Considerations -- Convertible Securities" below. The Fund may also buy and sell options and futures contracts and utilize stock index futures contracts, options, swap agreements, indexed securities, and options on futures contracts. See "Other Investment Policies and Risk Considerations -- Derivative Securities" below.

      The Fund may invest up to 20% of its total assets in securities of foreign issuers which are freely traded on United States securities exchanges or in the over-the-counter market in the form of ADRs, EDRs, CDRs and GDRs. Securities of a foreign issuer may present greater risks in the form of nationalization, confiscation, domestic marketability, or other national or international restrictions. As a matter of practice, the Fund will not invest in the securities of a foreign issuer if any such risk appears to Fleet to be substantial. See "Special Risk Considerations -- Foreign Securities" and "Other Investment Policies and Risk Considerations -- American, European, Continental and Global Depositary Receipts" below.

      See "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Small Cap Value Fund.

SMALL COMPANY EQUITY FUND

      In addition to common stocks, the Small Company Equity Fund may invest in preferred stock, securities convertible into common stock, rights and warrants. Under normal market and economic conditions, at least 65% of the Fund's total assets will be invested in the equity securities of companies that have market capitalizations of $1.5 billion or less. The Fund may invest up to 20% of its total assets in foreign securities, either directly or indirectly through ADRs, EDRs and CDRs. See "Special Risk Considerations -- Foreign Securities" and "Other Investment Policies and Risk Considerations -- American, European, Continental and Global Depositary Receipts" below.

      The Fund may purchase put options and call options and write covered call options as a hedge against changes resulting from market conditions and in the value of the securities held in the Fund or which it intends to purchase and where the transactions are economically appropriate for the reduction of risks inherent in the ongoing management of the Fund. See "Other Investment Policies and Risk Considerations -- Derivative Securities" below.

      See "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Small Company Equity Fund.

LARGE CAP VALUE FUND

      The Large Cap Value Fund will normally be as fully invested as practicable and in no event will it invest less than 65% of its total assets in equity securities consisting of common stocks, warrants to purchase common stocks, debt securities and preferred stocks convertible into common stocks, and ADRs. Fleet will purchase equity securities which, in Fleet's opinion, are undervalued in the marketplace at the time of purchase.

      The Fund may invest up to 25% of its total assets in foreign equity securities denominated in foreign currencies and traded on foreign markets. Such investments may be made directly or indirectly through EDRs, CDRs and GDRs. The Fund has no present intention to invest in such foreign equity securities. See "Special Risk Considerations - Foreign

Securities" and "Other Investment Policies and Risk Considerations -- American, European, Continental and Global Depository Receipts" below.

      See "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Large Cap Value Fund.

LARGE CAP GROWTH FUND

      The Large Cap Growth Fund will normally be as fully invested as practicable and in no event will it invest less than 65% of its total assets in equity securities consisting of common stocks, warrants to purchase common stocks, debt securities and preferred stocks that are convertible into common stocks, and ADRs. Fleet will invest in companies that it expects will demonstrate greater long-term earnings growth than the average company included in the S&P 500 Composite Stock Price Index ("S&P 500"). This method of investing is based upon the premise that growth in a company's earnings will eventually translate into growth in the price of its stock.

      To the extent that the Fund is not invested in equity securities, the Fund may invest in the following fixed income securities for cash management purposes: U.S. Government securities, corporate bonds and debentures rated in one of the three highest rating categories by a nationally recognized statistical rating organization ("Rating Agency"), such as Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"), or, if unrated, determined by Fleet to be of comparable quality at the time of the purchase, except that as part of its investment strategy, the Fund may invest up to 5% of its total assets in lower-rated bonds, commonly referred to as "junk bonds," rated B or higher by a Rating Agency or, if unrated, determined to be of comparable quality by Fleet; mortgage-backed securities consisting of collateralized mortgage obligations ("CMOs") and real estate mortgage investment conduits ("REMICs") that are rated in one of the top two rating categories by a Rating Agency and which are backed solely by Government National Mortgage Association ("GNMA") certificates or other mortgage pass-throughs issued or guaranteed by the U.S. Government, its agencies or instrumentalities; and asset-backed securities secured by company receivables, truck and auto loans, leases and credit card receivables that are rated in one of the top two rating categories by a Rating Agency. The Fund may also employ certain hedging and risk management techniques, including the purchase and sale of exchange-listed or over-the-counter ("OTC") options, futures and options on futures involving equity and debt securities, aggregates of equity and debt securities and other financial indices. The Fund may write options and invest in futures only on a covered basis.

      The Fund may invest up to 25% of its total assets in foreign equity securities denominated in foreign currencies and traded on foreign markets. Such investments may be made directly or indirectly through EDRs, CDRs and GDRs. The Fund has no present intention to invest in such foreign equity securities. See "Special Risk Considerations -- Foreign Securities" and "Other Investment Policies and Risk Considerations -- American, European, Continental and Global Depositary Receipts" below.

      See "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Large Cap Growth Fund.

                           SPECIAL RISK CONSIDERATIONS

FOREIGN SECURITIES

      Investments in foreign securities may involve higher costs than investments in U.S. securities, including higher transaction costs, as well as the imposition of additional taxes by foreign governments. In addition, foreign investments may include additional risks associated with currency exchange rates, less complete financial information about the issuers, less market liquidity, and political instability. Future political and economic developments, the possible imposition of withholding taxes on interest income, the possible seizure or nationalization of foreign holdings, the possible establishment of exchange controls, or the adoption of other governmental restrictions, might adversely affect the payment of dividends or principal and interest on foreign obligations.

      Although each of the Funds may invest in securities denominated in foreign currencies, each Fund values its securities and other assets in U.S. dollars. As a result, the net asset value of a Fund's shares may fluctuate with U.S. dollar exchange rates as well as with price changes of the Fund's securities in the various local markets and currencies. Thus, an increase in the value of the U.S. dollar compared to the currencies in which a Fund makes its investments could reduce the effect of increases and magnify the effect of decreases in the price of a Fund's securities in their local markets. Conversely, a decrease in the value of the U.S. dollar will have the opposite effect of magnifying the effect of increases and reducing the effect of decreases in the prices of a Fund's securities in their local markets. In addition to favorable and unfavorable currency exchange rate developments, the Funds are subject to the possible imposition of exchange control regulations or freezes on convertibility of currency.

      Certain of the risks associated with investments in foreign securities are heightened with respect to investments in countries with emerging economies or emerging securities markets. The risks of expropriation, nationalization and social, political and economic instability are greater in those countries than in more developed capital markets.

EUROPEAN CURRENCY UNIFICATION

      Many European countries have adopted a single European currency, the euro. On January 1, 1999, the euro became legal tender for all countries participating in the Economic and Monetary Union ("EMU"). A new European Central Bank has been created to manage the monetary policy of the new unified region. On the same date, the exchange rates were irrevocably fixed between the EMU member countries. National currencies will continue to circulate until they are replaced by euro coins and bank notes by the middle of 2002.

      This change is likely to significantly impact the European capital markets in which the International Equity Fund invests and may result in the Fund facing additional risks in pursuing its investment objective. These risks, which include, but are not limited to, uncertainty as to the proper tax treatment of the currency conversion, volatility of currency exchange rates as a result of the conversion, uncertainty as to capital market reaction, conversion costs that may affect issuer profitability and creditworthiness, and lack of participation by some European countries, may increase the volatility of the Fund's net asset value per share.

ASIA AND THE PACIFIC BASIN - PAN ASIA FUND

      Many Asian countries may be subject to greater social, political and economic instability than is experienced in the United States. This instability may result from (a) authoritarian governments, (b) military involvement in political and economic decisions, (c) unrest associated with demands of the people for improved social, economic and political conditions, (d) internal insurgencies, (e) hostilities with neighboring countries, and (f) ethnic, religious and racial estrangement.

      Most Asian countries depend heavily on international trade and are therefore impacted by trade barriers and the economic conditions of their trading partners. The economies of Asian countries could be adversely affected by the enactment of protective trade legislation by principal trading partners, reduction of foreign investment in Asian countries, or a general decline in international securities markets.

      Many developing Asian countries have experienced rapid economic growth driven by the success of market reforms and a boost in infrastructure expenditures. Growth of large middle classes and increased consumer spending have resulted from rapid increases in household incomes. Although the rise in domestic demand has lessened reliance on exports in many developing Asian countries, enhanced competition in export markets has also contributed to the economic growth of many of these countries. Productivity improvements has enabled many Asian countries to achieve or maintain their status as top importers while at the same time improving domestic living standards.

      Southeast Asian currency markets experienced severe selling pressures from abroad during the fourth quarter of 1997, with heavy selling by foreign investors and speculators of currencies viewed to be overvalued. The Thai Bath first experienced these pressures, but currencies of Hong Kong, South Korea, Taiwan, Singapore, the Philippines, Malaysia and Indonesia have also been affected. Concern by foreign investors with the general financial prospects of the region also have placed pressures on the equity and fixed income markets in the region.

      Korea and Thailand, two countries at the center of the Asian crisis, have made positive advances toward economic recovery and restoration of confidence, although complete turnarounds are not yet assured. Indonesia, by contrast, continues to experience difficult conditions. Malaysia has imposed external payments controls in an attempt to shield its economy from the region's troubles. Japan remains subject to significant risks, notwithstanding significant fiscal stimulus and new programs to deal with problems in the banking sector.

Economic growth in China appears to be slowing, and both Chinese and Hong Kong currencies have experienced substantial pressure.

JAPAN - PAN ASIA FUND

      The Pan Asia Fund currently intends to concentrate its investments in securities of companies located in Japan and, thus, is more highly exposed to risks specific to investments in Japan than to those associated with investments in other Asian countries. This risk is tempered by the Fund's ability to reduce its investments in Japan during unfavorable periods.

      Japan's market economy is based on manufacturing and services and is the second most technologically powerful economy and third largest economy in the world. Japan is one of the most technologically advanced producers of motor vehicles, electronic equipment, machine tools, steel and nonforrous metals, ships, chemicals, textiles and processed foods. Japan's natural resources, however, include negligible mineral resources.

      Japan's government is a constitutional monarchy and it employs a loose monetary policy. The Bank of Japan is maintaining a zero interest role policy until signs of self-sustaining recovery of the economy emerge. Some strengths of the economy are that (1) manufacturers, suppliers and distributors are working in closely knit groups, and (2) a substantial portion of the urban labor force is guaranteed lifetime employment.

      Japan's international trade has been adversely affected by trade tariffs, other protectionist measures and the economic conditions of its trading partners. The agriculture industry is subsidized by the government because only 19% of the land in Japan is suitable for cultivation. As a result, Japan is highly dependent on imports of wheat, sorghum and soybeans. In addition, the manufacturing sector depends on imported raw materials and fuels, including iron ore, copper, oil and forest products. Japan's high volume of exports has created trade tensions, particularly with the U.S. The relaxing of trade barriers to imports could adversely affect Japan's economy. A substantial rise in world oil or community prices could also have a negative effect. Finally, since the economy is highly dependent on exports, any reduction in exports may effect the economy.

      The Japanese economy has several strengths. Some of the worlds most innovative companies in electronics, precision machinery and automotive industries are based in Japan. Japan has high educational achievement levels compared to other developed nations.

      In the first half of 2000, the economy grew 4.5%. This stronger than expected growth was led by business investment, robust private consumption and relatively strong export growth. The Japanese market also briefly benefited from technology and telecom stocks, but these companies lost ground in the spring of 2000.

      Japan is located in a part of the world that is susceptible to earthquakes, volcanoes and other natural disasters. Devastating natural disasters can have enough impact to affect the country's economy.

                OTHER INVESTMENT POLICIES AND RISK CONSIDERATIONS

      Investment methods described in the Prospectuses and this Statement of Additional Information are among those which one or more of the Funds have the power to utilize. Some may be employed on a regular basis; others may not be used at all. Accordingly, reference to any particular method or technique carries no implication that it will be utilized or, if it is, that it will be successful.

RATINGS

      All debt obligations, including convertible bonds, purchased by the Asset Allocation Fund, Equity Income Fund, Strategic Equity Fund, Equity Value Fund, Equity Growth Fund, Growth Fund II and Small Company Equity Fund are rated investment grade by Moody's ("Aaa," "Aa," "A" and "Baa") or S&P ("AAA," "AA," "A" and "BBB"), or, if not rated, are determined to be of comparable quality by Fleet. Debt securities rated "Baa" by Moody's or "BBB" by S&P are generally considered to be investment grade securities although they have speculative characteristics and changes in economic conditions or circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case for higher rated debt obligations.

      The International Equity Fund and Pan Asia Fund may only purchase debt securities rated "A" or higher by Moody's or S&P, or if unrated, determined by Fleet, Oechsle or UOBGC, as the case may be, to be of comparable quality. Issuers of commercial paper, bank obligations or repurchase agreements in which the International Equity Funds invests must have, at the time of investment, outstanding debt rated A or higher by Moody's or S&P, or, if they are not rated, the instrument purchased must be determined to be of comparable quality.

      The Growth and Income Fund and Small Cap Value Fund may purchase convertible bonds rated "Ba" or higher by Moody's or "BB" or higher by S&P or Fitch at the time of investment. See "Other Investment Policies and Risk Considerations -- Convertible Securities" below for a discussion of the risks of investing in convertible bonds rated either "Ba" or "BB." Short-term money market instruments purchased by the Growth and Income and Small Cap Value Funds must be rated in one of the top two rating categories by a nationally recognized statistical rating agency, such as Moody's, S&P or Fitch.

      Subsequent to its purchase by a Fund, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Fund. The Board of Trustees or Fleet, Oechsle or UOBGC, as the case may be, may determine that it is appropriate for a Fund to continue to hold the obligation if retention is in accordance with the interests of the particular Fund and applicable regulations of the Securities and Exchange Commission ("SEC"). However, each Fund will sell promptly any security that is not rated investment grade by either S&P or Moody's if such securities exceed 5% of the Fund's net assets.

U.S. GOVERNMENT OBLIGATIONS AND MONEY MARKET INSTRUMENTS

      Each Fund may, in accordance with its investment policies, invest from time to time in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities and in other money market instruments, including but not limited to bank obligations, commercial paper and corporate bonds with remaining maturities of 397 days or less.

      Examples of the types of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (hereinafter, "U.S. Government obligations") that may be held by the Funds include, without limitation, direct obligations of the U.S. Treasury, and securities issued or guaranteed by the Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, Government National Mortgage Association, Federal National Mortgage Association, General Services Administration, Central Bank for Cooperatives, Federal Home Loan Mortgage Corporation, Federal Intermediate Credit Banks, Resolution Trust Corporation and Maritime Administration.

      U.S. Treasury securities differ only in their interest rates, maturities and time of issuance: Treasury Bills have initial maturities of one year or less; Treasury Notes have initial maturities of one to ten years; and Treasury Bonds generally have initial maturities of more than ten years. Obligations of certain agencies and instrumentalities of the U.S. Government, such as those of the Government National Mortgage Association, are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the Treasury; others, such as those of the Federal National Mortgage Association, are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; still others, such as those of the Federal Home Loan Mortgage Corporation, are supported only by the credit of the instrumentality. No assurance can be given that the U.S. Government would provide financial support to U.S. Government-sponsored instrumentalities if it is not obligated to do so by law. Some of these instruments may be variable or floating rate instruments.

      Securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities have historically involved little risk of loss of principal. However, due to fluctuations in interest rates, the market value of such securities may vary during the period a shareholder owns shares of the Funds.

      Bank obligations include bankers' acceptances, negotiable certificates of deposit and non-negotiable time deposits issued for a definite period of time and earning a specified return by a U.S. bank which is a member of the Federal Reserve System or is insured by the Federal Deposit Insurance Corporation ("FDIC"), or by a savings and loan association or savings bank which is insured by the FDIC. With respect to each Fund other than the Growth and Income and Small Cap Value Funds, bank obligations also include U.S. dollar-denominated obligations of foreign branches of U.S. banks or of U.S. branches of foreign banks, all of the same type as domestic bank obligations. Investments in bank obligations are limited to the obligations of financial institutions having more than $1 billion in total assets at the time of purchase.

Investments by the Funds in non-negotiable time deposits are limited to no more than 5% of each Fund's total assets at the time of purchase. Time deposits with a maturity longer than seven days or that do not provide for payment within seven days after notice will be subject to each Fund's limitation on illiquid securities described below under "Investment Limitations". For purposes of each Fund's investment policies with respect to bank obligations, the assets of a bank or savings institution will be deemed to include the assets of its U.S. and foreign branches.

      Domestic and foreign banks are subject to extensive but different government regulation which may limit the amount and types of their loans and the interest rates that may be charged. In addition, the profitability of the banking industry is largely dependent upon the availability and cost of funds to finance lending operations and the quality of underlying bank assets.

      Investments in obligations of foreign branches of U.S. banks and U.S. branches of foreign banks may subject a Fund to additional risks, including future political and economic developments, the possible imposition of withholding taxes on interest income, possible seizure or nationalization of foreign deposits, the possible establishment of exchange controls, or the adoption of foreign governmental restrictions which might adversely affect the payment of principal and interest on such obligations. In addition, foreign branches of U.S. banks and U.S. branches of foreign banks may be subject to less stringent reserve requirements and to different accounting, auditing, reporting and recordkeeping standards than those applicable to domestic branches of U.S. banks. Such investments may also subject a Fund to investment risks similar to those accompanying direct investments in foreign securities. See "Special Risk Considerations -- Foreign Securities." The Funds will invest in the obligations of U.S. branches of foreign banks or foreign branches of U.S. banks only when Fleet, Oechsle and/or UOBGC believe that the credit risk with respect to the instrument is minimal.

      Commercial paper is the term used to designate unsecured short-term promissory notes issued by corporations and other entities. Commercial paper may include securities issued by corporations without registration under the 1933 Act in reliance on the so-called "private placement" exemption in Section 4(2) ("Section 4(2) Paper"). Section 4(2) Paper is restricted as to disposition under the federal securities laws in that any resale must similarly be made in an exempt transaction. Section 4(2) Paper is normally resold to other institutional investors through or with the assistance of investment dealers who make a market in Section 4(2) Paper, thus providing liquidity. For purposes of each Fund's limitation on purchases of illiquid instruments described below, Section 4(2) Paper will not be considered illiquid if Fleet, Oechsle or UOBGC has determined, in accordance with guidelines approved by the Board of Trustees, that an adequate trading market exists for such securities. Each Fund may also purchase Rule 144A securities. See "Investment Limitations" below.

VARIABLE AND FLOATING RATE OBLIGATIONS

      The Funds may purchase variable and floating rate instruments in accordance with their investment objectives and policies as described in the Prospectuses and this Statement of Additional Information. Variable rate instruments provide for periodic adjustments in the interest rate.
Floating rate instruments provide for automatic adjustment of the interest rate whenever some other specified interest rate changes. Some variable and floating rate obligations are direct lending arrangements between the purchaser and the issuer and these may be no active secondary market. However, in the case of variable and floating rate obligations with a demand feature, a Fund may demand payment of principal and accrued interest at a time specified in the instrument or may resell the instrument to a third party. In the event an issuer of a variable or floating rate obligation defaulted on its payment obligation, a Fund might be unable to dispose of the note because of the absence of a secondary market and could, for this or other reasons, suffer a loss to the extent of the default. Variable or floating rate instruments issued or guaranteed by the U.S. Government or its agencies or instrumentalities are similar in form but may have a more active secondary market. Substantial holdings of variable and floating rate instruments could reduce portfolio liquidity.

      If a variable or floating rate instrument is not rated, Fleet, Oechsle or UOBGC must determine that such instrument is comparable to rated instruments eligible for purchase by the Funds and will consider the earning power, cash flows and other liquidity ratios of the issuers and guarantors of such instruments and will continuously monitor their financial status in order to meet payment on demand. In determining average weighted portfolio maturity of each of these Funds, a variable or floating rate instrument issued or guaranteed by the U.S. Government or an agency or instrumentality thereof will be deemed to have a maturity equal to the period remaining until the obligation's next interest rate adjustment. Variable and floating rate obligations with a demand feature will be deemed to have a maturity equal to the longer of the period remaining to the next interest rate adjustment or the demand notice period.

REPURCHASE AND REVERSE REPURCHASE AGREEMENTS

      Each Fund may purchase portfolio securities subject to the seller's agreement to repurchase them at a mutually specified date and price ("repurchase agreements"). Repurchase agreements will be entered into only with financial institutions such as banks and broker/dealers which are deemed to be creditworthy by Fleet, Oechsle and/or UOBGC. No Fund will enter into repurchase agreements with Fleet, Oechsle or UOBGC or any of their affiliates. Unless a repurchase agreement has a remaining maturity of seven days or less or may be terminated on demand upon notice of seven days or less, the repurchase agreement will be considered an illiquid security and will be subject to each Fund's 15% limit on illiquid securities described below under "Investment Limitations."

      The seller under a repurchase agreement will be required to maintain the value of the securities which are subject to the agreement and held by a Fund at not less than the agreed upon repurchase price. If the seller defaulted on its repurchase obligation, the Fund holding such obligation would suffer a loss to the extent that the proceeds from a sale of the underlying securities (including accrued interest) were less than the repurchase price (including accrued interest) under the agreement. In the event that such a defaulting seller filed for bankruptcy or became insolvent, disposition of such securities by the Fund might be delayed pending court action.

      The repurchase price under a repurchase agreement generally equals the price paid by a Fund plus interest negotiated on the basis of current short-term rates (which may be more or less than the rate on the securities underlying the repurchase agreement). Securities subject to a repurchase agreement will be held by a Fund's custodian or sub-custodian in a segregated account or in the Federal Reserve/Treasury book-entry system. Repurchase agreements are considered to be loans by a Fund under the 1940 Act.

      Each Fund (other than the Large Cap Value Fund and Large Cap Growth Fund) may also borrow funds for temporary purposes by selling portfolio securities to financial institutions such as banks and broker/dealers and agreeing to repurchase them at a mutually specified date and price ("reverse repurchase agreements"). Reverse repurchase agreements involve the risk that the market value of the securities sold by a Fund may decline below the repurchase price. The Funds would pay interest on amounts obtained pursuant to a reverse repurchase agreement. Whenever a Fund enters into a reverse repurchase agreement, it will place in a segregated custodial account liquid assets such as cash or liquid portfolio securities equal to the repurchase price (including accrued interest). The Fund will monitor the account to ensure such equivalent value is maintained. Reverse repurchase agreements are considered to be borrowings by a Fund under the 1940 Act.

SECURITIES LENDING

      Each Fund may lend its portfolio securities to financial institutions such as banks and broker/dealers in accordance with the investment limitations described below. Such loans would involve risks of delay in receiving additional collateral or in recovering the securities loaned or even loss of rights in the collateral, should the borrower of the securities fail financially. Any portfolio securities purchased with cash collateral would also be subject to possible depreciation. A Fund that loan portfolio securities would continue to accrue interest on the securities loaned and would also earn income on the loans. Any cash collateral received by the Funds would be invested in high quality, short-term "money market" instruments. Loans will generally be short-term (except in the case of the Growth and Income and Small Cap Value Funds which may loan their securities on a long-term or short-term basis or both), will be made only to borrowers deemed by Fleet, Oechsle and/or UOBGC to be of good standing and only when, in Fleet's, Oechsle's and/or UOBGC's judgment, the income to be earned from the loan justifies the attendant risks. The Funds currently intend to limit the lending of their portfolio securities so that, at any given time, securities loaned by a Fund represent not more than one-third of the value of its total assets.

INVESTMENT COMPANY SECURITIES

      Each of the Asset Allocation Fund, Equity Income Fund, Equity Value Fund, Equity Growth Fund, International Equity Fund, Pan Asia Fund, Small Cap Value Fund and Small Company Equity Fund may invest in securities issued by other investment companies which invest in high quality, short-term debt securities and which determine their net asset value per share based on the amortized cost or penny-rounding method. The International Equity Fund and Pan Asia Fund may also purchase shares of investment companies investing primarily in foreign securities, including so-called "country funds." Country funds have portfolios consisting primarily of securities of issuers located in one foreign country. The Funds may invest in other investment companies primarily for the purpose of investing their short-term cash which has not yet been invested in other portfolio instruments. However, from time to time, on a temporary basis, each of the Growth and Income Fund, Strategic Equity Fund and Small Cap Value Fund may invest exclusively in one other investment company similar to the respective Fund.

      The Growth Fund II may invest in securities issued by other investment companies and foreign investment trusts. The Fund may also invest up to 5% of its total assets in closed-end investment companies that primarily hold securities of non-U.S. issuers.

      The Large Cap Value Fund and the Large Cap Growth Fund may invest up to 10% of its total assets in securities issued by other open-end or closed-end investment companies. In addition, certain investment companies may issue securities that are considered structured securities. See "Structural Investments" below. Investment in closed-end investment companies may involve the payment of substantial premiums above the net asset value of the securities issued by such investment companies.

      Investments in other investment companies will cause a Fund (and, indirectly, the Fund's shareholders) to bear proportionately the costs incurred in connection with the investment companies' operations. Except as provided above with respect to the Growth and Income, Strategic Equity and Small Cap Value Funds, securities of other investment companies will be acquired by a Fund within the limits prescribed by the 1940 Act. Each Fund currently intends to limit its investments so that, as determined immediately after a securities purchase is made: (a) not more than 5% of the value of its total assets will be invested in the securities of any one investment company; (b) not more than 10% of the value of its total assets will be invested in the aggregate in securities of other investment companies as a group; (c) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Fund; and (d) not more than 10% of the outstanding voting stock of any one closed-end investment company will be owned in the aggregate by the Fund, other investment portfolios of Galaxy, or any other investment companies advised by Fleet, Oechsle or UOBGC.

REITS

      Each Fund, other than the Pan Asia Fund, may invest in real estate investment trusts ("REITs"). Each Fund, except the Large Cap Value Fund and Large Cap Growth Fund, will invest no more than 10% of its net assets in REITs. Equity REITs invest directly in real property while mortgage REITs invest in mortgages on real property. REITs may be subject to certain risks associated with the direct ownership of real estate, including declines in the value of real estate, risks related to general and local economic conditions, overbuilding and increased competition, increases in property taxes and operating expenses, and variations in rental income. Generally, increases in interest rates will decrease the value of high yielding securities and increase the costs of obtaining financing, which could decrease the value of a REIT's investments. In addition, equity REITs may be affected by changes in the value of the underlying property owned by the REITs, while mortgage REITs may be affected by the quality of credit extended. Equity and mortgage REITs are dependent upon management skill, are not diversified and are subject to the risks of financing projects. REITs are also subject to heavy cash flow dependency, defaults by borrowers, self liquidation and the possibility of failing to qualify for tax-free pass-through of income under the Internal Revenue Code of 1986, as amended (the "Code"), and to maintain exemption from the 1940 Act. REITs pay dividends to their shareholders based upon available funds from operations. It is quite common for these dividends to exceed a REIT's taxable earnings and profits resulting in the excess portion of such dividends being designated as a return of capital. Each Fund intends to include the gross dividends from any investments in REITs in its periodic distributions to its shareholders and, accordingly, a portion of the Fund's distributions may also be designated as a return of capital.

DERIVATIVE SECURITIES

      Each Fund, other than the Large Cap Value Fund, may from time to time, in accordance with their respective investment policies, purchase certain "derivative" securities. Derivative securities are instruments that derive their value from the performance of underlying assets, interest or currency exchange rates, or indices, and include, but are not limited to, put and call options, stock index futures and options, indexed securities and swap agreements, foreign currency exchange contracts and certain asset-backed and mortgage-backed securities.

      Derivative securities present, to varying degrees, market risk that the performance of the underlying assets, interest or exchange rates or indices will decline; credit risk that the dealer or other counterparty to the transaction will fail to pay its obligations; volatility and leveraging risk that, if interest or exchange rates change adversely, the value of the derivative security will decline more than the assets, rates or indices on which it is based; liquidity risk that a Fund will be unable to sell a derivative security when it wants to because of lack of market depth or market disruption; pricing risk that the value of a derivative security will not correlate exactly to the value of the underlying assets, rates or indices on which it is based; and operations risk that loss will occur as a result of inadequate systems and controls, human error or otherwise. Some derivative securities are more complex than others, and for those instruments that have been developed recently, data are lacking regarding their actual performance over complete market cycles.

      Fleet, Oechsle and/or UOBGC will evaluate the risks presented by the derivative securities purchased by the Funds, and will determine, in connection with their day-to-day management of the Funds, how such securities will be used in furtherance of the Funds' investment objectives. It is possible, however, that Fleet's, Oechsle's and/or UOBGC's evaluations will prove to be inaccurate or incomplete and, even when accurate and complete, it is possible that the Funds will, because of the risks discussed above, incur loss as a result of their investments in derivative securities.

      OPTIONS -- GROWTH FUND II AND LARGE CAP GROWTH FUND. Each of the Growth Fund II and Large Cap Growth Fund may write covered call options from time to time on its assets as determined by Fleet to be appropriate in seeking to achieve its investment objective, provided that the aggregate value of such options may not exceed 10% of its net assets as of the time the

Fund enters into such options. Each Fund may write covered call options, for hedging purposes and in order to generate additional income.

      The purchaser of a call option has the right to buy, and the writer (in this case a Fund) of a call option has the obligation to sell, an underlying security at a specified exercise price during a specified option period. The advantage to a Fund of writing covered calls is that the Fund receives a premium for writing the call, which is additional income. However, if the security rises in value and the call is exercised, a Fund may not participate fully in the market appreciation of the security.

      During the option period, a covered call option writer may be assigned an exercise notice by the broker/dealer through whom such call option was sold, requiring the writer to deliver the underlying security against payment of the exercise price. This obligation is terminated upon the expiration of the option period or at such earlier time at which the writer effects a closing purchase transaction.

      A closing purchase transaction is one in which a Fund, when obligated as a writer of an option, terminates its obligation by purchasing an option of the same series as the option previously written. A closing purchase transaction cannot be effected with respect to an option once a Fund writing the option has received an exercise notice for such option. Closing purchase transactions will ordinarily be effected to realize a profit on an outstanding call option, to prevent an underlying security from being called, to permit the sale of the underlying security or to enable a Fund to write another call option on the underlying security with either a different exercise price or different expiration date or both. A Fund may realize a net gain or loss from a closing purchase transaction depending upon whether the net amount of the original premium received on the call option is more or less than the cost of effecting the closing purchase transaction. Any loss incurred in a closing purchase transaction may be partially or entirely offset by the premium received from a sale of a different call option on the same underlying security. Such a loss may also be wholly or partially offset by unrealized appreciation in the market value of the underlying security. Conversely, a gain resulting from a closing purchase transaction could be offset in whole or in part by a decline in the market value of the underlying security.

      If a call option expires unexercised, a Fund will realize a short-term capital gain in the amount of the premium on the option, less the commission paid, even though, in economic terms, such gain may be offset by depreciation in the market value of the underlying security during the option period. If a call option is exercised, a Fund will realize a gain or loss from the sale of the underlying security equal to the difference between (a) the Fund's tax basis in the underlying security and (b) the proceeds of the sale of the security, plus the amount of the premium on the option, less the commission paid.

      The market value of a call option generally reflects the market price of the underlying security. Other principal factors affecting market value include supply and demand, interest rates, the price volatility of the underlying security and the time remaining until the expiration date.

      Each Fund will write call options only on a covered basis, which means that the Fund will own the underlying security subject to a call option at all times during the option period. Unless a closing purchase transaction is effected, a Fund would be required to continue to hold a security which it might otherwise wish to sell, or deliver a security it would want to hold. Options written by a Fund will normally have expiration dates between one and nine months from the date written. The exercise price of a call option may be below, equal to or above the current market value of the underlying security at the time the option is written.

      Each Fund may also purchase put and call options. Put options are purchased to hedge against a decline in the value of securities held in a Fund's portfolio. If such a decline occurs, the put options will permit a Fund to sell the securities underlying such options at the exercise price, or to close out the options at a profit. The premium paid for a put or a call option plus any transaction costs will reduce the benefit, if any, realized by a Fund upon exercise of the option, and, unless the price of the underlying security rises or declines sufficiently, the option may expire worthless to the Fund. In addition, in the event that the price of the security in connection with which an option was purchased moves in a direction favorable to a Fund, the benefits realized by the Fund as a result of such favorable movement will be reduced by the amount of the premium paid for the option and related transaction costs.

      PUT AND CALL OPTIONS -- ASSET ALLOCATION FUND, EQUITY INCOME FUND, EQUITY GROWTH FUND AND SMALL COMPANY EQUITY FUND. The Asset Allocation, Equity Income, Equity Growth and Small Company Equity Funds may purchase put options and call options on securities and securities indices. A put option gives the buyer the right to sell, and the writer the obligation to buy, the underlying security at the stated exercise price at any time prior to the expiration of the option. A call option gives the buyer the right to buy the underlying security at the stated exercise price at any time prior to the expiration of the option. Options involving securities indices provide the holder with the right to make or receive a cash settlement upon exercise of the option based on movements in the relevant index. Such options must be listed on a national securities exchange and issued by the Options Clearing Corporation. Such options may relate to particular securities or to various stock indexes, except that a Fund may not write covered call options on an index. A Fund may not purchase options unless immediately after any such transaction the aggregate amount of premiums paid for put or call options does not exceed 5% of its total assets. Purchasing options is a specialized investment technique that may entail the risk of a complete loss of the amounts paid as premiums to the writer of the option.

      In order to close out put or call option positions, a Fund will be required to enter into a "closing purchase transaction" -- the purchase of a put or call option (depending upon the position being closed out) on the same security with the same exercise price and expiration date as the option that it previously wrote. When a portfolio security subject to a call option is sold, a Fund will effect a closing purchase transaction to close out any existing call option on that security. If a Fund is unable to effect a closing purchase transaction, it will not be able to sell the underlying security until the option expires or a Fund delivers the underlying security upon exercise.

      In contrast to an option on a particular security, an option on an index provides the holder with the right to make or receive a cash settlement upon exercise of the option. The amount of this settlement will be equal to the difference between the closing price of the index at the time of exercise and the exercise price of the option expressed in dollars, times a specified multiple.

      When a Fund purchases a put or call option, the premium paid by it is recorded as an asset of the Fund. The amount of this asset will be subsequently marked-to-market to reflect the current value of the option purchased. The current value of the traded option is the last sale price or, in the absence of a sale, the average of the closing bid and asked prices. If an option purchased by a Fund expires unexercised, the Fund realizes a loss equal to the premium paid. If a Fund enters into a closing sale transaction on an option purchased by it, the Fund will realize a gain if the premium received by the Fund on the closing transaction is more than the premium paid to purchase the option, or a loss if it is less.

      There are several risks associated with transactions in options on securities. For example, there are significant differences between the securities and options markets which could result in an imperfect correlation between the markets, causing a given transaction not to achieve its objectives. In addition, a liquid secondary market for particular options, whether traded over-the-counter or on a national securities exchange may be absent for reasons which include the following: there may be insufficient trading interest in certain options; restrictions may be imposed by an exchange on opening transactions, closing transactions or both; trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options or underlying securities; unusual or unforeseen circumstances may interrupt normal operations on an exchange; the facilities of an exchange or the Options Clearing Corporation may not at all times be adequate to handle current trading volume; or one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options that had been issued by the Options Clearing Corporation as a result of trades on that exchange would continue to be exercisable in accordance with their terms. A Fund will likely be unable to control losses by closing its position where a liquid secondary market does not exist. Moreover, regardless of how much the market price of the underlying security increases or decreases, the option buyer's risk is limited to the amount of the original investment for the purchase of the option. However, options may be more volatile than their underlying securities, and therefore, on a percentage basis, an investment in options may be subject to greater fluctuation than an investment in the underlying securities.

      A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.

      COVERED CALL OPTIONS -- ASSET ALLOCATION FUND, EQUITY INCOME FUND, EQUITY VALUE FUND, EQUITY GROWTH FUND, INTERNATIONAL EQUITY FUND AND SMALL COMPANY EQUITY FUND. To further increase return on their portfolio securities, in accordance with their respective investment objectives and policies, the Asset Allocation, Equity Income, Equity Value, Equity Growth,

International Equity and Small Company Equity Funds may engage in writing covered call options (options on securities owned by a Fund) and may enter into closing purchase transactions with respect to such options. Such options must be listed on a national securities exchange and issued by the Options Clearing Corporation. The aggregate value of the securities subject to options written by the Funds may not exceed 25% of the value of their respective net assets. By writing a covered call option, a Fund forgoes the opportunity to profit from an increase in the market price of the underlying security above the exercise price, except insofar as the premium represents such a profit. A Fund will not be able to sell the underlying security until the option expires or is exercised or the Fund effects a closing purchase transaction by purchasing an option of the same series. Such options will normally be written on underlying securities as to which Fleet and/or Oechsle does not anticipate significant short-term capital appreciation.

      The Funds may write listed covered call options. A listed call option gives the purchaser of the option the right to buy from a clearing corporation, and obligates the writer to sell to the clearing corporation, the underlying security at the stated exercise price at any time prior to the expiration of the option, regardless of the market price of the security. The premium paid to the writer is consideration for undertaking the obligations under the option contract. If an option expires unexercised, the writer realizes a gain in the amount of the premium. Such a gain may be offset by a decline in the market price of the underlying security during the option period.

      A Fund may terminate its obligation to sell prior to the expiration date of the option by executing a closing purchase transaction, which is effected by purchasing on an exchange an option of the same series (i.e., same underlying security, exercise price and expiration date) as the option previously written. Such a purchase does not result in the ownership of an option. A closing purchase transaction will ordinarily be effected to realize a profit on an outstanding call option, to prevent an underlying security from being called, to permit the sale of the underlying security or to permit the writing of a new call option containing different terms on such underlying security. The cost of such a liquidating purchase plus transaction costs may be greater than the premium received upon the original option, in which event the writer will have incurred a loss in the transaction. An option position may be closed out only on an exchange that provides a secondary market for an option of the same series. There is no assurance that a liquid secondary market on an exchange will exist for any particular option. A covered option writer, unable to effect a closing purchase transaction, will not be able to sell the underlying security until the option expires or the underlying security is delivered upon exercise. The writer in such circumstances will be subject to the risk of market decline of the underlying security during such period. A Fund will write an option on a particular security only if Fleet and/or Oechsle believes that a liquid secondary market will exist on an exchange for options of the same series, which will permit the Fund to make a closing purchase transaction in order to close out its position.

      When a Fund writes an option, an amount equal to the net premium (the premium less the commission) received by the Fund is included as a deferred credit in the liability section of the Fund's statement of assets and liabilities. The amount of the deferred credit will be subsequently marked-to-market to reflect the current value of the option written. The current value of the traded option is the last sale price or, in the absence of a sale price, the average of the closing bid and asked prices. If an option expires on the stipulated expiration date or if a Fund enters into a closing purchase transaction, it will realize a gain (or loss if the cost of a closing purchase transaction exceeds the net premium received when the option is sold), and the deferred credit related to such option will be eliminated. If an option is exercised, the Fund may deliver the underlying security from its portfolio and purchase the underlying security in the open market. In either event, the proceeds of the sale will be increased by the net premium originally received, and the Fund will realize a gain or loss. Premiums from expired call options written by a Fund and net gains from closing purchase transactions are treated as short-term capital gains for federal income tax purposes, and losses on closing purchase transactions are treated as short-term capital losses.

      WRITING COVERED OPTIONS -- PAN ASIA FUND. The Pan Asia Fund may write
(sell) covered call and put options on any securities in which it may invest. A call option written by the Fund obligates it to sell specified securities to the holder of the option at a specified price if the option is exercised at any time before the expiration date. All call options written by the Fund are covered, which means that the Fund will own the securities subject to the option as long as the option is outstanding or the Fund will use the other methods described below. The Fund's purpose in writing covered call options is to realize greater income than would be realized on portfolio securities transactions alone. However, the Fund may forego the opportunity to profit from an increase in the market price of the underlying security.

      A put option written by the Fund would obligate the Fund to purchase specified securities from the option holder at a specified price if the option is exercised at any time before the expiration date. All put options written by the Fund would be covered, which means that the Fund will segregate cash or liquid assets with a value at least equal to the exercise price of the put option or will use the other methods described below. The purpose of writing such options is to generate additional income for the Fund. However, in return for the option premium, the Fund accepts the risk that it may be required to purchase the underlying securities at a price in excess of the securities' market value at the time of purchase.

      Call and put options written by the Fund will also be considered to be covered to the extent that the Fund's liabilities under such options are wholly or partially offset by its rights under call and put options purchased by the Fund or by an offsetting forward contract which, by virtue of its exercise price or otherwise, reduces a Fund's net exposure on its written option position.

      The Fund may also write (sell) covered call and put options on any securities index consisting of securities in which it may invest. Options on securities indices are similar to options on securities, except that the exercise of securities index options requires cash payments and does not involve the actual purchase or sale of securities. In addition, securities index options are designed to reflect price fluctuations in a group of securities or segment of the securities market rather than price fluctuations in a single security.

      The Fund may cover call options on a securities index by owning securities whose price changes are expected to be similar to those of the underlying index, or by having an absolute and immediate right to acquire such securities without additional cash consideration (or for additional cash consideration which has been segregated by the Fund) upon conversion or exchange of other securities in its portfolio. The Fund may cover call and put options on a securities index by segregating cash or liquid assets with a value equal to the exercise price.

      The Fund may terminate its obligations under an exchange traded call or put option by purchasing an option identical to the one it has written. Obligations under over-the-counter options may be terminated only by entering into an offsetting transaction with the counterparty to such option. Such purchases are referred to as "closing purchase transactions."

      PURCHASING OPTIONS -- PAN ASIA FUND. The Pan Asia Fund may purchase put and call options on any securities in which it may invest or options on any securities index composed of securities in which it may invest. The Fund would also be able to enter into closing sale transactions in order to realize gains or minimize losses on options it had purchased.

      The Fund may purchase call options in anticipation of an increase in the market value of securities of the type in which it may invest. The purchase of a call option would entitle the Fund, in return for the premium paid, to purchase specified securities at a specified price during the option period. The Fund would ordinarily realize a gain if, during the option period, the value of such securities exceeded the sum of the exercise price, the premium paid and transaction costs; otherwise the Fund would realize either no gain or a loss on the purchase of the call option.

      The Fund may purchase put options in anticipation of a decline in the market value of securities in its portfolio ("protective puts") or in securities in which it may invest. The purchase of a put option would entitle the Fund, in exchange for the premium paid, to sell specified securities at a specified price during the option period. The purchase of protective puts is designed to offset or hedge against a decline in the market value of the Fund's securities. Put options may also be purchased by the Fund for the purpose of affirmatively benefiting from a decline in the price of securities which it does not own. The Fund would ordinarily realize a gain if, during the option period, the value of the underlying securities decreased below the exercise price sufficiently to more than cover the premium and transaction costs; otherwise the Fund would realize either no gain or a loss on the purchase of the put option. Gains and losses on the purchase of protective put options would tend to be offset by countervailing changes in the value of the underlying portfolio securities.

      The Fund would purchase put and call options on securities indices for the same purposes as it would purchase options on individual securities. For a description of options on securities indices, see "Writing Covered Options" above.

      RISKS ASSOCIATED WITH OPTIONS TRANSACTIONS -- PAN ASIA FUND. There is no assurance that a liquid secondary market on an options exchange will exist for any particular exchange-traded option or at any particular time. If the Pan Asia Fund is unable to effect a closing purchase transaction with respect to covered options it has written, the Fund will not be able to sell the underlying securities or dispose of segregated assets until the options expire or are exercised. Similarly, if the Fund is unable to effect a closing sale transaction with respect to options it has purchased, it will have to exercise the options in order to realize any profit and will incur transaction costs upon the purchase or sale of underlying securities.

      Reasons for the absence of a liquid secondary market on an exchange include the following: (i) there may be insufficient trading interest in certain options; (ii) restrictions may be imposed by an exchange on opening or closing transactions or both; (iii) trading halts, suspensions or other restrictions may be imposed with respect to particular classes or series of options; (iv) unusual or unforeseen circumstances may interrupt normal operations on an exchange; (v) the facilities of an exchange or the Options Clearing Corporation may not at all times be adequate to handle current trading volume; or (vi) one or more exchanges could, for economic or other reasons, decide or be compelled at some future date to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options on that exchange that had been issued by the Options Clearing Corporation as a result of trades on that exchange would continue to be exercisable in accordance with their terms.

      The Fund may purchase and sell both options that are traded on U.S. and foreign exchanges and options traded over-the-counter with broker-dealers who make markets in these options. The ability to terminate over-the-counter options is more limited than with exchange-traded options and may involve the risk that broker-dealers participating in such transactions will not fulfill their obligations.

      Transactions by the Fund in options on securities and indices will be subject to limitations established by each of the exchanges, boards of trade or other trading facilities governing the maximum number of options in each class which may be written or purchased by a single investor or group of investors acting in concert. Thus, the number of options which the Fund may write or purchase may be affected by options written or purchased by other investment advisory clients of Fleet and/or UOBGC. An exchange, board of trade or other trading facility may order the liquidation of positions found to be in excess of these limits, and it may impose certain other sanctions.

      The writing and purchase of options is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. The use of options to seek to increase total return involves the risk of loss if Fleet and/or UOBGC is incorrect in its expectation of fluctuations in securities prices or interest rates. The successful use of options for hedging purposes also depends in part on the ability of Fleet and/or UOBGC to manage future price fluctuations and the degree of correlation between the options and securities markets. If Fleet and/or UOBGC is incorrect in its expectation of changes in securities prices or determination of the correlation between the securities indices on which options are written and purchased and the securities in the Fund's investment portfolio, the investment performance of the Fund will be less favorable than it would have been in the absence of such options transactions. The writing of options could increase the Fund's portfolio turnover rate and, therefore, associated brokerage commissions or spreads.

      OPTIONS ON STOCK INDICES -- GROWTH FUND II AND LARGE CAP GROWTH FUND. The Growth Fund II and Large Cap Growth Fund may engage in transactions involving options on stock indices. A stock index assigns relative values to the common stocks included in the index, and the index fluctuates with changes in the market values of the underlying common stocks. The Growth Fund II will not engage in transactions in options on stock indices for speculative purposes but only to protect appreciation attained, to offset capital losses and to take advantage of the liquidity available in the option markets. The aggregate premium paid on all options on stock indices will not exceed 5% of the total assets of the Growth Fund II.

      Options on stock indices are similar to options on stocks but have different delivery requirements. Stock options provide the right to take or make delivery of the underlying stock at a specified price. A stock index option gives the holder the right to receive a cash "exercise settlement amount" equal to (i) the amount by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of exercise, multiplied by (ii) a fixed "index multiplier." Receipt of this cash amount will depend upon the closing level of the stock index upon which the option is based being greater than (in the case of a call) or less than (in the case of a put) the exercise price of the option. The amount of cash received will be equal to such difference between the closing price of the index and exercise price of the option expressed in dollars times a specified multiple. The writer of the option is obligated, in return for the option premium received, to make delivery of this amount. Gain or loss to a Fund on transactions in stock index options will depend on price movements in the stock market generally (or in a particular industry or segment of the market) rather than price movements of individual securities.

      As with stock options, a Fund may offset its position in stock index options prior to expiration by entering into a closing transaction on an exchange or it may let the option expire unexercised.

      A stock index fluctuates with changes in the market values of the stock included in the index. Some stock index options are based on a broad market index such as the Standard & Poor's 500 Index or the New York Stock Exchange Composite Index, or a narrower market index such as the Standard & Poor's 100 Index. Indices are also based on an industry or market segment such as the AMEX Oil and Gas Index or the Computer and Business Equipment Index. Options on stock indices are currently traded on the following exchanges, among others: the Chicago Board Options Exchange, the New York Stock Exchange and the American Stock Exchange.

      A Fund's ability to hedge effectively all or a portion of its securities through transactions in options on stock indices depends on the degree to which price movements in the underlying index correlate with price movements in the securities held by the Fund. Since a Fund will not duplicate all of the components of an index, the correlation will not be exact. Consequently, a Fund bears the risk that the prices of the securities being hedged will not move in the same amount as the hedging instrument. It is also possible that there may be a negative correlation between the index or other securities underlying the hedging instrument and the hedged securities which would result in a loss on both such securities and the hedging instrument.

      Positions in stock index options may be closed out only on an exchange which provides a secondary market. There can be no assurance that a liquid secondary market will exist for any particular stock index option. Thus, it may not be possible to close such an option. The inability to close options positions could have an adverse impact on a Fund's ability to effectively hedge its securities. The Funds will enter into an option position only if there appears to Fleet, at the time of investment, to be a liquid secondary market for such options.

      OPTIONS ON FOREIGN STOCK INDEXES -- INTERNATIONAL EQUITY FUND AND PAN ASIA FUND. The International Equity Fund and Pan Asia Fund may, for the purpose of hedging its portfolio, subject to applicable securities regulations purchase and write put and call options on foreign stock indexes listed on foreign and domestic stock exchanges. A stock index fluctuates with changes in the market values of the stocks included in the index. Examples of foreign stock indexes are the Canadian Market Portfolio Index (Montreal Stock Exchange), The Financial Times -- Stock Exchange 100 (London Stock Exchange) and the Toronto Stock Exchange Composite 300 (Toronto Stock Exchange).

      Options on stock indexes are generally similar to options on stock except that the delivery requirements are different. Instead of giving the right to take or make delivery of stock at a specified price, an option on a stock index gives the holder the right to receive a cash "exercise settlement amount" equal to (a) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of exercise, multiplied by (b) a fixed "index multiplier." Receipt of this cash amount will depend upon the closing level of the stock index upon which the option is based being greater than, in the case of a call, or less than, in the case of a put, the exercise price of the option. The writer of the option is obligated, in return for the premium received, to make delivery of this amount. The writer may offset its position in stock index options prior to expiration by entering into a closing transaction on an exchange or the option may expire unexercised.

      The effectiveness of purchasing or writing stock index options as a hedging technique will depend upon the extent to which price movements in the portion of the securities portfolio of the International Equity and Pan Asia Funds correlate with price movements of the stock index selected. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether the Fund realizes a gain or loss from the purchase or writing of options on an index is dependent upon movements in the level of stock prices in the stock market generally or, in the case of certain indexes, in an industry or market segment, rather than movements in the price of a particular stock. Accordingly, successful use by the Fund of options on stock indexes will be subject to Fleet's, Oechsle's and/or UOBGC's ability to predict correctly movements in the direction of the stock market generally or of a particular industry. This requires different skills and techniques than predicting changes in the price of individual stocks. There can be no assurance that such judgment will be accurate or that the use of these portfolio strategies will be successful. The Fund will engage in stock index options transactions that are determined to be consistent with its efforts to control risk.

      When the Fund writes an option on a stock index, the Fund will establish a segregated account with its custodian or with a foreign sub-custodian in which the Fund will deposit cash or other liquid assets in an amount equal to the market value of the option, and will maintain the account while the option is open.

      OPTIONS AND FUTURES CONTRACTS -- GROWTH AND INCOME FUND, STRATEGIC EQUITY FUND AND SMALL CAP VALUE FUND. The Growth and Income, Strategic Equity and Small Cap Value Funds may buy and sell options and futures contracts to manage their exposure to changing interest rates, security prices and currency exchange rates. The Funds may invest in options and futures based on any type of security, index, or currency, including options and futures based on foreign exchanges (see "Options on Foreign Stock Indexes -- International Equity Fund" above) and options not traded on exchanges. Some options and futures strategies, including selling futures, buying puts, and writing calls, tend to hedge a Fund's investments against price fluctuations. Other strategies, including buying futures, writing puts, and buying calls, tend to increase market exposure. Options and futures may be combined with each other or with forward contracts in order to adjust the risk and return characteristics of the overall strategy.

      Options and futures can be volatile investments, and involve certain risks. If Fleet applies a hedge at an inappropriate time or judges market conditions incorrectly, options and futures may lower a Fund's individual return. A Fund could also experience losses if the prices of its options and futures positions were poorly correlated with its other investments, or if it could not close out its positions because of an illiquid secondary market.

      The Funds will not hedge more than 20% of their respective total assets by selling futures, buying puts, and writing calls under normal conditions. The Funds will not buy futures or write puts whose underlying value exceeds 20% of their respective total assets, and will not buy calls with a value exceeding 5% of their respective total assets.

      STOCK INDEX FUTURES, SWAP AGREEMENTS, INDEXED SECURITIES AND OPTIONS -- GROWTH AND INCOME FUND, STRATEGIC EQUITY FUND AND SMALL CAP VALUE FUNDS. The Growth and Income, Strategic Equity and Small Cap Value Funds may utilize stock index futures contracts, options, swap agreements, indexed securities, and options on futures contracts for the purposes of managing cash flows into and out of their respective portfolios and potentially reducing transaction costs, subject to the limitation that the value of these futures contracts, swap agreements, indexed securities, and options will not exceed 20% of the Funds' respective total assets. The Funds will not purchase options to the extent that more than 5% of the value of their respective total assets would be invested in premiums on open put option positions. In addition, the Funds do not intend to invest more than 5% of the market value of their respective total assets in each of the following: futures contracts, swap agreements, and indexed securities. When a Fund enters into a swap agreement, liquid assets of the Fund equal to the value of the swap agreement will be segregated by that Fund. The Funds may not use stock index futures contracts and options for speculative purposes.

      There are several risks accompanying the utilization of futures contracts. Positions in futures contracts may be closed only on an exchange or board of trade that furnishes a secondary market for such contracts. While the Funds plan to utilize futures contracts only if there exists an active market for such contracts, there is no guarantee that a liquid market will exist for the contracts at a specified time. Furthermore, because by definition, futures contracts look to projected price levels in the future and not to current levels of valuation, market circumstances may result in there being a discrepancy between the price of the stock index future and the movement in the corresponding stock index. The absence of a perfect price correlation between the futures contract and its underlying stock index could stem from investors choosing to close futures contracts by offsetting transactions, rather than satisfying additional margin requirements. This could result in a distortion of the relationship between the index and the futures market. In addition, because the futures market imposes less burdensome margin requirements than the securities market, an increased amount of participation by speculators in the futures market could result in price fluctuations.

      As a means of reducing fluctuations in the net asset value of shares of the Funds, the Funds may attempt to hedge all or a portion of their respective portfolios through the purchase of listed put options on stocks, stock indices and stock index futures contracts. These options will be used as a form of forward pricing to protect portfolio securities against decreases in value resulting from market factors, such as an anticipated increase in interest rates. A purchased put option gives a Fund, in return for a premium, the right to sell the underlying security to the writer (seller) at a specified price during the term of the option. Put options on stock indices are similar to put options on stocks except for the delivery requirements. Instead of giving a Fund the right to make delivery of stock at a specified price, a put option on a stock index gives the Fund, as holder, the right to receive an amount of cash upon exercise of the option.

      The Funds may also write covered call options. As the writer of a call option, a Fund has the obligation upon exercise of the option during the option period to deliver the underlying security upon payment of the exercise price.

      The Funds may only: (1) buy listed put options on stock indices and stock index futures contracts; (2) buy listed put options on securities held in their respective portfolios; and (3) sell listed call options either on securities held in their respective portfolios or on securities which they have the right to obtain without payment of further consideration (or have segregated cash in the amount of any such additional consideration). A Fund will maintain its positions in securities, option rights, and segregated cash subject to puts and calls until the options are exercised, closed or expired. A Fund may also enter into stock index futures contracts. A stock index futures contract is a bilateral agreement which obligates the seller to deliver (and the purchaser to take delivery of) an amount of cash equal to a specific dollar amount times the difference between the value of a specific stock index at the close of trading of the contract and the price at which the agreement is originally made. There is no physical delivery of the stocks constituting the index, and no price is paid upon entering into a futures contract.

      In general, option contracts are closed out prior to their expiration. A Fund, when purchasing or selling a futures contract, will initially be required to deposit in a segregated account in the broker's name with the Fund's custodian an amount of cash or liquid portfolio securities approximately equal to 5% - 10% of the contract value. This amount is known as

"initial margin," and it is subject to change by the exchange or board of trade on which the contract is traded. Subsequent payments to and from the broker are made on a daily basis as the price of the index or the securities underlying the futures contract fluctuates. These payments are known as "variation margins," and the fluctuation in value of the long and short positions in the futures contract is a process referred to as "marking to market." A Fund may decide to close its position on a contract at any time prior to the contract's expiration. This is accomplished by the Fund taking an opposite position at the then prevailing price, thereby terminating its existing position in the contract. Because the initial margin resembles a performance bond or good-faith deposit on the contract, it is returned to the Fund upon the termination of the contract, assuming that all contractual obligations have been satisfied. Therefore, the margin utilized in futures contracts is readily distinguishable from the margin employed in security transactions, since the margin employed in futures contracts does not involve the borrowing of funds to finance the transaction.

      None of the Growth and Income, Strategic Equity or Small Cap Value Funds will enter into futures contracts if, immediately thereafter, the sum of its initial margin deposits on open contracts exceed 5% of the market value of its total assets. Further, a Fund will enter into stock index futures contracts only for bona fide hedging purposes or such other purposes permitted under Part 4 of the regulations promulgated by the Commodity Futures Trading Commission. Also, a Fund may not enter into stock index futures contracts and options to the extent that the value of such contracts would exceed 20% of the Fund's total net assets and may not purchase put options to the extent that more than 5% of the value of the Fund's total assets would be invested in premiums on open put option positions.

      The Growth and Income, Strategic Equity and Small Cap Value Funds may invest in indexed securities whose value is linked to foreign currencies, interest rates, commodities, indices or other financial indicators. Most indexed securities are short- to intermediate-term fixed income securities whose values at maturity or interest rates rise or fall according to the change in one or more specified underlying instruments. Indexed securities may be positively or negatively indexed (i.e., their value may increase or decrease if the underlying instrument appreciates), and may have return characteristics similar to direct investments in the underlying instrument or to one or more options on the underlying instrument. Indexed securities may be more volatile than the underlying instrument itself.

      As one way of managing their exposure to different types of investments, the Growth and Income, Strategic Equity and Small Cap Value Funds may enter into interest rate swaps, currency swaps, and other types of swap agreements such as caps, collars, and floors. In a typical interest rate swap, one party agrees to make regular payments equal to a floating interest rate times a "notional principal amount," in return for payments equal to a fixed rate times the same amount, for a specified period of time. If a swap agreement provides for payments in different currencies, the parties might agree to exchange notional principal amount as well. Swaps may also depend on other prices or rates, such as the value of an index or mortgage prepayment rates.

      In a typical cap or floor agreement, one party agrees to make payments only under specified circumstances, usually in return for payment of a fee by the other party. For example, the buyer of an interest rate cap obtains the right to receive payments to the extent that a specified interest rate exceeds an agreed upon level, while the seller of an interest rate floor is obligated to make payments to the extent that a specified interest rate falls below an agreed upon level. An interest rate collar combines elements of buying a cap and selling a floor.

      Swap agreements will tend to shift a Fund's investment exposure from one type of investment to another. For example, if a Fund agreed to exchange payments in dollars for payments in foreign currency, the swap agreement would tend to decrease the Fund's exposure to U.S. interest rates and increase its exposure to foreign currency and interest rates. Caps and floors have an effect similar to buying or writing options. Depending on how they are used, swap agreements may increase or decrease the overall volatility of a Fund's investments and its share price and yield.

      Swap agreements are sophisticated hedging instruments that typically involve a small investment of cash relative to the magnitude of risks assumed. As a result, swaps can be highly volatile and may have a considerable impact on the Funds' performance. Swap agreements are subject to risks related to the counterparty's ability to perform, and may decline in value if the counterparty's creditworthiness deteriorates. The Funds may also suffer losses if they are unable to terminate outstanding swap agreements or reduce their exposure through offsetting transactions.

      FUTURES CONTRACT -- GROWTH FUND II, PAN ASIA FUND AND LARGE CAP GROWTH FUND. Subject to applicable laws, (i) the Growth Fund II and Pan Asia Fund may enter into bond and interest rate futures contracts and (ii) the Large Cap Growth Fund may enter into futures contracts for the purchase or sale of securities, including index contracts. The Funds intend to use futures contracts only for bona fide hedging purposes. Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a specified security at a specified future time and at a specified price. A "sale" of a futures contract entails a contractual obligation to deliver the underlying securities called for by the contract, and a "purchase" of a futures contract entails a contractual obligation to acquire such securities, in each case in accordance with the terms of the contract. Futures contracts must be executed through a futures commission merchant, or brokerage firm, which is a member of an appropriate exchange designated as a "contract market" by the Commodity Futures Trading Commission ("CFTC").

      When a Fund purchases or sells a futures contract, Galaxy must allocate assets of that Fund as an initial deposit on the contract. The initial deposit may be as low as approximately 5% or less of the value of the contract. The futures contract is marked to market daily thereafter and the Fund may be required to pay or entitled to receive additional "variation margin," based on a decrease or increase in the value of the futures contract. The Large Cap Growth Fund may enter into futures contracts and options thereon to the extent that not more than 5% of the Fund's assets are required as futures contract margin deposits and premiums on options and may engage in futures contracts to the extent that obligations relating to such futures contracts represent not more than 20% of the Fund's total assets.

      Futures contracts call for the actual delivery or acquisition of securities, or in the case of futures contracts based on indices, the making or acceptance of a cash settlement at a specified future time; however, the contractual obligation is usually fulfilled before the date specified in the contract by closing out the futures contract position through the purchase or sale, on a commodities exchange, of an identical futures contract. Positions in futures contracts may be closed out only if a liquid secondary market for such contract is available, and there can be no assurance that such a liquid secondary market will exist for any particular futures contract.

      A Fund's ability to hedge effectively through transactions in futures contracts depends on, among other factors, Fleet's or UOBGC's judgment as to the expected price movements in the securities underlying the futures contracts. In addition, it is possible in some circumstances that a Fund would have to sell securities from its portfolio to meet "variation margin" requirements at a time when it may be disadvantageous to do so.

      OPTIONS ON FUTURES CONTRACTS -- GROWTH FUND II AND LARGE CAP GROWTH FUND. The Growth Fund II and Large Cap Growth Fund may, subject to any applicable laws, purchase and write options on futures contracts. The Growth Fund II may do so for hedging purposes only. The holder of a call option on a futures contract has the right to purchase the futures contract, and the holder of a put option on a futures contract has the right to sell the futures contract, in either case at a fixed exercise price up to a stated expiration date or, in the case of certain options, on a stated date. Options on futures contracts, like futures contracts, are traded on contract markets.

      The writing of a call option on a futures contract constitutes a partial hedge against declining prices of the securities deliverable on exercise of the futures contract. A Fund will receive an option premium when it writes the call, and, if the price of the futures contracts at expiration of the option is below the option exercise price, the Fund will retain the full amount of this option premium, which provides a partial hedge against any decline that may have occurred in the Fund's portfolio holdings. Similarly, the writing of a put option on a futures contract constitutes a partial hedge against increasing prices of the securities deliverable upon exercise of the futures contract. If a Fund writes an option on a futures contract and that option is exercised, a Fund may incur a loss, which loss will be reduced by the amount of the option premium received, less related transaction costs. A Fund's ability to hedge effectively through transactions in options on futures contracts depends on, among other factors, the degree of correlation between changes in the value of securities held by the Fund and changes in the value of its futures positions. This correlation cannot be expected to be exact, and the Fund bears a risk that the value of the futures contract being hedged will not move in the same amount, or even in the same direction, as the hedging instrument. Thus it may be possible for a Fund to incur a loss on both the hedging instrument and the futures contract being hedged.

      The ability of a Fund to engage in options and futures strategies depends also upon the availability of a liquid market for such instruments; there can be no assurance that such a liquid market will exist for such instruments.

      FOREIGN CURRENCY EXCHANGE TRANSACTIONS -- ALL FUNDS (OTHER THAN LARGE CAP VALUE FUND AND LARGE CAP GROWTH FUND). Because each Fund (other than the Large Cap Value Fund and Large Cap Growth Fund) may buy and sell securities denominated in currencies other than the U.S. dollar, and may receive interest, dividends and sale proceeds in currencies other than the U.S. dollar, the Funds from time to time may enter into foreign currency exchange transactions to convert the U.S. dollar to foreign currencies, to convert foreign currencies to the U.S. dollar and to convert foreign currencies to other foreign currencies. A Fund either enters into these transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or uses forward contracts to purchase or sell foreign currencies. Forward foreign currency exchange contracts are agreements to exchange one currency for another -- for example, to exchange a certain amount of U.S. dollars for a certain amount of Japanese yen -- at a future date, which may be any fixed number of days from the date of the contract, and at a specified price. Typically, the other party to a currency exchange contract will be a commercial bank or other financial institution. A forward foreign currency exchange contract generally has no deposit requirement and is traded at a net price without commission. Neither spot transactions nor forward foreign currency exchange contracts eliminate fluctuations in the price of a Fund's portfolio securities or in foreign exchange rates, or prevent loss if the prices of these securities should decline.

      Forward foreign currency exchange contracts also allow a Fund to hedge the currency risk of portfolio securities denominated in a foreign currency. This technique permits the assessment of the merits of a security to be considered separately from the currency risk. By separating the asset and the currency decision, it is possible to focus on the opportunities presented by the security apart from the currency risk. Although forward foreign currency exchange contracts are of short duration, generally between one and twelve months, such contracts are rolled over in a manner consistent with a more long-term currency decision. Because there is a risk of loss to a Fund if the other party does not complete the transaction, forward foreign currency exchange contracts will be entered into only with parties approved by Galaxy's Board of Trustees.

      A Fund may maintain "short" positions in forward foreign currency exchange transactions, which would involve the Fund's agreeing to exchange currency that it currently does not own for another currency -- for example, to exchange an amount of Japanese yen that it does not own for a certain amount of U.S. dollars -- at a future date and at a specified price in anticipation of a decline in the value of the currency sold short relative to the currency that the Fund has contracted to receive in the exchange. In order to ensure that the short position is not used to achieve leverage with respect to the Fund's investments, the Fund will establish with its custodian a segregated account consisting of cash or other liquid assets equal in value to the fluctuating market value of the currency as to which the short position is being maintained. The value of the securities in the segregated account will be adjusted at least daily to reflect changes in the market value of the short position.

      Forward foreign currency exchange contracts establish an exchange rate at a future date. These contracts are transferable in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward foreign currency exchange contract generally has no deposit requirement and is traded at a net price without commission. Neither spot transactions nor forward foreign currency exchange contracts eliminate fluctuations in the prices of a Fund's portfolio securities or in foreign exchange rates, or prevent loss if the prices of these securities should decline.

      The Funds may enter into foreign currency hedging transactions in an attempt to protect against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or changes in foreign currency exchange rates that would adversely affect a portfolio position or an anticipated portfolio position. Since consideration of the prospect for currency parities will be incorporated into a Fund's long-term investment decisions, the Funds will not routinely enter into foreign currency hedging transactions with respect to portfolio security transactions; however, it is important to have the flexibility to enter into foreign currency hedging transactions when it is determined that the transactions would be in the Fund's best interest. Although these transactions tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of the hedged currency increase. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of these securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures. The projection of currency market movements is extremely difficult, and the successful execution of a hedging strategy is highly uncertain.

      CURRENCY SWAPS -- GROWTH FUND II. The Growth Fund II may engage in currency swaps. Currency swaps involve the exchange of rights to make or receive payments in specified currencies. Currency swaps usually involve the delivery of the entire principal value of one designated currency. Therefore, the entire principal value of a currency swap is subject to the risk that the other party to the swap will default on its contractual delivery obligations. The use of currency swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If Fleet is incorrect in its forecast of market values and currency exchange rates, the investment performance of the Fund would be less favorable than it would have been if this investment technique were not used.

AMERICAN, EUROPEAN, CONTINENTAL AND GLOBAL DEPOSITARY RECEIPTS

      Each Fund may invest in ADRs, EDRs and CDRs. The Growth and Income Fund, Strategic Equity Fund, Growth Fund II, International Equity Fund, Pan Asia Fund, Small Cap Value Fund, Large Cap Value Fund and Large Cap Growth Fund may also invest in GDRs. ADRs are receipts issued in registered form by a U.S. bank or trust company evidencing ownership of underlying securities issued by a foreign issuer. EDRs, which are sometimes referred to as CDRs, are receipts issued in Europe typically by non-U.S. banks or trust companies and foreign branches of U.S. banks that evidence ownership of foreign or U.S. securities. GDRs are receipts structured similarly to EDRs and CDRs and are marketed globally. ADRs may be listed on a national securities exchange or may be traded in the over-the-counter market. EDRs and CDRs are designed for use in European exchange and over-the-counter markets. GDRs are designed for trading in non-U.S. securities markets. ADRs, EDRs, CDRs and GDRs traded in the over-the-counter market which do not have an active or substantial secondary market will be considered illiquid and therefore will be subject to the Funds' respective limitations with respect to such securities. If a Fund invests in an unsponsored ADR, EDR, CDR or GDR, there may be less information available to the Fund concerning the issuer of the securities underlying the unsponsored ADR, EDR, CDR or GDR than is available for an issuer of securities underlying a sponsored ADR, EDR, CDR or GDR. ADR prices are denominated in U.S. dollars although the underlying securities are denominated in a foreign currency. Investments in ADRs, EDRs, CDRs and GDRs involve risks similar to those accompanying direct investments in foreign securities. Certain of these risks are described above under "Special Risk Considerations -- Foreign Securities."

ASSET-BACKED SECURITIES

      The Asset Allocation Fund, Growth Fund II and Large Cap Growth Fund may purchase asset-backed securities, which represent a participation in, or are secured by and payable from, a stream of payments generated by particular assets, most often a pool of assets similar to one another. Assets generating such payments will consist of such instruments as motor vehicle installment purchase obligations, credit card receivables and home equity loans. Payment of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution unaffiliated with entities issuing the securities. The estimated life of an asset-backed security varies with the prepayment experience with respect to the underlying debt instruments. The rate of such prepayments, and hence the life of the asset-backed security, will be primarily a function of current market rates, although other economic and demographic factors will be involved.

      Asset-backed securities are generally issued as pass-through certificates, which represent undivided fractional ownership interests in an underlying pool of assets, or as debt instruments, which are also known as collateralized obligations, and are generally issued as the debt of a special purpose entity organized solely for the purpose of owning such assets and issuing such debt. Asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties.

      The yield characteristics of asset-backed securities differ from traditional debt securities. A major difference is that the principal amount of the obligations may be prepaid at any time because the underlying assets (i.e., loans) generally may be prepaid at any time. As a result, if an asset-backed security is purchased at a premium, a prepayment rate that is faster than expected will reduce yield to maturity, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity. Conversely, if an asset-backed security is purchased at a discount, faster than expected prepayments will increase, while slower than expected prepayments will decrease, yield to maturity.

      Prepayments on asset-backed securities generally increase with falling interest rates and decrease with rising interest rates; furthermore prepayment rates are influenced by a variety of economic and social factors. In general, the collateral supporting non-mortgage asset-backed securities is of shorter maturity than mortgage loans and is less likely to experience substantial prepayments. Like other fixed income securities, when interest rates rise, the value of an asset-backed security generally will decline; however, when interest rates decline, the value of an asset-backed security with prepayment features may not increase as much as that of other fixed income securities.

      Asset-backed securities are subject to greater risk of default during periods of economic downturn. Also, the secondary market for certain asset-backed securities may not be as liquid as the market for other types of securities, which could result in a Fund's experiencing difficulty in valuing or liquidating such securities. For these reasons, under certain circumstances, asset-backed securities may be considered illiquid securities.

MORTGAGE-BACKED SECURITIES

      The Asset Allocation Fund, Growth Fund II and Large Cap Growth Fund may invest in mortgage-backed securities (including collateralized mortgage obligations and, with respect to the Growth Fund II, real estate mortgage investment conduits ("REMICs")) that represent pools of mortgage loans assembled for sale to investors by various governmental agencies and government-related organizations, such as the Government National Mortgage Association, the Federal National Mortgage Association, and the Federal Home Loan Mortgage Corporation. Mortgage-backed securities provide a monthly payment consisting of interest and principal payments. Additional payment may be made out of unscheduled repayments of principal resulting from the sale of the underlying residential property, refinancing or foreclosure, net of fees or costs that may be incurred. Prepayments of principal on mortgage-backed securities may tend to increase due to refinancing of mortgages as interest rates decline. To the extent that a Fund purchases mortgage-backed securities at a premium, mortgage foreclosures and prepayments of principal by mortgagors (which may be made at any time without penalty) may result in some loss of the Fund's principal investment to the extent of the premium paid. The yield of a Fund, should it invest in mortgage-backed securities, may be affected by reinvestment of prepayments at higher or lower rates than the original investment.

      Other mortgage-backed securities are issued by private issuers, generally originators of and investors in mortgage loans, including savings associations, mortgage bankers, commercial banks, investment bankers, and special purpose entities. These private mortgage-backed securities may be supported by U.S. Government mortgage-backed securities or some form of non-government credit enhancement. Mortgage-backed securities have either fixed or adjustable interest rates. The rate of return on mortgage-backed securities may be affected by prepayments of principal on the underlying loans, which generally increase as interest rates decline; as a result, when interest rates decline, holders of these securities normally do not benefit from appreciation in market value to the same extent as holders of other non-callable debt securities. In addition, like other debt securities, the value of mortgage-related securities, including government and government-related mortgage pools, generally will fluctuate in response to market interest rates. The Growth Fund II may also invest in mortgage-backed securities not issued by governmental issuers which are rated in one of the top three categories assigned by S&P, Moody's or Fitch, or if unrated, determined by Fleet to be of comparable equity.

MORTGAGE DOLLAR ROLLS

      The Asset Allocation Fund may enter into mortgage "dollar rolls" in which the Fund sells securities for delivery in the current month and simultaneously contracts with the same counterparty to repurchase similar (same type, coupon and maturity) but not identical securities on a specified future date not exceeding 120 days. During the roll period, the Fund loses the right to receive principal and interest paid on the securities sold. However, the Fund would benefit to the extent of any difference between the price received for the securities sold and the lower forward price for the future purchase (often referred to as the "drop") or fee income plus the interest earned on the cash proceeds of the securities sold until the settlement date of the forward purchase. Unless such benefits exceed the income, capital appreciation and gain or loss due to mortgage prepayments that would have been realized on the securities sold as part of the mortgage dollar roll, the use of this technique will diminish the investment performance of the Fund compared with what such performance would have been without the use of mortgage dollar rolls. All cash proceeds will be invested in instruments that are permissible investments for the Fund. The Fund will hold and maintain in a segregated account until the settlement date cash or other liquid assets in an amount equal to the forward purchase price.

      For financial reporting and tax purposes, the Fund proposes to treat mortgage dollar rolls as two separate transactions; one involving the purchase of a security and a separate transaction involving a sale. The Fund does not currently intend to enter into mortgage dollar rolls that are accounted for as a financing.

      Mortgage dollar rolls involve certain risks. If the broker-dealer to whom the Fund sells the security becomes insolvent, the Fund's right to purchase or repurchase the mortgage-related securities may be restricted and the instrument which the Fund is required to repurchase may be worth less than the instrument which the Fund originally held. Successful use of mortgage dollar rolls may depend upon Fleet's ability to predict correctly interest rates and mortgage prepayments. For these reasons, there is no assurance that mortgage dollar rolls can be successfully employed.

U.S. TREASURY ROLLS

      The Asset Allocation Fund may hold certain investments in connection with U.S. Treasury rolls. In U.S. Treasury rolls, the Fund sells outstanding U.S. Treasury securities and buys back on a delayed settlement basis the same U.S. Treasury securities. During the period prior to the delayed settlement date, the assets from the sale of the U.S. Treasury securities are invested in certain cash equivalent instruments. U.S. Treasury rolls entail the risk that the Fund could suffer an opportunity loss if the counterparty to the roll failed to perform its obligations on the settlement date, and if market conditions changed adversely. The Fund intends, however, to enter into U.S. Treasury rolls only with U.S. Government securities dealers recognized by the Federal Reserve Bank or with member banks of the Federal Reserve System. The Fund will hold and maintain in a segregated account until the settlement date cash or other liquid assets in an amount equal to the forward purchase price.

      For financial reporting and tax purposes, the Fund proposes to treat U.S. Treasury rolls as two separate transactions, one involving the purchase of a security and a separate transaction involving a sale. The Fund does no currently intend to enter into U.S. Treasury rolls that are accounted for as a financing.

CONVERTIBLE SECURITIES

      The Funds may from time to time, in accordance with their respective investment policies, invest in convertible securities. Convertible securities are fixed income securities which may be exchanged or converted into a predetermined number of shares of the issuer's underlying common stock at the option of the holder during a specified time period. Convertible securities may take the form of convertible preferred stock, convertible bonds or debentures, units consisting of "usable" bonds and warrants or a combination of the features of several of these securities.

      Convertible bonds and convertible preferred stocks generally retain the investment characteristics of fixed income securities until they have been converted but also react to movements in the underlying equity securities. The holder is entitled to receive the fixed income of a bond or the dividend preference of a preferred stock until the holder elects to exercise the conversion privilege. Usable bonds are corporate bonds that can be used in whole or in part, customarily at full face value, in lieu of cash to purchase the issuer's common stock. When owned as part of a unit along with warrants, which are options to buy the common stock, they function as convertible bonds, except that the warrants generally will expire before the bond's maturity. Convertible securities are senior to equity securities and therefore have a claim to the assets of the issuer prior to the holders of common stock in the case of liquidation. However, convertible securities are generally subordinated to similar non-convertible securities of the same issuer. The interest income and dividends from convertible bonds and preferred stocks provide a stable stream of income with generally higher yields than common stocks, but lower than non-convertible securities of similar quality. A Fund will exchange or convert the convertible securities held in its portfolio into shares of the underlying common stock in instances in which, in Fleet's, Oechsle's and/or UOBGC's opinion, the investment characteristics of the underlying common shares will assist the Fund in achieving its investment objective. Otherwise, a Fund will hold or trade the convertible securities. In selecting convertible securities for a Fund, Fleet, Oechsle and/or UOBGC evaluates the investment characteristics of the convertible security as a fixed income instrument, and the investment potential of the underlying equity security for capital appreciation. In evaluating these matters with respect to a particular convertible security, Fleet, Oechsle and/or UOBGC considers numerous factors, including the economic and political outlook, the value of the security relative to other investment alternatives, trends in the determinants of the issuer's profits, and the issuer's management capability and practices.

      The Growth and Income Fund and Small Cap Value Fund may invest in convertible bonds rated "BB" or higher by S&P or Fitch, or "Ba" or higher by Moody's at the time of investment. Securities rated "BB" by S&P or Fitch or "Ba" by Moody's provide questionable protection of principal and interest in that such securities either have speculative characteristics or are predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. Debt obligations that are not rated, or not determined to be, investment grade are high-yield, high-risk bonds, typically subject to greater market fluctuations, and securities in the lowest rating category may be in danger of loss of income and principal due to an issuer's default. To a greater extent than investment grade bonds, the value of lower-rated bonds tends to reflect short-term corporate, economic, and market developments, as well as investor perceptions of the issuer's credit quality. In addition, lower-rated bonds may be more difficult to dispose of or to value than higher-rated, lower-yielding bonds. Fleet will attempt to reduce the risks described above through diversification of each Fund's portfolio and by credit analysis of each issuer, as well as by monitoring broad economic trends and corporate and legislative developments. If a convertible bond is rated below "BB" or "Ba" after a Fund has purchased it, the Fund is not required to eliminate the convertible bond from its portfolio, but will consider appropriate action. The investment characteristics of each convertible security vary widely, which allows convertible securities to be employed for different investment objectives. The Funds do not intend to invest in such lower-rated bonds during the current fiscal year. A description of the rating categories of S&P, Moody's and Fitch is contained in Appendix A to this Statement of Additional Information.

WHEN-ISSUED, FORWARD COMMITMENT AND DELAYED SETTLEMENT TRANSACTIONS

      The Growth and Income Fund, Strategic Equity Fund, Growth Fund II, International Equity Fund, Small Cap Value Fund, Large Cap Value Fund and Large Cap Growth Fund may purchase eligible securities on a "when-issued" basis. The Growth Fund II, Large Cap Value Fund and Large Cap Growth Fund may purchase eligible securities on a forward commitment basis. The Growth and Income Fund, Strategic Equity Fund, Growth Fund II and Small Cap Value Fund may also purchase eligible securities on a "delayed settlement" basis. When-issued and forward commitment transactions, which involve a commitment by a Fund to purchase or sell particular securities with payment and delivery taking place at a future date (perhaps one or two months later), permit the Fund to lock in a price or yield on a security it owns or intends to purchase, regardless of future changes in interest rates. Delayed settlement describes settlement of a securities transaction in the secondary market which will occur sometime in the future. When-issued, forward commitment and delayed settlement transactions involve the risk, however, that the yield or price obtained in a transaction may be less favorable than the yield or price available in the market when the securities delivery takes place. It is expected that when-issued, forward commitment and delayed settlement transactions will not exceed 25% of the value of a Fund's total assets absent unusual market conditions. In the event a Fund's when-issued, forward commitment and delayed settlement transactions ever exceeded 25% of the value of its total assets, the Fund's liquidity and the ability of Fleet to manage the Fund might be adversely affected. The Funds do not intend to engage in when-issued, forward commitment or delayed settlement transactions for speculative purposes, but only in furtherance of its investment objectives.

      A Fund may dispose of a commitment prior to settlement if Fleet, Oechsle or UOBGC as the case may be, deems it appropriate to do so. In addition, a Fund may enter into transactions to sell its purchase commitments to third parties at current market values and simultaneously acquire other commitments to purchase similar securities at later dates. The Funds may realize short-term profits or losses upon the sale of such commitments.

      When a Fund agrees to purchase securities on a when-issued, forward commitment or delayed settlement basis, the Fund's custodian will set aside cash or liquid portfolio securities equal to the amount of the commitment in a separate account. In the event of a decline in the value of the securities that the custodian has set aside, the Fund may be required to place additional assets in the separate account in order to ensure that the value of the account remains equal to the amount of the Fund's commitment. A Fund's net assets may fluctuate to a greater degree if it sets aside portfolio securities to cover such purchase commitments than if it sets aside cash. Because the Funds set aside liquid assets to satisfy their purchase commitments in the manner described, than liquidity and ability to manage their portfolios might be adversely affected in the event their commitment to purchase securities on a when-issued or forward commitment basis exceeded 25% of the value of its total assets.

      When a Fund engages in when-issued, forward commitment or delayed settlement transactions, it relies on the seller to consummate the trade. Failure of the seller to do so may result in the Fund's incurring a loss or missing an opportunity to obtain a price considered to be advantageous for a security. For purposes of determining the average weighted maturity of a Fund's portfolio, the maturity of when-issued securities is calculated from the date of settlement of the purchase to the maturity date.

GUARANTEED INVESTMENT CONTRACTS

      The Growth Fund II may invest in guaranteed investment contracts ("GICs") issued by insurance companies. Pursuant to GICs, the Fund makes cash contributions to a deposit fund of the insurance company's general account. The insurance company then credits to the Fund payments at negotiated, floating or fixed interest rates. A GIC is a general obligation of the issuing insurance company and not a separate account. The purchase price paid for a GIC becomes part of the general assets of the insurance company, and the contract is paid from the company's general assets. The Fund will only purchase GICs that are issued or guaranteed by insurance companies that at the time of purchase are rated at least AA by S&P or receive a similar high quality rating from a nationally recognized service which provides ratings of insurance companies. GICs are considered illiquid securities and will be subject to the Fund's limitation on such investments stated under "Investment Limitations" below, unless there is an active and substantial secondary market for the particular instrument and market quotations are readily available. The Fund will not invest more than 20% of its total assets in GICs.

COMMON STOCK, PREFERRED STOCK AND WARRANTS

      Each Fund may invest in common stock, preferred stock and warrants. Common stocks are generally more volatile than other securities. Preferred stocks share some of the characteristics of both debt and equity investments and are generally preferred over common stocks with respect to dividends and in liquidation. A warrant is an instrument issued by a corporation which gives the holder the right to subscribe to a specified amount of the corporation's capital stock at a set price for a specified period of time. The Growth Fund II and Large Cap Value Fund may invest up to 5% of their respective net assets in warrants. Included in this limitation, but not to exceed 2% of a Fund's net assets, may be warrants not listed on the New York Stock Exchange or American Stock Exchange.

LOAN PARTICIPATIONS

      Loan participations are interests in loans which are administered by the lending bank or agent for a syndicate of lending banks, and sold by the lending bank or syndicate member. The Growth Fund II may only purchase interests in loan participations issued by a bank in the United States with assets exceeding $1 billion and for which the underlying loan is issued by borrowers in whose obligations the Fund may invest. Because the intermediary bank does not guarantee a loan participation in any way, a loan participation is subject to the credit risk generally associated with the underlying corporate borrower. In addition, in the event the underlying corporate borrower defaults, the Fund may be subject to delays, expenses and risks that are greater than those that would have been involved if the Fund had purchased a direct obligation (such as commercial paper) of the borrower. Under the terms of a loan participation, the Fund may be regarded as a creditor of the intermediary bank so that the Fund may also be subject to the risk that the issuing bank may become insolvent.

STRIPS

      The Growth Fund II, Large Cap Value Fund and Large Cap Growth Fund may invest in Separately Traded Interest and Principal Securities ("STRIPS"), which are component parts of U.S. Treasury Securities traded through the Federal Reserve Book-Entry System. Fleet will purchase only those STRIPS that it determines are liquid or, if illiquid, do not violate a Fund's investment policy concerning investments in illiquid securities. While there is no limitation on the percentage of a Fund's assets that may be invested in STRIPS, Fleet will monitor the level of such holdings to avoid the risk of impairing shareholders' redemption rights. The interest-only component of STRIPS is extremely sensitive to the rate of principal payments on the underlying obligation. The market value of the principal-only component generally is usually volatile in response to changes in interest rates.

ZERO COUPON SECURITIES

      The Growth Fund II, Large Cap Value Fund and Large Cap Growth Fund may invest in zero coupon securities. A zero coupon security pays no interest or principal to its holder during its life. A zero coupon security is sold at a discount, frequently substantial, and redeemed at face value at its maturity date. The market prices of zero coupon securities are generally more volatile than the market prices of securities of similar maturity that pay interest periodically, and zero coupon securities are likely to react more to interest rate changes than non-zero coupon securities with similar maturity and credit qualities.

LOWER-RATED SECURITIES

      The Large Cap Growth Fund may invest up to 5% of its total assets in lower-rated bonds rated B or higher by a Rating Agency or, if unrated, determined by Fleet to be of comparable quality. Bonds rated below investment grade are often referred to as "junk bonds." Such securities involve greater risk of default or price declines than investment grade securities due to changes in the issuer's creditworthiness and the outlook for economic growth. The market for these securities may be less active, causing market price volatility and limited liquidity in the secondary market. This may limit the Fund's ability to sell such securities at their market value. In addition, the market for these securities may also be adversely affected by legislative and regulatory developments. Credit quality in the junk bond market can change suddenly and unexpectedly, and even recently issued credit ratings may not fully reflect the actual risks imposed by a particular security.

PAY-IN-KIND SECURITIES

      The Large Cap Value Fund and Large Cap Growth Fund may invest in pay-in-kind securities. Pay-in-kind securities pay interest in either cash or additional securities, at the issuer's option, for a specified period. Pay-in-kind bonds are designed to give an issuer flexibility in managing cash flow. Pay-in-kind bonds are expected to reflect the market value of the underlying debt plus an amount representing accreted interest since the last payment. Upon maturity, the holder is entitled to receive the aggregate par value of the securities.

STRUCTURED INVESTMENTS

      To the extent consistent with their respective investment objectives and policies, the Large Cap Value Fund and Large Cap Growth Fund may acquire structured investments. Structured investments are a relatively new innovation and may be designed to have various combinations of equity and fixed-income characteristics. Equity-linked securities are a form of structured investment and generally consist of a conversion privilege to a single company's common stock plus a fixed annual distribution to the holder. Equity-linked securities have some derivative characteristics because the conversion feature is linked to the price of the company's common stock. Equity-linked securities are designed to provide investors with higher quarterly income than the dividend paid per share on the common stock. However, equity-linked securities have decreased potential for capital appreciation because of limitations of the conversion feature.

      Equity-linked securities include issues such as "Structured Yield Product Exchangeable for Stock" ("STRYPES"), "Trust Automatic Common Exchange Securities" ("TRACES"), "Trust Issued Mandatory Exchange Securities" ("TIMES"), "Trust Enhanced Dividend Securities" ("TRENDS") and other similar securities, including those which may be developed in the future. The issuers of the above listed examples of equity-linked securities generally purchase and hold a portfolio of stripped U.S. Treasury securities maturing on a quarterly basis through the conversion date, and a forward purchase contract with an existing shareholder of the company relating to the common stock. Quarterly distributions on equity-linked securities generally consist of the cash received from the U.S. Treasury securities and equity-linked securities generally are not entitled to any dividends that may be declared on the common stock.

      Equity-linked securities may be issued by closed-end or other forms of investment companies. To the extent that equity-linked securities are issued by investment companies, a Fund's investments in equity-linked securities are subject to the same limitations as investments in more traditional forms of investment companies.

YANKEE OBLIGATIONS

      Each Fund may invest in Yankee obligations, which are U.S. dollar-denominated instruments of foreign issuers that are either registered with the SEC or issued pursuant to Rule 144A under the 1933 Act. These obligations consist of debt securities (including preferred or preference stock of non-governmental issuers), certificates of deposit, fixed time deposits and banker's acceptances issued by foreign banks, and debt obligations of foreign governments or their subdivisions, agencies and instrumentalities, international agencies and supranational entities. Some securities issued by foreign governments or their subdivisions, agencies and instrumentalities may not be backed by the full faith and credit of the foreign government.

PORTFOLIO TURNOVER

      Each Fund may sell a portfolio investment soon after its acquisition if Fleet, Oechsle and/or UOBGC believes that such a disposition is consistent with the Fund's investment objective. Portfolio investments may be sold for a variety of reasons, such as a more favorable investment opportunity or other circumstances bearing on the desirability of continuing to hold such investments. A portfolio turnover rate of 100% or more is considered high, although the rate of portfolio turnover will not be a limiting factor in making portfolio decisions. A high rate of portfolio turnover involves correspondingly greater brokerage commission expenses and other transaction costs, which must be ultimately borne by a Fund's shareholders. High portfolio turnover may result in the realization of substantial net capital gains.

                             INVESTMENT LIMITATIONS

      In addition to each Fund's investment objective as stated in its Prospectuses, the following investment limitations are matters of fundamental policy and may not be changed with respect to a Fund without the affirmative vote of the holders of a majority of its outstanding shares. A "vote of the holders of a majority of the outstanding shares" of a particular Fund means the affirmative vote of the holders of the lesser of (a) more than 50% of the outstanding shares of such Fund, or (b) 67% or more of the shares of such Fund present at a meeting if more than 50% of the outstanding shares of such Fund are represented at the meeting in person or by proxy.

      Each of the Asset Allocation Fund, Equity Income Fund, Growth and Income Fund, Strategic Equity Fund, Equity Value Fund, Equity Growth Fund, Growth Fund II, International Equity Fund, Pan Asia Fund, Small Cap Value Fund and Small Company Equity Fund may not:

      1. Borrow money, issue senior securities or mortgage, pledge or hypothecate its assets except to the extent permitted by the 1940 Act.

      2. Make any investment inconsistent with the Fund's classification as a diversified series of an open-end investment company under the 1940 Act, provided, however, that the Growth Fund II may invest all of its investable assets in a Qualifying Portfolio (i.e., a diversified, open-end management investment company having the same investment objective and policies and substantially the same investment restrictions as those applicable to the Fund).

      3. Concentrate its investments in the securities of one or more issuers conducting their principal business activities in the same industry (other than (a) securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities, and (b) with respect to the Growth Fund II, investment of all of the investable assets of the Fund in a Qualifying Portfolio (i.e., a diversified, open-end management investment company having the same investment objective and policies and substantially the same investment restrictions as those applicable to the Fund)).

      4.   Make loans except to the extent permitted by the 1940 Act.

      5. Underwrite securities of other issuers, except insofar as the Fund technically may be deemed to be an underwriter under the Securities Act of 1933 in connection with the purchase and sale of its portfolio securities.

      6. Purchase or sell real estate, except that the Fund may purchase securities of issuers which deal or invest in real estate and may purchase securities which are secured by real estate or interests in real estate.

      7. Purchase or sell commodities or commodity contracts except that the Fund may, to the extent consistent with its investment objective and policies, purchase and sell financial futures contracts and related options and foreign currency forward contracts, futures contracts and related options.

      Each of the Large Cap Value Fund and Large Cap Growth Fund may not:

      8. With respect to 75% of the Fund's assets, acquire more than 10% of any class of the outstanding voting securities of any one issuer (other than obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities).

      9. Borrow money except for temporary or emergency purposes and then only in an amount not exceeding 33-1/3% of the value of the Fund's total assets. Any borrowing will be done from a bank and to the extent that such borrowing exceeds 5% of the value of the Fund's total assets, asset coverage of at least 300% is required. In the event that such asset coverage shall at any time fall below 300%, the Fund shall, within three days thereafter or such longer period as the SEC may prescribe by rules and regulations, reduce the amount of its borrowings to such an extent that the asset coverage of such borrowings shall be at least 300%. This borrowing provision is included for temporary liquidity or emergency purposes. All borrowings in excess of 5% of the value of a Fund's total assets will be repaid before making additional investments and any interest paid on such borrowing will reduce income.

      10. Pledge, mortgage or hypothecate assets except to secure temporary borrowings permitted by Investment Limitation No. 9 above in aggregate amounts not to exceed 10% of total assets taken at current value at the time of the incurrence of such loan, except as permitted with respect to securities lending.

      11. Purchase or sell real estate or real estate limited partnership interests; provided that this shall not prevent a Fund from investing in readily marketable securities of issuers which own or invest in real estate.

      12. Make short sales of securities, maintain a short position or purchase securities on margin, except that each Fund may obtain short-term credits as necessary for the clearance of security transactions provided that each Fund may make short sales of securities "against the box" or in compliance with the SEC's position regarding the asset segregation requirements imposed by Section 18 of the 1940 Act and may maintain a short position.

      13. Act as an underwriter of securities of other issuers, except as it may be deemed an underwriter under federal securities laws in selling a security held by the Fund.

      14. Purchase securities of other investment companies except as permitted by the 1940 Act and the rules and regulations thereunder.

      15. Issue senior securities (as defined in the 1940 Act) except in connection with permitted borrowings as described above or as permitted by rule, regulation or order of the SEC.

      16. Make loans, except that a Fund may (a) purchase or hold debt instruments in accordance with its investment objective and policies;
           (b) enter into repurchase agreements; and (c) engage in securities lending as described in the Prospectuses and in this Statement of Additional Information.

      17. Purchase securities of any issuer (except securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities and repurchase agreements involving such securities) if, as a result, more than 5% of the total assets of the Fund would be invested in the securities of such issuer. This restriction applies to 75% of each Fund's total assets.

      18. Purchase any securities which would cause more than 25% of the total assets of the Fund to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that this limitation does not apply to investments in obligations issued or guaranteed by the U.S. Government or its agencies and instrumentalities and repurchase agreements involving such securities. For purposes of this limitation, (i) utility companies will be divided according to their services; for example, gas, gas transmission, electric and telephone will each be considered a separate industry; (ii) financial service companies will be classified according to the end users of their services; for example, automobile finance, bank finance and diversified finance will each be considered a separate industry; (iii) supranational entities will be deemed to be issuers conducting their principal business activities in the same industry; and (iv) governmental issuers within a particular country will be deemed to be conducting their principal business activities in the same industry.

      The following investment limitation with respect to the Asset Allocation Fund, Equity Income Fund, Growth and Income Fund, Strategic Equity Fund, Equity Value Fund, Equity Growth Fund, Growth Fund II, International Equity Fund, Pan Asia Fund, Small Cap Value Fund and Small Company Equity Fund may be changed by Galaxy's Board of Trustees without shareholder approval:

      19. A Fund may not sell securities short, maintain a short position, or purchase securities on margin, except for such short-term credits as are necessary for the clearance of transactions.

      The following investment limitations with respect to the Asset Allocation Fund, Equity Income Fund, Strategic Equity Fund, Equity Value Fund, Equity Growth Fund, International Equity Fund, Pan Asia Fund, Small Company Equity Fund and Growth Fund II may be changed by Galaxy's Board of Trustees without shareholder approval:

      20. A Fund may not write or sell put options, call options, straddles, spreads or any combination thereof except that (i) each of the Asset Allocation Fund, Equity Income Fund, Equity Value Fund, Equity Growth Fund, International Equity Fund, Pan Asia Fund, Small Company Equity Fund and Growth Fund II may, to the extent consistent with its investment objective and policies, write covered call options and purchase and sell other options, and (ii) the Strategic Equity Fund may buy and sell options, including without limit buying or writing puts and calls, based on any type of security, index or currency, including options on foreign exchanges and options not traded on exchanges to the extent permitted by its investment objective and policies.

      21. A Fund may not purchase securities of companies for the purpose of exercising control.

      22. A Fund may not purchase securities of other investment companies except as permitted by the 1940 Act, except that (i) the Strategic Equity Fund may, from time to time, on a temporary basis, invest exclusively in one other investment company similar to the Fund, and
           (ii) the Growth Fund II may invest all of its investable assets in a Qualifying Portfolio (i.e., a diversified, open-end management investment company having the same investment objective and policies and substantially the same investment restrictions as those applicable to the Fund).

      The following investment limitation with respect to the Asset Allocation Fund, Equity Income Fund, Strategic Equity Fund, Equity Value Fund, Equity Growth Fund, International Equity Fund, Pan Asia Fund and Small Company Equity Fund may be changed by Galaxy's Board of Trustees without shareholder approval:

      23. A Fund may not invest more than 15% of its net assets in illiquid securities.

      The following investment limitations with respect to the Growth and Income and Small Cap Value Funds may be changed by Galaxy's Board of Trustees without shareholder approval:

      24. The Funds may not invest more than 15% of their respective net assets in securities subject to restrictions on resale under the Securities Act of 1933 (except for commercial paper issued under Section 4(2) of the Securities Act of 1933 and certain securities which meet the criteria for liquidity as established by the Board of Trustees).

      25. Each Fund will limit its investments in other investment companies to not more than 3% of the total outstanding voting stock of any investment company; will invest no more than 5% of its total assets in any one investment company; and will invest no more than 10% of its total assets in investment companies in general. However, these limitations are not applicable if the securities are acquired in a merger, consolidation, reorganization or acquisition of assets.

      26. The Funds will purchase the securities of other investment companies only in open market transactions involving only customary broker's commissions. It should be noted that investment companies incur certain expenses such as management fees, and therefore any investment by a Fund in shares of another investment company would be subject to such duplicate expenses.

      27. Neither Fund may purchase or retain the securities of any issuer if the officers and Trustees of Galaxy or Fleet, owning individually more than 1/2 of 1% of the issuer's securities, together own more than 5% of the issuer's securities.

      28. Neither Fund may purchase or sell interests in oil, gas, or mineral exploration or development programs or leases; except that the Funds may purchase the securities of issuers which invest in or sponsor such programs.

      29. Neither Fund may purchase put options on securities, unless the securities are held in the Fund's portfolio and not more than 5% of the value of the Fund's total assets would be invested in premiums on open put option positions.

      30. Neither Fund may write call options on securities, unless the securities are held in the Fund's portfolio or unless the Fund is entitled to them in deliverable form without further payment or after segregating cash in the amount of any further payment. Neither Fund may write call options in excess of 5% of the value of its total assets.

      31. Neither Fund will invest more than 15% of the value of its respective net assets in illiquid securities, including repurchase agreements providing for settlement in more than seven days after notice, non-negotiable fixed time deposits with maturities over seven days, and certain securities not determined by the Board of Trustees to be liquid.

      32. Neither Fund may invest in companies for the purpose of exercising management or control.

      33. Neither Fund may invest more than 5% of its net assets in warrants. No more than 2% of this 5% may be warrants which are not listed on the New York Stock Exchange.

      The following investment limitations with respect to the Growth Fund II may be changed by Galaxy's Board of Trustees without shareholder approval:

      34. The Fund may not invest in illiquid securities in an amount exceeding, in the aggregate, 15% of its net assets, provided that this limitation does not apply to an investment of all of the investable assets of the Fund in a Qualifying Portfolio (i.e. a diversified open-end management investment company having the same investment objective and policies and substantially the same investment restrictions as those applicable to the Fund).

      35. The Fund may not purchase or retain securities of an issuer if, to the knowledge of Galaxy, an officer, trustee, member or director of Galaxy or any investment adviser of Galaxy owns beneficially more than 1/2 of 1% of the shares or securities of such issuer and all such officers, trustees, members and directors owning more than 1/2 of 1% of such shares or securities together own more than 5% of such shares or securities.

      36. The Fund may not invest in interests in oil, gas or other mineral exploration or development programs. The Fund may not invest in oil, gas or mineral leases.

      The following investment limitations with respect to the Large Cap Value Fund and Large Cap Growth Fund may be changed by Galaxy's Board of Trustees without shareholder approval:

      37. Invest in interests in oil, gas or other mineral exploration or development programs and oil, gas or mineral leases; provided that this limitation does not apply to the Large Cap Growth Fund.

      38. With respect to the Large Cap Value Fund only, invest more than 5% of its net assets in warrants; provided that of this 5%, no more than 2% may be in warrants not listed on the New York Stock Exchange or the American Stock Exchange.

      39. Purchase or retain securities of an issuer if, to the knowledge of Galaxy, an officer, trustee, member or director of Galaxy or any investment adviser of Galaxy owns beneficially more than 1/2 of 1% of the shares or securities of such issuer and all such officers, trustees, members and directors owning more than 1/2 of 1% of such shares or securities together own more than 5% of such shares or securities.

      40.  Invest in companies for the purpose of exercising control.

      41. Invest more than 15% of the value of its net assets in illiquid securities.

      With respect to Investment Limitation Nos. 1 and 9 above, the 1940 Act permits a Fund to borrow from any bank, provided that immediately after any such borrowing, there is an asset coverage of at least 300% for all borrowings of the Fund. In addition, a Fund may engage in certain securities trading practices, such as reverse repurchase agreements, that are deemed to be borrowings under the 1940 Act, provided that the Fund maintains in a segregated custodial account liquid assets equal to the repurchase price (including accrued interest). Mortgage dollar rolls and U.S. Treasury rolls entered into by the Asset Allocation Fund that are not accounted for as financings shall not constitute borrowings.

      With respect to Investment Limitation No. 2 above, the 1940 Act prohibits a diversified Fund from purchasing the securities of any one issuer if immediately after such purchase more than 5% of the value of its total assets would be invested in the securities of such issuer or the Fund would own more than 10% of the outstanding voting securities of such issuer, except that (a) up to 25% of the value of the Fund's total assets may be invested without regard to these limitations and (b) the Fund may invest in U.S. Government obligations without regard to these limitations.

      With respect to Investment Limitation No. 4 above, the 1940 Act permits a Fund to lend its portfolio securities against collateral having a value equal at all times to at least 100% of the value of the securities loaned. However, no portfolio securities loan shall be made on behalf of a Fund if, as a result, the aggregate value of all securities loaned by the Fund would exceed 33-1/3% of the value of its total assets (including the value of the collateral for the loans) at the time of the loan. In addition, a Fund may engage in certain securities trading practices, such as repurchase agreements, that are deemed to be loans under the 1940 Act.

      With respect to Investment Limitation Nos. 14 and 22 above, the 1940 Act prohibits a Fund, subject to certain exceptions, from acquiring the securities of other investment companies if, as a result of such acquisition, (a) the Fund owns more than 3% of the total outstanding voting stock of the investment company; (b) securities issued by any one investment company represent more than 5% of the total assets of the Fund; or (c) securities (other than treasury stock) issued by all investment companies represent more than 10% of the total assets of the Fund.

      Each Fund may purchase restricted securities, which are any securities in which the Fund may otherwise invest pursuant to its investment objective and policies but which are subject to restrictions on resale under the federal securities laws. Certain restricted securities may be considered liquid pursuant to guidelines established by the Board of Trustees. To the extent restricted securities are deemed illiquid, each Fund will limit its purchase, together with other securities considered to be illiquid, to 15% of its net assets.

      Except as stated otherwise, if a percentage limitation is satisfied at the time of investment, a later increase in such percentage resulting from a change in the value of a Fund's portfolio securities generally will not constitute a violation of the limitation. If the value of a Fund's holdings of illiquid securities at any time exceeds the percentage limitation applicable at the time of acquisition due to subsequent fluctuations in value or other reasons, the Board of Trustees will consider what actions, if any, are appropriate to maintain adequate liquidity. With respect to borrowings, if a Fund's asset coverage at any time falls below that required by the 1940 Act, the Fund will reduce the amount of its borrowings in the manner required by the 1940 Act to the extent necessary to satisfy the asset coverage requirement.

      Each Fund may follow non-fundamental operating policies that are more restrictive than its fundamental investment limitations, as set forth in the Prospectuses and this Statement of Additional Information, in order to comply with applicable laws and regulations, including the provisions of and regulations under the 1940 Act.

      Each Fund may purchase Rule 144A securities. Rule 144A under the 1933 Act allows for a broader institutional trading market for securities otherwise subject to restrictions on resale to the general public. Rule 144A establishes a "safe harbor" from the registration requirements of the 1933 Act for resales of certain securities to qualified institutional buyers. A Fund's investment in Rule 144A securities could have the effect of increasing the level of illiquidity of the Fund during any period that qualified institutional buyers were no longer interested in purchasing these securities. For purposes of each Fund's 15% limitation on purchases of illiquid instruments described above, Rule 144A securities will not be considered to be illiquid if Fleet, Oechsle and/or UOBGC has determined, in accordance with guidelines established by the Board of Trustees, that an adequate trading market exists for such securities.

                        VALUATION OF PORTFOLIO SECURITIES

VALUATION OF THE ASSET ALLOCATION FUND, EQUITY INCOME FUND, GROWTH AND INCOME FUND, STRATEGIC EQUITY FUND, EQUITY VALUE FUND, EQUITY GROWTH FUND, GROWTH FUND II, SMALL CAP VALUE FUND, SMALL COMPANY EQUITY FUND, LARGE CAP VALUE FUND AND LARGE CAP GROWTH FUND.

      In determining market value, the assets in the Asset Allocation Fund, Equity Income Fund, Growth and Income Fund, Strategic Equity Fund, Equity Value Fund, Equity Growth Fund, Growth Fund II, Small Cap Value Fund and Small Company Equity Fund which are traded on a recognized stock exchange are valued at the last sale price on the securities exchange on which such securities are primarily traded or at the last sale price on the national securities market. Securities quoted on the NASD National Market System are also valued at the last sale price. Other securities traded on over-the-counter markets are valued on the basis of their closing over-the-counter bid prices. Securities for which there were no transactions are valued at the average of the most recent bid and asked prices. Investments in debt securities with remaining maturities of 60 days or less are valued based upon the amortized cost method. Restricted securities, securities for which market quotations are not readily available, and other assets are valued at fair value by Fleet under the supervision of Galaxy's Board of Trustees. An option is generally valued at the last sale price or, in the absence of a last sale price, the last offer price. See "Valuation of International Equity Fund and Pan Asia Fund" below for a description of the valuation of certain foreign securities held by these Funds.

VALUATION OF THE INTERNATIONAL EQUITY FUND AND PAN ASIA FUND

      In determining market value, the International Equity Fund's and Pan Asia Fund's portfolio securities which are primarily traded on a domestic exchange are valued at the last sale price on that exchange or, if there is no recent sale, at the last current bid quotation. Portfolio securities of the International Equity and the Pan Asia Funds which are primarily traded on foreign securities exchanges are generally valued at the preceding closing values of such securities on their respective exchanges, except when an occurrence subsequent to the time a value was so established is likely to have changed such value, then the fair value of those securities may be determined through consideration of other factors by or under the direction of Galaxy's Board of Trustees. A security which is listed or traded on more than one exchange is valued at the quotation on the exchange determined to be the primary market for such security. Investments in debt securities having a remaining maturity of 60 days or less are valued based upon the amortized cost method. All other securities are valued at the last current bid quotation if market quotations are available, or at fair value as determined in accordance with policies established in good faith by the Board of Trustees. For valuation purposes, quotations of foreign securities in foreign currency are converted to U.S. dollars equivalent at the prevailing market rate on the day of valuation. An option is generally valued at the last sale price or, in the absence of a last sale price, the last offer price.

      Certain of the securities acquired by the International Equity and Pan Asia Funds may be traded on foreign exchanges or over-the-counter markets on days on which the Fund's net asset value is not calculated. In such cases, the net asset value of the Fund's shares may be significantly affected on days when investors can neither purchase nor redeem shares of the Fund.


                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

      Shares in each Fund are sold on a continuous basis by Galaxy's distributor, PFPC Distributors, Inc. ("PFPC Distributors"). PFPC Distributors is a registered broker/dealer with its principal offices at 400 Bellevue Parkway, Wilmington, Delaware 19809. PFPC Distributors has agreed to use appropriate efforts to solicit all purchase orders.

      This Statement of Additional Information provides additional purchase and redemption information for Trust Shares, Retail A Shares and Retail B Shares of the Funds. Purchase and redemption information for Prime A Shares and Prime B Shares of the Funds is provided in separate prospectuses and statements of additional information.

                PURCHASES OF RETAIL A SHARES AND RETAIL B SHARES

GENERAL

      Investments in Retail A Shares of the Funds are subject to a front-end sales charge. Investments in Retail B Shares of the Funds are subject to a back-end sales charge. This back-end sales charge declines over time and is known as a "contingent deferred sales charge."

      Investors should read "Characteristics of Retail A Shares and Retail B Shares" and "Factors to Consider When Selecting Retail A Shares or Retail B Shares" below before deciding between the two.

      PFPC Distributors has established several procedures to enable different types of investors to purchase Retail A Shares and Retail B Shares (collectively, "Retail Shares") of the Funds. Retail Shares may be purchased by individuals or corporations who submit a purchase application to Galaxy, purchasing directly either for their own accounts or for the accounts of others. Retail Shares may also be purchased by FIS Securities, Inc., Fleet Securities, Inc., Fleet Enterprises, Inc., FleetBoston Financial Corporation, its affiliates, their correspondent banks and other qualified banks, savings and loan associations and broker/dealers on behalf of their customers. Purchases may take place only on days on which the New York Stock Exchange (the "Exchange") is open for business ("Business Days"). If an institution accepts a purchase order from a customer on a non-Business Day, the order will not be executed until it is received and accepted by PFPC Distributors on a Business Day in accordance with PFPC Distributors' procedures.

      Galaxy has authorized certain brokers to accept purchase, exchange and redemption orders on behalf of Galaxy with respect to Retail A Shares of the Funds. Such brokers are authorized to designate other intermediaries to accept purchase, exchange and redemption orders on behalf of Galaxy. Galaxy will be deemed to have received a purchase, exchange or redemption order when such an authorized broker or designated intermediary accepts the order. Orders for the purchase, exchange or redemption of Retail A Shares of the Funds accepted by any such authorized broker or designated intermediary will be effected at the Funds' respective net asset values per share next determined after acceptance of such order and will not be subject to the front-end sales charge with respect to Retail A Shares described in the applicable Prospectus and in this Statement of Additional Information.

CUSTOMERS OF INSTITUTIONS

      Retail Shares purchased by institutions on behalf of their customers will normally be held of record by the institution and beneficial ownership of Retail Shares will be recorded by the institution and reflected in the account statements provided to its customers. Galaxy's transfer agent may establish an account of record for each customer of an institution reflecting beneficial ownership of Retail Shares. Depending on the terms of the arrangement between a particular institution and Galaxy's transfer agent, confirmations of Retail Share purchases and redemptions and pertinent account statements will either be sent by Galaxy's transfer agent directly to a customer with a copy to the institution, or will be furnished directly to the customer by the institution. Other procedures for the purchase of Retail Shares established by institutions in connection with the requirements of their customer accounts may apply. Customers wishing to purchase Retail Shares through their institution should contact such entity directly for appropriate purchase instructions.

APPLICABLE SALES CHARGE - RETAIL A SHARES

      The public offering price for Retail A Shares of the Funds is the sum of the net asset value of the Retail A Shares purchased plus any applicable front-end sales charge as described in the applicable Prospectus. A deferred sales charge of up to 1.00% is assessed on certain redemptions of Retail A Shares that are purchased with no initial sales charge as part of an investment of $1,000,000 or more. A portion of the front-end sales charge may be reallowed to broker-dealers as follows:

                                                    REALLOWANCE TO
                                                        DEALERS
                                                       AS A % OF
                                                    OFFERING PRICE
AMOUNT OF TRANSACTION                                  PER SHARE
---------------------                                  ---------
Less than $50,000                                        5.00
$50,000 but less than $100,000                           3.75
$100,000 but less than $250,000                          2.75
$250,000 but less than $500,000                          2.00
$500,000 but less than $1,000,000                        1.75
$1,000,000 and over                                      0.00

      The appropriate reallowance to dealers will be paid by PFPC Distributors to broker-dealer organizations which have entered into agreements with PFPC Distributors. The reallowance to dealers may be changed from time to time.

      Certain affiliates of Fleet may, at their own expense, provide additional compensation to broker-dealer affiliates of Fleet and to unaffiliated broker-dealers whose customers purchase significant amounts of Retail A Shares of the Funds. Such compensation will not represent an additional expense to the Funds or their shareholders, since it will be paid from the assets of Fleet's affiliates.

      In certain situations or for certain individuals, the front-end sales charge for Retail A Shares of the Funds may be waived either because of the nature of the investor or the reduced sales effort required to attract such investments. In order to receive the sales charge waiver, an investor must explain the status of his or her investment at the time of purchase. In addition to the sales charge waivers described in the applicable Prospectus, no sales charge is assessed on purchases of Retail A Shares of the Funds by the following categories of investors or in the following types of transactions:

   - purchases by directors, officers and employees of broker-dealers having agreements with PFPC Distributors pertaining to the sale of Retail A Shares to the extent permitted by such organizations;

   - purchases by current and retired members of Galaxy's Board of Trustees and members of their immediate families;

   - purchases by officers, directors, employees and retirees of FleetBoston Financial Corporation and any of its affiliates and members of their immediate families;

   - purchases by officers, directors, employees and retirees of PFPC Inc. and members of their immediate families;

   - purchases by persons who are also plan participants in any employee benefit plan which is the record or beneficial holder of Trust Shares of the Funds or any of the other portfolios offered by Galaxy;

   - purchases by institutional investors, including but not limited to bank trust departments and registered investment advisers;

   - purchases by clients of investment advisers or financial planners who place trades for their own accounts if such accounts are linked to the master accounts of such investment advisers or financial planners on the books of the broker-dealer through whom Retail A Shares are purchased; and

   - purchases by institutional clients of broker-dealers, including retirement and deferred compensation plans and the trusts used to fund these plans, which place trades through an omnibus account maintained with Galaxy by the broker-dealer.

COMPUTATION OF OFFERING PRICE - RETAIL A SHARES

      An illustration of the computation of the offering price per share of Retail A Shares of the Funds, using the value of each Fund's net assets attributable to such Shares and the number of outstanding Retail A Shares of each Fund at the close of business on October 31, 2001 and the maximum front-end sales charge of 5.75%, is as follows:

                                             Asset                Equity            Growth and          Strategic
                                        Allocation Fund         Income Fund         Income Fund        Equity Fund
                                        ---------------        -------------       -------------      -------------
Net Assets                                $ 289,882,378        $ 147,081,643       $ 259,884,219      $  8,399,916

Outstanding Shares                           19,389,829           11,383,170          20,458,175           838,505

Net Asset Value Per Share                 $       14.95        $       12.92       $       12.70      $      10.02

Sales Charge (5.75% of
the offering price)                       $        0.91        $        0.79       $        0.77      $       0.61

Offering Price to Public                  $       15.86        $       13.71       $       13.47      $      10.63

                                              Equity              Equity              Growth          International
                                            Value Fund          Growth Fund           Fund II          Equity Fund
                                          -------------        -------------       -------------      -------------
Net Assets                                $ 180,434,951        $ 346,213,767       $  37,610,595      $ 65,749,007

Outstanding Shares                           14,452,658           17,572,086           4,134,230         5,889,844

Net Asset Value Per Share                 $       12.48        $       19.70       $        9.10      $      11.16
Sales Charge (5.75% of
the offering price)                       $        0.76        $        1.20       $        0.56      $       0.68

Offering Price to Public                  $       13.24        $       20.90       $        9.66      $      11.84

                                             Pan Asia            Small Cap         Small Company        Large Cap
                                               Fund             Value Fund          Equity Fund         Value Fund
                                               ----             ----------          -----------         ----------
Net Assets                                $     178,417        $ 100,158,544       $  84,332,478      $ 10,737,985

Outstanding Shares                               28,192            7,175,055           5,639,885           848,996

Net Asset Value Per Share                 $        6.33        $       13.96       $       14.95      $      12.65

Sales Charge (5.75% of
the offering price)                       $        0.39        $        0.85       $        0.91      $       0.77

Offering Price to Public                  $        6.72        $       14.81       $       15.86      $      13.42

                                            Large Cap
                                           Growth Fund
                                           -----------
Net Assets                                $   4,665,476

Outstanding Shares                              621,785

Net Asset Value Per Share                 $        7.50

Sales Charge (5.75% of
the offering price)                       $        0.46

Offering Price to Public                  $        7.96

QUANTITY DISCOUNTS

      Investors may be entitled to reduced sales charges through Rights of Accumulation, a Letter of Intent or a combination of investments, as described below, even if the investor does not wish to make an investment of a size that would normally qualify for a quantity discount.

      In order to obtain quantity discount benefits, an investor must notify PFPC Distributors at the time of purchase that he or she would like to take advantage of any of the discount plans described below. Upon such notification, the investor will receive the lowest applicable sales charge. Quantity discounts may be modified or terminated at any time and are subject to confirmation of an investor's holdings through a check of appropriate records. For more information about quantity discounts, please contact PFPC Distributors or your financial institution.

      RIGHTS OF ACCUMULATION. A reduced sales charge applies to any purchase of Retail A Shares of any portfolio of Galaxy that is sold with a sales charge ("Eligible Fund") where an investor's then current aggregate investment in Retail A Shares is $50,000 or more. "Aggregate investment" means the total of:
(a) the dollar amount of the then current purchase of shares of an Eligible Fund; and (b) the value (based on current net asset value) of previously purchased and beneficially owned shares of any Eligible Fund on which a sales charge has been paid. If, for example, an investor beneficially owns shares of one or more Eligible Funds with an aggregate current value of $49,000 on which a sales charge has been paid and subsequently purchases shares of an Eligible Fund having a current value of $1,000, the sales charge applicable to the subsequent purchase would be reduced to 3.50% of the offering price. Similarly, with respect to each subsequent investment, all shares of Eligible Funds that are beneficially owned by the investor at the time of investment may be combined to determine the applicable sales charge.

      LETTER OF INTENT. By completing the Letter of Intent included as part of the Account Application, an investor becomes eligible for the reduced sales charge applicable to the total number of Eligible Fund Retail A Shares purchased in a 13-month period pursuant to the terms and under the conditions set forth below and in the Letter of Intent. To compute the applicable sales charge, the offering price of Retail A Shares of an Eligible Fund on which a sales charge has been paid and that are beneficially owned by an investor on the date of submission of the Letter of Intent may be used as a credit toward completion of the Letter of Intent. However, the reduced sales charge will be applied only to new purchases.

      PFPC Inc. ("PFPC") Galaxy's administrator, will hold in escrow Retail A Shares equal to 5% of the amount indicated in the Letter of Intent for payment of a higher sales charge if an investor does not purchase the full amount indicated in the Letter of Intent. The escrow will be released when the investor fulfills the terms of the Letter of Intent by purchasing the specified amount. If purchases qualify for a further sales charge reduction, the sales charge will be adjusted to reflect the investor's total purchases. If total purchases are less than the amount specified, the investor will be requested to remit an amount equal to the difference between the sales charge actually paid and the sales charge applicable to the total purchases. If such remittance is not received within 20 days, PFPC, as attorney-in-fact pursuant to the terms of the Letter of Intent and at PFPC Distributor's direction, will redeem an appropriate number of Retail A Shares held in escrow to realize the difference. Signing a Letter of Intent does not bind an investor to purchase the full amount indicated at the sales charge in effect at the time of signing, but an investor must complete the intended purchase in accordance with the terms of the Letter of Intent to obtain the reduced sales charge. To apply, an investor must indicate his or her intention to do so under a Letter of Intent at the time of purchase.

      QUALIFICATION FOR DISCOUNTS. For purposes of applying the Rights of Accumulation and Letter of Intent privileges described above, the scale of sales charges applies to the combined purchases made by any individual and/or spouse purchasing securities for his, her or their own account or for the account of any minor children, or the aggregate investments of a trustee or custodian of any qualified pension or profit-sharing plan established (or the aggregate investment of a trustee or other fiduciary) for the benefit of the persons listed above.

      REINSTATEMENT PRIVILEGE. Investors may reinvest all or any portion of their redemption proceeds in Retail A Shares of the Funds or in Retail A Shares of another portfolio of Galaxy within 90 days of the redemption trade date without paying a sales load. Retail A Shares so reinvested will be purchased at a price equal to the net asset value next determined after Galaxy's transfer agent receives a reinstatement request and payment in proper form.

      Investors wishing to exercise this Privilege must submit a written reinstatement request to PFPC as transfer agent stating that the investor is eligible to use the Privilege. The reinstatement request and payment must be received within 90 days of the trade date of the redemption. Currently, there are no restrictions on the number of times an investor may use this Privilege.

      Generally, exercising the Reinstatement Privilege will not affect the character of any gain or loss realized on redemptions for federal income tax purposes. However, if a redemption results in a loss, the reinstatement may result in the loss being disallowed under the "wash sale" rules of the Internal Revenue Code of 1986, as amended (the "Code").

      GROUP SALES. Members of qualified groups may purchase Retail A Shares of the Funds at the following group sales rates:

                                                                TOTAL SALES CHARGE                    REALLOWANCE
                                                                ------------------                    TO DEALERS
                                                         AS A % OF              AS A % OF             AS A % OF
NUMBER OF QUALIFIED                                    OFFERING PRICE        NET ASSET VALUE        OFFERING PRICE
GROUP MEMBERS                                            PER SHARE              PER SHARE             PER SHARE
-------------                                            ---------              ---------             ---------
50,000 but less than 250,000                                3.00                  3.09                   3.00
250,000 but less than 500,000                               2.75                  2.83                   2.75
500,000 but less than 750,000                               2.50                  2.56                   2.50
750,000 and over                                            2.00                  2.04                   2.00

      To be eligible for the discount, a group must meet the requirements set forth below and be approved in advance as a qualified group by PFPC Distributors. To receive the group sales charge rate, group members must purchase Retail A Shares directly from PFPC Distributors in accordance with any of the procedures described in the applicable Prospectus. Group members must also ensure that their qualified group affiliation is identified on the purchase application.

      A qualified group is a group that (i) has at least 50,000 members, (ii) was not formed for the purpose of buying Fund shares at a reduced sales charge,
(iii) within one year of the initial member purchase, has at least 1% of its members invested in the Funds or any of the other investment portfolios offered by Galaxy, (iv) agrees to include Galaxy sales material in publications and mailings to members at a reduced cost or no cost, and (v) meets certain other uniform criteria. PFPC Distributors may request periodic certification of group and member eligibility. PFPC Distributors reserves the right to determine whether a group qualifies for a quantity discount and to suspend this offer at any time.

APPLICABLE SALES CHARGE - RETAIL B SHARES

      The public offering price for Retail B Shares of the Funds is the net asset value of the Retail B Shares purchased. Although investors pay no front-end sales charge on purchases of Retail B Shares, such Shares are subject to a contingent deferred sales charge at the rates set forth in the applicable Prospectus if they are redeemed (i) within six years of purchase with respect to Retail B Shares purchased prior to January 1, 2001, (ii) within seven years of purchase with respect to

Retail B Shares purchased on or after January 1, 2001 or (iii) with respect to Retail B Shares of the Asset Allocation, Equity Income, International Equity, Large Cap Value and Large Cap Growth Funds issued in connection with the reorganization of The Pillar Funds into Galaxy, within six years of purchase of the Class B Shares of the corresponding Pillar Fund held prior to the reorganization. Securities dealers, brokers, financial institutions and other industry professionals will receive commissions from PFPC Distributors in connection with sales of Retail B Shares. These commissions may be different than the reallowances or placement fees paid to dealers in connection with sales of Retail A Shares. Certain affiliates of Fleet may, at their own expense, provide additional compensation to broker-dealer affiliates of Fleet and to unaffiliated broker-dealers whose customers purchase significant amounts of Retail B Shares of a Fund. See "Applicable Sales Charge -- Retail A Shares." The contingent deferred sales charge on Retail B Shares is based on the lesser of the net asset value of the Shares on the redemption date or the original cost of the Shares being redeemed. As a result, no sales charge is imposed on any increase in the principal value of an investor's Retail B Shares. In addition, a contingent deferred sales charge will not be assessed on Retail B Shares purchased through reinvestment of dividends or capital gains distributions.

      The proceeds from the contingent deferred sales charge that an investor may pay upon redemption go to PFPC Distributors, which may use such amounts to defray the expenses associated with the distribution-related services involved in selling Retail B Shares.

      EXEMPTIONS FROM THE CONTINGENT DEFERRED SALES CHARGE. Certain types of redemptions may also qualify for an exemption from the contingent deferred sales charge. In addition to the sales charge exemptions described in the applicable Prospectus, the contingent deferred sales charge with respect to Retail B Shares is not assessed on: (i) redemptions in connection with required (or, in some cases, discretionary) distributions to participants or beneficiaries of an employee pension, profit-sharing or other trust or qualified retirement or Keogh plan, individual retirement account or custodial account maintained pursuant to
Section 403(b)(7) of the Code; (ii) redemptions in connection with required (or, in some cases, discretionary) distributions to participants in qualified retirement or Keogh plans, individual retirement accounts or custodial accounts maintained pursuant to Section 403(b)(7) of the Code due to death, disability or the attainment of a specified age; (iii) redemptions effected pursuant to a Fund's right to liquidate a shareholder's account if the aggregate net asset value of Retail B Shares held in the account is less than the minimum account size; (iv) redemptions in connection with the combination of a Fund with any other investment company registered under the 1940 Act by merger, acquisition of assets, or by any other transaction; (v) redemptions resulting from a tax-free return of an excess contribution pursuant to Section 408(d)(4) or (5) of the Code; or (vi) any redemption of Retail B Shares held by an investor, provided the investor was the beneficial owner of shares of a Fund (or any of the other portfolios offered by Galaxy or otherwise advised by Fleet or its affiliates) before December 1, 1995. In addition to the foregoing exemptions, no contingent deferred sales charge will be imposed on redemptions made pursuant to the Systematic Withdrawal Plan, subject to the limitations set forth under "Investor Programs - Retail A Shares and Retail B Shares -- Automatic Investment Program and Systematic Withdrawal Plan" below.

CHARACTERISTICS OF RETAIL A SHARES AND RETAIL B SHARES

      The primary difference between Retail A Shares and Retail B Shares lies in their sales charge structures and shareholder servicing/distribution expenses. An investor should understand that the purpose and function of the sales charge structures and shareholder servicing/distribution arrangements for both Retail A Shares and Retail B Shares are the same.

      Retail A Shares of the Funds are sold at their net asset value plus a front-end sales charge of up to 5.75%. This front-end sales charge may be reduced or waived in some cases. See the applicable Prospectus and "Applicable Sales Charges -- Retail A Shares" and "Quantity Discounts" above. Retail A Shares of a Fund, other than the Pan Asia, Large Cap Value and Large Cap Growth Funds, are currently subject to ongoing shareholder servicing fees at an annual rate of up to 0.30% of the Fund's average daily net assets attributable to its Retail A Shares. Retail A Shares of the Pan Asia Fund are subject to ongoing distribution fees at annual rate of up to 0.30% of the Fund's average daily net assets attributable to its Retail A Shares. Retail A Shares of the Large Cap Value and Large Cap Growth Funds are subject to ongoing distribution fees at an annual rate of up to 0.50% of each Fund's average daily net assets attributable to Retail A Shares. The Pan Asia, Large Cap Value and Large Cap Growth Funds do not intend to pay more than 0.25% in distribution fees with respect to Retail A Shares during the current fiscal year.

      Retail B Shares of the Funds are sold at net asset value without an initial sales charge. Normally, however, a deferred sales charge is paid if the Shares are redeemed (i) within six years of purchase if the Retail B Shares were purchased prior to January 1, 2001, (ii) within seven years of purchase if the Retail B Shares were purchased on or after January 1, 2001or (iii) with respect to Retail B Shares of the Asset Allocation, Equity Income, International Equity, Large Cap Value and Large Cap Growth Funds issued in connection with the reorganization of The Pillar Funds into Galaxy, within six years of purchase of the Class B Shares of the corresponding Pillar Fund held prior to the reorganization. See the applicable Prospectus and "Applicable Sales Charges - Retail B Shares" above. Retail B Shares of a Fund are currently subject to ongoing shareholder servicing and distribution fees at an annual rate of up to 0.95% of the Fund's average daily net assets attributable to its Retail B Shares. These ongoing fees, which are higher than those charged on Retail A Shares, will cause Retail B Shares to have a higher expense ratio and pay lower dividends than Retail A Shares.

      Retail B Shares of a Fund purchased prior to January 1, 2001 will convert automatically to Retail A Shares of the Fund six years after purchase. Retail B Shares of a Fund purchased on or after January 1, 2001 will convert automatically to Retail A Shares eight years after purchase. Retail B Shares of the Asset Allocation, Equity Income, International Equity, Large Cap Value and Large Cap Growth Funds acquired in connection with the reorganization of The Pillar Funds into Galaxy will convert automatically to Retail A Shares eight years after purchase of the Class B Shares of the corresponding Pillar Fund held prior to the reorganization. The purpose of the conversion is to relieve a holder of Retail B Shares of the higher ongoing expenses charged to those shares, after enough time has passed to allow PFPC Distributors to recover approximately the amount it would have received if the applicable front-end sales charge had been charged.

The conversion from Retail B Shares to Retail A Shares takes place at net asset value, as a result of which an investor receives dollar-for-dollar the same value of Retail A Shares as he or she had of Retail B Shares. The conversion occurs six years or eight years, as the case may be, after the beginning of the calendar month in which the Shares are purchased. Upon conversion, the converted shares will be relieved of the distribution and shareholder servicing fees borne by Retail B Shares, although they will be subject to the shareholder servicing fees borne by Retail A Shares of each Fund except the Pan Asia Fund. Retail B Shares of the Pan Asia Fund that convert to Retail A Shares of the Fund will be subject to the distribution fees borne by Retail A Shares.

      Retail B Shares acquired through a reinvestment of dividends or distributions (as discussed under "Applicable Sales Charge - Retail B Shares") are also converted at the earlier of two dates - (i) six years after the beginning of the calendar month in which the reinvestment occurred if the reinvestment is attributable to dividends or distribution on Retail B Shares purchased prior to January 1, 2001 or eight years after the beginning of the calendar month in which the reinvestment occurred if the reinvestment is attributable to Retail B Shares purchased on or after January 1, 2001 or Retail B Shares issued in connection with the reorganization of The Pillar Funds into Galaxy or (ii) the date of conversion of the most recently purchased Retail B Shares that were not acquired through reinvestment of dividends or distributions. For example, if an investor makes a one-time purchase of Retail B Shares of a Fund, and subsequently acquires additional Retail B Shares of such Fund only through reinvestment of dividends and/or distributions, all of such investor's Retail B Shares in the Fund, including those acquired through reinvestment, will convert to Retail A Shares of such Fund on the same date.

FACTORS TO CONSIDER WHEN SELECTING RETAIL A SHARES OR RETAIL B SHARES

      Investors deciding whether to purchase Retail A Shares or Retail B Shares of the Funds should consider whether, during the anticipated periods of their investments in a Fund, the accumulated distribution and shareholder servicing fees and potential contingent deferred sales charge on Retail B Shares prior to conversion would be less than the initial sales charge and accumulated shareholder servicing fees on Retail A Shares (distribution fees for Retail A Shares of the Pan Asia Fund) purchased at the same time, and to what extent such differential would be offset by the higher yield of Retail A Shares. In this regard, to the extent that the sales charge for Retail A Shares is waived or reduced by one of the methods described above, investments in Retail A Shares become more desirable. An investment of $250,000 or more in Retail B Shares would not be in most shareholders' best interest. Shareholders should consult their financial advisers and/or brokers with respect to the advisability of purchasing Retail B Shares in amounts exceeding $250,000.

      Although Retail A Shares of each Fund are subject to a shareholder servicing or distribution fee as described above, they are not subject to the higher distribution and shareholder servicing fee applicable to Retail B Shares. For this reason, Retail A Shares can be expected to pay correspondingly higher dividends per Share. However, because initial sales charges are deducted at the time of purchase, purchasers of Retail A Shares (that do not qualify for exemptions from or reductions in the initial sales charge) would have less of their purchase price initially invested in a Fund than purchasers of Retail B Shares in the Fund.

      As described above, purchasers of Retail B Shares will have more of their initial purchase price invested. Any positive investment return on this additional invested amount would partially or wholly offset the expected higher annual expenses borne by Retail B Shares. Because a Fund's future returns cannot be predicted, there can be no assurance that this will be the case. Holders of Retail B Shares would, however, own shares that are subject to a contingent deferred sales charge of up to 5.00% (5.50% with respect to Retail B Shares issued in connection with The Pillar Funds reorganization) upon redemption, depending upon the year of redemption. Investors expecting to redeem during the applicable period should compare the cost of the contingent deferred sales charge plus the aggregate distribution and shareholder servicing fees on Retail B Shares to the cost of the initial sales charge and shareholder servicing or distribution fees on the Retail A Shares. Over time, the expense of the annual distribution and shareholder servicing fees on the Retail B Shares may equal or exceed the initial sales charge and annual shareholder servicing or distribution fee applicable to Retail A Shares. For example, if net asset value remains constant, the aggregate distribution and shareholder servicing fees with respect to Retail B Shares of a Fund purchased on or after January 1, 2001 would equal or exceed the initial sales charge and aggregate shareholder servicing or distribution fees of Retail A Shares approximately eight years after the purchase. In order to reduce such fees for investors that hold Retail B Shares for more than eight years purchased on or after January 1, 2001, Retail B Shares will be automatically converted to Retail A Shares as described above at the end of such eight-year period.

PURCHASES OF TRUST SHARES

      Trust Shares are sold to investors maintaining qualified accounts at bank and trust institutions, including subsidiaries of FleetBoston Financial Corporation, and to participants in employer-sponsored defined contribution plans (such institutions and plans are referred to herein collectively as "Institutions"). Trust Shares sold to such investors ("Customers") will be held of record by Institutions. Purchases of Trust Shares will be effected only on days on which PFPC Distributors, Galaxy's custodian and the purchasing Institution are open for business ("Trust Business Days"). If an Institution accepts a purchase order from its Customer on a non-Trust Business Day, the order will not be executed until it is received and accepted by PFPC Distributors on a Trust Business Day in accordance with the foregoing procedures.

      Trust Shares of the International Equity and Pan Asia Funds may also be sold to clients, members and employees of Oechsle and UOBGC, respectively.

OTHER PURCHASE INFORMATION

      On a Business Day or a Trust Business Day when the Exchange closes early due to a partial holiday or otherwise, Galaxy will advance the time at which purchase orders must be received in order to be processed on that Business Day or Trust Business Day.

REDEMPTION OF RETAIL A SHARES, RETAIL B SHARES AND TRUST SHARES

      Redemption orders are effected at the net asset value per share next determined after receipt of the order by PFPC Distributors. On a Business Day or Trust Business Day when the Exchange closes early due to a partial holiday or otherwise, Galaxy will advance the time at which redemption orders must be received in order to be processed on that Business Day or Trust Business Day. Galaxy may require any information reasonably necessary to ensure that a redemption has been duly authorized. Proceeds from the redemptions of Retail B Shares will be reduced by the amount of any applicable contingent deferred sales charge. Galaxy reserves the right to transmit redemption proceeds within seven days after receiving the redemption order if, in its judgment, an earlier payment could adversely affect a Fund.

      Galaxy may suspend the right of redemption or postpone the date of payment for shares for more than seven days during any period when (a) trading in the markets the Funds normally utilize is restricted, or an emergency, as defined by the rules and regulations of the SEC exists making disposal of a Fund's investments or determination of its net asset value not reasonably practicable;
(b) the Exchange is closed (other than customary weekend and holiday closings); or (c) the SEC by order has permitted such suspension.

      If the Board of Trustees determines that conditions exist which make payment of redemption proceeds wholly in cash unwise or undesirable, Galaxy may make payment wholly or partly in securities or other property. Such redemptions will only be made in "readily marketable" securities. In such an event, a shareholder would incur transaction costs in selling the securities or other property. However, Galaxy has filed an election with the SEC to pay in cash all redemptions requested by a shareholder of record limited in amount during any 90-day period to the lesser of $250,000 or 1% of the net assets of a Fund at the beginning of such period. Such commitment cannot be revoked without the prior approval of the SEC.

            INVESTOR PROGRAMS - RETAIL A SHARES AND RETAIL B SHARES

      The following information supplements the description in the applicable Prospectus as to the various Investor Programs available to holders of Retail A Shares and Retail B Shares (collectively, "Retail Shares") of the Funds.

EXCHANGE PRIVILEGE

      The minimum initial investment to establish an account in another Fund or portfolio by exchange is $2,500, unless (i) the Retail Shares being redeemed were purchased through a registered representative who is a Fleet Bank employee, in which event there is no minimum investment requirement, or (ii) at the time of the exchange the investor elects, with respect to the Fund into which the exchange is being made, to participate in the Automatic Investment Program described below, in which event there is no minimum initial investment requirement, or in the College Investment Program described below, in which event the minimum initial investment is generally $100.

      An exchange involves a redemption of all or a portion of the Retail Shares of a Fund and the investment of the redemption proceeds in Retail Shares of another Fund offered by Galaxy or, with respect to Retail A Shares, otherwise advised by Fleet or its affiliates. The redemption will be made at the per share net asset value next determined after the exchange request is received. The Retail Shares of a Fund to be acquired will be purchased at the per share net asset value next determined after acceptance of the exchange request, plus any applicable sales charge.

      Investors may find the exchange privilege useful if their investment objectives or market outlook should change after they invest in any of the Funds. For further information regarding Galaxy's exchange privilege, investors should call PFPC at 1-877-289-4252. Customers of institutions should call their institution for such information. Investors exercising the exchange privilege into other portfolios should request and review these portfolios' prospectuses prior to making an exchange. Telephone 1-877-289-4252 for a prospectus or to make an exchange.

      In order to prevent abuse of this privilege to the disadvantage of other shareholders, Galaxy reserves the right to terminate the exchange privilege of any shareholder who requests more than three exchanges a year. Galaxy will determine whether to do so based on a consideration of both the number of exchanges that any particular shareholder or group of shareholders has requested and the time period over which their exchange requests have been made, together with the level of expense to Galaxy which will result from effecting additional exchange requests. The exchange privilege may be modified or terminated at any time. At least 60 days' notice of any material modification or termination will be given to shareholders except where notice is not required under the regulations of the SEC.

      For federal income tax purposes, an exchange of shares is a taxable event and, accordingly, a capital gain or loss may be realized by an investor. Before making an exchange request, an investor should consult a tax or other financial adviser to determine the tax consequences.

RETIREMENT PLANS

      Retail Shares of the Funds are available for purchase in connection with the following tax-deferred prototype retirement plans:

      INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS") (including traditional, Roth and Education IRAs and "roll-overs" from existing retirement plans), a retirement-savings vehicle for qualifying individuals. The minimum initial investment for an IRA account is $500 (including a spousal account).

      SIMPLIFIED EMPLOYEE PENSION PLANS ("SEPS"), a form of retirement plan for sole proprietors, partnerships and corporations. The minimum initial investment for a SEP account is $500.

      MULTI-EMPLOYEE RETIREMENT PLANS ("MERPS"), a retirement vehicle established by employers for their employees which is qualified under Section 401(k) and 403(b) of the Code. The minimum initial investment for a MERP is $500.

      KEOGH PLANS, a retirement vehicle for self-employed individuals. The minimum initial investment for a Keogh Plan is $500.

      Detailed information concerning eligibility and other matters related to these plans and the form of application is available from PFPC (call 1-877-289-4252) with respect to IRAs, SEPs and Keogh Plans and from Fleet Securities, Inc. (call 1-800-221-8210) with respect to MERPs.

AUTOMATIC INVESTMENT PROGRAM AND SYSTEMATIC WITHDRAWAL PLAN

      The Automatic Investment Program permits an investor to purchase Retail Shares of a Fund each month or each quarter. Provided an investor's financial institution allows automatic withdrawals, Retail Shares are purchased by transferring funds from the investor's checking, bank money market, NOW or savings account designated by the investor. The account designated will be debited in the specified amount, and Retail Shares will be purchased, on a monthly or quarterly basis, on any Business Day designated by the investor. If the designated day falls on a weekend or holiday, the purchase will be made on the Business Day closest to the designated day. Only an account maintained at a domestic financial institution which is an Automated Clearing House ("ACH") member may be so designated.

      The Systematic Withdrawal Plan permits an investor to automatically redeem Retail Shares on a monthly, quarterly, semi-annual, or annual basis on any Business Day designated by an investor if the account has a starting value of at least $10,000. If the designated day falls on a weekend or holiday, the redemption will be made on the Business Day closest to the designated day. Proceeds of the redemption will be sent to the shareholder's address of record or financial institution within three Business Days of the redemption. If redemptions exceed purchases and dividends, the number of shares in the account will be reduced. Investors may terminate the Systematic Withdrawal Plan at any time upon written notice to PFPC, Galaxy's transfer agent (but not less than five days before a payment date). There is no charge for this service. Purchases of additional Retail A Shares concurrently with withdrawals are ordinarily not advantageous because of the sales charge involved in the additional purchases. No contingent deferred sales charge will be assessed on redemptions of Retail B Shares made through the Systematic Withdrawal Plan that do not exceed 12% of an account's net asset value on an annualized basis. For example, monthly, quarterly and semi-annual Systematic Withdrawal Plan redemptions of Retail B Shares will not be subject to the contingent deferred sales charge if they do not exceed 1%, 3% and 6%, respectively, of an account's net asset value on the redemption date. Systematic Withdrawal Plan redemptions of Retail B Shares in excess of this limit are still subject to the applicable contingent deferred sales charge.

PAYROLL DEDUCTION PROGRAM

      To be eligible for the Payroll Deduction Program, the payroll department of an investor's employer must have the capability to forward transactions directly through the ACH, or indirectly through a third party payroll processing company that has access to the ACH. An investor must complete and submit a Galaxy Payroll Deduction Application to his or her employer's payroll department, which will arrange for the specified amount to be debited from the investor's paycheck each pay period. Retail Shares of Galaxy will be purchased within three days after the debit occurred. If the designated day falls on a weekend or non-Business Day, the purchase will be made on the Business Day closest to the designated day. An investor should allow between two to four weeks for the Payroll Deduction Program to be established after submitting an application to the employer's payroll department.

COLLEGE INVESTMENT PROGRAM

      Galaxy reserves the right to redeem accounts participating in the College Investment Program involuntarily, upon 60 days' written notice, if the account's net asset value falls below the applicable minimum initial investment as a result of redemptions. Investors participating in the College Investment Program will receive consolidated monthly statements of their accounts. Detailed information concerning College Investment Program accounts and applications may be obtained from PFPC Distributors (call 1-877-289-4252).

DIRECT DEPOSIT PROGRAM

      Death or legal incapacity will terminate an investor's participation in the Direct Deposit Program. An investor may elect at any time to terminate his or her participation by notifying in writing the Social Security Administration. Further, Galaxy may terminate an investor's participation upon 30 days' notice to the investor.

                                      TAXES

      Each Fund qualified during its last taxable year and intends to continue to qualify as a regulated investment company under Subchapter M of the Code, and to distribute out its income to shareholders each year, so that each Fund itself generally will be relieved of federal income and excise taxes. If a Fund were to fail to so qualify: (1) the Fund would be taxed at regular corporate rates without any deduction for distributions to shareholders; and (2) shareholders would be taxed as if they received ordinary dividends, although corporate shareholders could be eligible for the dividends received deduction.

      A 4% non-deductible excise tax is imposed on regulated investment companies that fail to currently distribute specified percentages of their ordinary taxable income and capital gain net income (excess of capital gains over capital losses). Each Fund intends to make sufficient distributions or deemed distributions of its ordinary taxable income and any capital gain net income prior to the end of each calendar year to avoid liability for this excise tax.

      The Funds will be required in certain cases to withhold and remit to the United States Treasury at least 30% of taxable dividends or gross sale proceeds paid to any shareholder who (i) has failed to provide a correct tax identification number, (ii) is subject to back-up withholding due to prior failure to properly include on his or her return payments of taxable interest or dividends, or (iii) has failed to certify to the Funds that he or she is not subject to back-up withholding when required to do so or that he or she is an "exempt recipient."

      Dividends declared in October, November or December of any year that are payable to shareholders of record on a specified date in such months will be deemed to have been received by shareholders and paid by a Fund on December 31 of such year if such dividends are actually paid during January of the following year.

TAXATION OF CERTAIN FINANCIAL INSTRUMENTS AND INVESTMENTS

      The tax principles applicable to transactions in financial instruments and futures contacts and options that may be engaged in by a Fund, and investments in passive foreign investment companies ("PFICs"), are complex and, in some cases, uncertain. Such transactions and investments may cause a Fund to recognize taxable income prior to the receipt of cash, thereby requiring the Fund to liquidate other positions, or to borrow money, so as to make sufficient distributions to shareholders to avoid corporate-level tax. Moreover, some or all of the taxable income recognized may be ordinary income or short-term capital gain, so that the distributions may be taxable to shareholders as ordinary income.

      In addition, in the case of any shares of a PFIC in which a Fund invests, the Fund may be liable for corporate-level tax on any ultimate gain or distributions on the shares if the Fund fails to make an election to recognize income annually during the period of its ownership of the shares.

                              TRUSTEES AND OFFICERS

      The business and affairs of the Funds are managed under the direction of Galaxy's Board of Trustees in accordance with the laws of the Commonwealth of Massachusetts and the Trust's Declaration of Trust. Information pertaining to the trustees and officers of Galaxy is set forth below. Trustees who are not deemed to be "interested persons" of Galaxy as defined in the 1940 Act are referred to as "Independent Trustees." Trustees who are deemed to be "interested persons" of Galaxy are referred to as "Interested Trustees."


                                                                                           Number of
                                                Term of                                    Portfolios
                                                Office and                                 in Fund
                              Position(s)       Length of                                  Complex(3)
Name, Address and             Held With         Time          Principal Occupation(s)      Overseen by      Other Directorships
Age(1)                         Galaxy           Served(2)     During Past 5 Years          Trustee           Held by Trustee(4)
------------------------------------------------------------------------------------------------------------------------------------
INDEPENDENT TRUSTEES

Dwight E. Vicks, Jr.          Chairman &         4/2/86       Chairman & Director,             53      Director, Utica First
Age 68                         Trustee                        Vicks Lithograph &                       Insurance Company; Director,
                                                              Printing Corporation                     SBU Bank; Director, Partners
                                                              (book manufacturing and                  Trust Financial Group;
                                                              commercial printing).                    Director, Monitor Life
                                                                                                       Insurance Company; Director,
                                                                                                       Commercial Travelers Mutual
                                                                                                       Insurance Company.

Louis DeThomasis               Trustee           8/10/86      President,                       53                None
Age 61                                                        Saint Mary's University
                                                              of Minnesota.

Kenneth A Froot(5)             Trustee           12/5/00      Professor of Finance,            53                None
Age 44                                                        Harvard University.

James M. Seed                  Trustee           5/26/88      President, The Astra             53      Chairman and Director,
Age 60                                                        Ventures, Incorporated                   Fischer-Watt Gold Co.;
                                                              (oil and gas exploration;                Director, XSCI, Inc.
                                                              private equity).

INTERESTED TRUSTEE

John T. O'Neill(6)             Trustee,          2/25/88      Private Investor;                53                None
Age 57                        President &                     Executive Vice President
                              Treasurer                       and Chief Financial
                                                              Officer, Hasbro, Inc.
                                                              (toy and game
                                                              manufacturer) until
                                                              December 1999.

                                                                                           Number of
                                                Term of                                    Portfolios
                                                Office and                                 in Fund
                              Position(s)       Length of                                  Complex(3)
Name, Address and             Held With         Time          Principal Occupation(s)      Overseen by      Other Directorships
Age(1)                         Galaxy           Served(2)     During Past 5 Years          Trustee           Held by Trustee(4)
------------------------------------------------------------------------------------------------------------------------------------
OFFICERS

William Greilich(7)             Vice             9/10/98      Vice President and               N/A               N/A
PFPC Inc.                     President                       Division Manager, PFPC
4400 Computer Drive                                           Inc., 1996 to present;
Westborough,                                                  Vice President,
01581-5108                                                    PFPC Inc., 1991-1996.
Age 47

W. Bruce McConnel(7)          Secretary          4/03/86      Partner of the law firm          N/A               N/A
One Logan Square                                              Drinker Biddle &
18th & Cherry Streets                                         Reath LLP, Philadelphia,
Philadelphia, PA 19103                                        Pennsylvania.
Age 59

Gregory Sackos(7)             Assistant          9/6/01       Director, Fund Accounting        N/A               N/A
PFPC Inc.                     Secretary                       and Administration, PFPC
4400 Computer Drive                                           Inc., 1998 to present;
Westborough, MA 01581-5108                                    Second Vice President,
Age 37                                                        Chase Global Financial
                                                              Services, 1996-1998.

----------
      (1). Each trustee may be contacted by writing to the trustee, c/o The Galaxy Fund, 4400 Computer Drive, Westborough, Massachusetts 01581-5108,
      Attn: William Greilich.

      (2). Each trustee holds offices for an indefinite term until the earliest of: (a) the election of his successor; (b) the date a trustee dies, resigns or is removed or adjudged incompetent by the Board of Trustees in accordance with Galaxy's Declaration of Trust; (c) in accordance with the current resolutions of the Board of Trustees (which may be changed by the trustees without shareholder approval) at the end of the calendar year during which the trustee attains the age of 70 years (75 years with respect to each current trustee except Mr. Froot); or (d) Galaxy terminates. Each officer holds office for an indefinite term until the earliest of: (a) the election of his successor; (b) the date an officer dies, resigns or is removed by the Board of Trustees in accordance with Galaxy's Code of Regulations; or (c) Galaxy terminates.

      (3). The "Fund Complex" consisting of all registered investment companies for which Fleet or any of its affiliates serves as investment adviser, including Galaxy, The Galaxy VIP Fund and Galaxy Fund II. In addition to Galaxy (40 portfolios), each trustee also serves as a trustee of The Galaxy VIP Fund (8 portfolios) and Galaxy Fund II (5 portfolios). In addition to Galaxy, Mr. Vicks and Mr. O'Neill serve as Chairman and President and Treasurer, respectively, of The Galaxy VIP Fund and Galaxy Fund II.

      (4). Directorships of companies required to report to the Securities and Exchange Commission under the Securities Exchange Act of 1934 (i.e., "public companies") or other investment companies registered under the 1940 Act.

      (5). Prior to June 26, 2000, Mr. Froot was a trustee of the Boston 1784 Funds, which was advised by Fleet National Bank, an affiliate of Fleet. On June 26, 2000, the Boston 1784 Funds were reorganized into Galaxy.

      (6). Mr. O'Neill is considered to be an Interested Trustee because (i) he owns securities issued by FleetBoston Financial Corporation and (ii) he serves as an officer of Galaxy.

      (7). Mr. Greilich, Mr. McConnel and Mr. Sackos also serve as Vice President, Secretary and Assistant Secretary, respectively, of The Galaxy VIP Fund and Galaxy Fund II.

STANDING BOARD COMMITTEES

      The Board of Trustees has established three committees, i.e., Audit, Nominating and Valuation.

      The Audit Committee annually considers the engagement and compensation of Galaxy's independent auditors, oversees the audit process and reviews with the auditors the scope and results of the audit of Galaxy's financial statements. The Audit Committee is a "committee of the whole" in that all of the trustees serve on the Committee. The Audit Committee met four times during the fiscal year ended October 31, 2001.

      The Nominating Committee is responsible for the selection and nomination of candidates for appointment or election to serve as trustees. The Nominating Committee consists of three Independent Trustees (Messrs. DeThomasis, Seed and Vicks). There were no formal meetings of the Nominating Committee during the fiscal year ended October 31, 2001. The Nominating Committee will consider nominees recommended by shareholders. Recommendations should be submitted to the Committee in care of Galaxy's Secretary.

      The Valuation Committee is responsible for the review of pricing and valuation issues as needed. The Valuation Committee consists of two Independent Trustees (Messrs. Seed and Vicks). There were no formal meetings of the Valuation Committee during the fiscal year ended October 31, 2001.

TRUSTEE OWNERSHIP OF FUND SHARES

      The following table shows the dollar range of shares beneficially owned by each trustee in the Funds and other portfolios of Galaxy, The Galaxy VIP Fund and Galaxy Fund II.

                                                                         AGGREGATE DOLLAR RANGE OF
                                                                          EQUITY SECURITIES IN ALL
                                      DOLLAR RANGE OF                   PORTFOLIOS IN GALAXY COMPLEX(2)
NAME OF TRUSTEE                EQUITY SECURITIES IN THE FUNDS(1)           OVERSEEN BY TRUSTEE
-----------------------------------------------------------------------------------------------------
INDEPENDENT TRUSTEES

Dwight E. Vicks, Jr.        Equity Value Fund
                            $50,001 - $100,000

                            Equity Growth Fund
                            $50,001 - $100,000

                            Small Company Equity Fund
                            $10,001 - $50,000

                            International Equity Fund
                            $10,001 - $50,000

                            All other Funds:  None                                over $100,000

Kenneth A. Froot            None                                                  over $100,000

Louis DeThomasis            None                                                  over $100,000

James M. Seed               Equity Value Fund
                            over $100,000

                            Equity Growth Fund
                            $1 - $10,000

                            International Equity Fund
                            $1 - $10,000

                            Small Company Equity Fund
                            $1 - $10,000

                            All other Funds:  None                                over $100,000

INTERESTED TRUSTEE
John T. O'Neill             None                                                  over $100,000

----------
(1) Includes the value of shares beneficially owned by each trustee in each Fund as of December 31, 2001.

(2) Includes Galaxy, The Galaxy VIP Fund, and Galaxy Fund II. As of December 31, 2001, Galaxy consisted of 40 portfolios, The Galaxy VIP Fund consisted of 8 portfolios and Galaxy Fund II consisted of 5 portfolios.

      As of February 5, 2002, the trustees and officers of Galaxy owned less than 1% of its outstanding shares.

BOARD COMPENSATION

         Effective September 8, 2000, each trustee receives an annual aggregate fee of $54,000 for his services as a trustee of Galaxy, The Galaxy VIP Fund ("Galaxy VIP") and Galaxy Fund II ("Galaxy II") (collectively, the "Trusts"), plus an additional $4,000 for each in-person Galaxy Board meeting attended and $1,500 for each in-person Galaxy VIP or Galaxy II Board meeting attended not held concurrently with an in-person Galaxy meeting, and is reimbursed for expenses incurred in attending all meetings. Each trustee also receives $750 for each telephone Board meeting in which the trustee participates, $1,000 for each in-person Board committee meeting attended and $500 for each telephone Board committee meeting in which the trustee participates. The Chairman of the Boards of the Trusts is entitled to an additional annual aggregate fee in the amount of $4,000, and the President and Treasurer of the Trusts is entitled to an additional annual aggregate fee of $2,500 for their services in these respective capacities. The foregoing trustees' and officers' fees are allocated among the portfolios of the Trusts based on their relative net assets. Prior to September 8, 2000, each trustee was entitled to receive an annual aggregate fee of $45,000 for his services as a trustee of the Trusts plus an additional $3,500 for each in-person Galaxy Board meeting attended, with all other fees being the same as those currently in effect.

      Effective March 1, 1996, each trustee became entitled to participate in The Galaxy Fund, The Galaxy VIP Fund and Galaxy Fund II Deferred Compensation Plans (the "Original Plans"). Effective January 1, 1997, the Original Plans were merged into The Galaxy Fund/The Galaxy VIP Fund/Galaxy Fund II Deferred Compensation Plan (together with the Original Plans, the "Plan"). Under the Plan, a trustee may elect to have his deferred fees treated as if they had been invested by the Trusts in the shares of one or more portfolios in the Trusts, or other types of investment options, and the amount paid to the trustees under the Plan will be determined based upon the performance of such investments. Deferral of trustees' fees will have no effect on a portfolio's assets, liabilities, and net income per share, and will not obligate the Trusts to retain the services of any trustee or obligate a portfolio to any level of compensation to the trustee. The Trusts may invest in underlying securities without shareholder approval.

      No employee of PFPC receives any compensation from Galaxy for acting as an officer. No person who is an officer, director or employee of Fleet, Oechsle or UOBGC, or any of their affiliates serve as a trustee, officer or employee of Galaxy.

      The following chart provides certain information about the fees received by Galaxy's trustees during the fiscal year ended October 31, 2001.

                                                   Pension or              Total Compensation
                               Aggregate       Retirement Benefits           from Galaxy and
                              Compensation     Accrued as Part of            Fund Complex(1)
   Name of Person/Position    From Galaxy       Fund Expenses               Paid to Trustees
--------------------------------------------------------------------------------------------
INDEPENDENT TRUSTEES
Dwight E. Vicks, Jr.
Chairman and Trustee            $72,717               None                     $77,000

Donald B. Miller(2),(4)
Trustee                         $68,940               None                     $73,000

Rev. Louis DeThomasis
Trustee                         $68,940               None                     $73,000

James M. Seed(4)
Trustee                         $68,940               None                     $73,000

Kenneth A. Froot(3),(4)
Trustee                         $51,074               None                     $54,000

INTERESTED TRUSTEES
Bradford S. Wellman
Trustee(2)                      $29,929               None                     $31,750

John T. O'Neill(4)
President, Treasurer
and Trustee                     $71,300               None                     $75,500

----------
(1) The "Fund Complex" consists of all registered investment companies for which Fleet or any of its affiliates serves as investment adviser, including Galaxy, The Galaxy VIP Fund and Galaxy Fund II. In addition to Galaxy, each trustee also serves as a trustee of The Galaxy VIP Fund and Galaxy Fund II and receives compensation for such services.

(2) Mr. Wellman resigned as a trustee of Galaxy, The Galaxy VIP Fund and Galaxy Fund II on December 14, 2000 and Mr. Miller retired as a trustee of Galaxy, The Galaxy VIP Fund and Galaxy Fund II on December 31, 2001. Each currently serves as an emeritus trustee of Galaxy, The Galaxy VIP Fund and Galaxy Fund II and receives the same meeting fees as the trustees and reimbursement for expenses incurred in attending meetings.

(3) Mr. Froot was appointed a trustee of Galaxy, The Galaxy VIP Fund and Galaxy Fund II on December 15, 2000.

(4) Deferred compensation (including interest) in the amounts of $68,414, $54,704, ($32,206) and $52,599 accrued during Galaxy's fiscal year ended October 31, 2001 for Messrs. Miller, O'Neill, Seed and Froot, respectively.

SHAREHOLDER AND TRUSTEE LIABILITY

         Under Massachusetts law, shareholders of a business trust may, under certain circumstances, be held personally liable as partners for the obligations of the trust. However, Galaxy's Declaration of Trust provides that shareholders shall not be subject to any personal liability for the acts or obligations of Galaxy, and that every note, bond, contract, order or other undertaking made by Galaxy shall contain a provision to the effect that the shareholders are not personally liable thereunder. The Declaration of Trust provides for indemnification out of the trust property of any shareholder held personally liable solely by reason of his or her being or having been a shareholder and not because of his or her acts or omissions outside such capacity or some other reason. The Declaration of Trust also provides that Galaxy shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of

Galaxy, and shall satisfy any judgment thereon. Thus, the risk of shareholder liability is limited to circumstances in which Galaxy itself would be unable to meet its obligations.

      The Declaration of Trust states further that no trustee, officer or agent of Galaxy shall be personally liable for or on account of any contract, debt, claim, damage, judgment or decree arising out of or connected with the administration or preservation of the trust estate or the conduct of any business of Galaxy; nor shall any trustee be personally liable to any person for any action or failure to act except by reason of his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties as trustee. The Declaration of Trust also provides that all persons having any claim against the trustees or Galaxy shall look solely to the trust property for payment.

      With the exceptions stated, the Declaration of Trust provides that a trustee is entitled to be indemnified against all liabilities and expenses reasonably incurred by him in connection with the defense or disposition of any proceeding in which he may be involved or with which he may be threatened by reason of his being or having been a trustee, and that the Board of Trustees shall indemnify representatives and employees of Galaxy to the same extent to which they themselves are entitled to indemnification.

                       INVESTMENT ADVISER AND SUB-ADVISERS

      Fleet, an indirect wholly-owned subsidiary of FleetBoston Financial Corporation, serves as investment adviser to the Funds. In its advisory agreement, Fleet has agreed to provide investment advisory services to the Funds as described in the Prospectuses. Fleet has also agreed to pay all expenses incurred by it in connection with its activities under the advisory agreement other than the cost of securities (including brokerage commissions) purchased for the Funds. See "Expenses" below.

      For the services provided and expenses assumed with respect to the Funds, Fleet is entitled to receive advisory fees, computed daily and paid monthly, at the annual rate of 0.75% of the average daily net assets of each Fund other than the International Equity and Pan Asia Funds. For the services provided and the expenses assumed with respect to the International Equity Fund, Fleet is entitled to receive advisory fees, computed daily and paid monthly, at the annual rate of 1.15% of the first $50 million of the Fund's average daily net assets, plus 0.95% of the next $50 million of such assets, plus 0.85% of net assets in excess of $100 million. For the services provided and the expenses assumed with respect to the Pan Asia Fund, Fleet is entitled to receive advisory fees, computed daily and paid monthly, at the annual rate of 1.20% of the average daily net assets of the Fund. The Funds, other than the International Equity and Pan Asia Funds, have been advised by Fleet that, effective August 1, 2001 and until further notice to Galaxy's Board of Trustees, it intends to waive advisory fees payable by the Funds so that advisory fees payable by the Funds would be as follows: 0.75% of the first $500 million of average daily net assets, plus 0.70% of the next $500 million of average daily net assets, plus 0.65% of the next $500 million of average daily net assets, plus 0.60% of the next $500 million of average daily net assets, plus 0.55% of average daily net assets in excess of $2 billion.

      During the last three fiscal years, the following Funds paid advisory fees (net of fee waivers and/or expense reimbursements) to Fleet as set forth below:

                                   FOR THE FISCAL YEARS ENDED OCTOBER 31:
FUND                                 2001          2000           1999
----                                 ----          ----           ----
Asset Allocation                 $ 5,204,369    $ 5,783,582    $ 5,338,301
Equity Income                    $ 2,072,449    $ 2,317,652    $ 2,608,376
Growth and Income                $ 7,003,549    $ 5,899,914    $ 4,577,393
Strategic Equity                 $   642,804    $    96,991    $   455,936
Equity Value                     $ 2,973,507    $ 3,812,574    $ 4,468,558
Equity Growth                    $11,771,942    $13,911,341    $10,553,344
International Equity             $ 4,984,528    $ 5,508,346    $ 3,119,675
Pan Asia                         $         0    $         0(1)       *
Small Cap Value                  $ 3,724,882    $ 2,843,896    $ 2,487,806
Small Company Equity             $ 3,664,651    $ 4,109,620    $ 2,481,560
Growth Fund II                   $   755,672         **             **

----------
*   Not in operation during the period.
**  See below for advisory fees paid by the Predecessor Boston 1784 Fund.

(1) For the period from September 1, 2000 (commencement of operations) through October 31, 2000.

      During the last three fiscal years, Fleet waived advisory fees with respect to such Funds as set forth below:

                                   FOR THE FISCAL YEARS ENDED OCTOBER 31:
FUND                                 2001           2000           1999
----                                 ----           ----           ----
Asset Allocation                 $    18,195    $         0    $         0
Equity Income                    $         0    $         0    $         0
Growth and Income                $    41,194    $         0    $         0
Strategic Equity                 $   233,716    $   180,724    $   165,794
Equity Value                     $         0    $         0    $         0
Equity Growth                    $   152,573    $         0    $         0
International Equity             $ 1,993,856    $ 2,211,773    $ 1,216,531
Pan Asia                         $         0    $         0(1) $         0
Small Cap Value                  $     5,778    $         0    $         0
Small Company Equity             $         0    $         0    $         0
Growth Fund II                   $         0    $         0    $         0

----------

(1) For the period from September 1, 2000 (commencement of operations) through October 31, 2000.

    During the last three fiscal years, Fleet reimbursed expenses as follows:

                                  FOR THE FISCAL YEARS ENDED OCTOBER 31:
FUND                                2001           2000           1999
----                                ----           ----           ----

Asset Allocation                 $        0       $      0       $    0
Equity Income                    $        0       $      0       $    0
Growth and Income                $        0       $      0       $    0
Strategic Equity                 $        0       $      0       $    0
Equity Value                     $        0       $      0       $    0
Equity Growth                             $       $      0       $    0
International Equity             $        0       $      0       $    0
Pan Asia                         $   45,383       $  8,172(1)         *
Small Cap Value                  $        0       $      0       $    0
Small Company Equity             $        0       $      0       $    0
Growth Fund II                   $  149,982             **           **

----------
*   Not in operation during the period.
**  See below for advisory fees waived by the Predecessor Boston 1784 Fund.
(1) For the period from September 1, 2000 (commencement of operations) through October 31, 2000.

      The advisory agreement provides that Fleet shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of its duties under the advisory agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Fleet in the performance of its duties or from reckless disregard by it of its duties and obligations thereunder. Unless sooner terminated, the advisory agreement will continue in effect with respect to a particular Fund from year to year as long as such continuance is approved at least annually (i) by the vote of a majority of trustees who are not parties to such advisory agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval; and (ii) by Galaxy's Board of Trustees, or by a vote of a majority of the outstanding shares of such Fund. The term "majority of the outstanding shares of such Fund" means, with respect to approval of an advisory agreement, the vote of the lesser of (i) 67% or more of the shares of the Fund present at a meeting, if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (ii) more than 50% of the outstanding shares of the Fund. The advisory agreement may be terminated by Galaxy or by Fleet on sixty days' written notice and will terminate immediately in the event of its assignment.

      Prior to March 1, 2001, Summit Bank Investment Management Division, a division of Summit Bank ("Summit Bank"), served as the investment adviser to the Predecessor Large Cap Value Fund and the Predecessor Large Cap Growth Fund. Summit Bank was a wholly-owned subsidiary of Summit Bancorp. On March 1, 2001, FleetBoston Financial Corporation, Fleet's parent corporation, acquired Summit Bancorp and thereafter, Fleet succeeded Summit Bank as the investment adviser to the Predecessor Pillar Funds. The Predecessor Pillar Funds were reorganized into Galaxy on August 27, 2001.

      Summit Bank served as investment adviser to the Predecessor Pillar Funds pursuant to an investment advisory agreement dated April 28, 1996 ("Prior Pillar Agreement"). Pursuant to the terms of the Prior Pillar Agreement, Summit Bank was entitled to receive fees, accrued daily and paid monthly, at the annual rate of 0.75% of the average daily net assets of the Predecessor Pillar Funds. In addition, Summit Bank waived investment advisory fees and/or reimbursed expenses to help the Predecessor Pillar Funds maintain competitive expense ratios.

      During the fiscal years ended December 31, 2000, 1999 and 1998, the Predecessor Pillar Funds paid advisory fees to Summit Bank as set forth below:

                                      FISCAL YEARS ENDED DECEMBER 31:
FUND                                 2000           1999           1998
----                                 ----           ----           ----

Large Cap Value Fund             $ 2,083,316    $ 1,948,639    $ 1,184,685
Large Cap Growth Fund            $ 2,356,771    $ 1,552,926    $   903,953

      During the fiscal years ended December 31, 2000, 1999 and 1998, Summit Bank waived advisory fees with respect to the Predecessor Funds as set forth below:

                                      FISCAL YEARS ENDED DECEMBER 31:
FUND                                 2000           1999           1998
----                                 ----           ----           ----
Large Cap Value Fund             $   232,053    $   351,110    $   666,888
Large Cap Growth Fund            $   248,687    $   280,079    $   493,857

      For the fiscal period January 1, 2001 through October 31, 2001, the Large Cap Value Fund and Large Cap Growth Fund paid advisory fees (net of fee waivers and/or expense reimbursements) to Summit Bank and/or Fleet of $1,363,009 and $1,373,192, respectively. For the period January 1, 2001 through October 31, 2001, Summit Bank and/or Fleet reimbursed expenses of $36,031 and $51,050, respectively, with respect to the Large Cap Value Fund and Large Cap Growth Fund. For the same period, Summit Bank and/or Fleet waived advisory fees of $119,472 and $129,833, respectively, with respect to the Large Cap Value Fund and the Large Cap Growth Fund.

      Prior to the Boston 1784 Reorganization, the Predecessor Growth Fund II was advised by Fleet National Bank (formerly, BankBoston N.A. ("BankBoston")). BankBoston was a wholly-owned subsidiary of BankBoston Corporation. On October 1, 1999, BankBoston Corporation merged into Fleet Financial Group, Inc. to form FleetBoston Financial Corporation (the "Holding Company Merger"). As a result of the Holding Company Merger, BankBoston became a subsidiary of FleetBoston Financial Corporation and an affiliate of the Adviser and was renamed Fleet National Bank ("FNB").

      FNB served as an investment adviser to the Predecessor Growth Fund II pursuant to an investment advisory agreement date June 1, 1993 (the "Prior Boston 1784 Agreement"). Pursuant to the terms of the Prior Boston 1784 Agreement, FNB was entitled to receive fees, accrued daily and paid monthly, at the annual rate of 0.74% of the average daily net assets of the Fund. In addition, FNB agreed to waive investment advisory fees and/or reimburse expenses to help the Predecessor Growth Fund II to maintain competitive expense ratios.

      During the two fiscal years ended May 31, 2000 and 1999, the Predecessor Growth II Fund paid advisory fees (net of fee waivers and/or expense reimbursements) to FNB and/or BankBoston of $1,827,000, and $1,455,000, respectively.

      For the period June 1, 2000 through October 31, 2000, Growth Fund II paid advisory fees (net of fee waivers and/or expense reimbursements) to Fleet, BankBoston and/or FNB of $422,735. For the period June 1, 2000 through October 31, 2000, Fleet and/or FNB reimbursed $74,016 in expenses with respect to the Growth Fund II.

INTERNATIONAL EQUITY FUND

      The advisory agreement between Galaxy and Fleet with respect to the International Equity Fund provides that Fleet will provide a continuous investment program for the Fund, including research and management with respect to all securities and investments and cash equivalents in the Fund. In addition, the advisory agreement authorizes Fleet to engage a sub-adviser to assist it in the performance of its services. Pursuant to such authorization, Fleet has appointed Oechsle, a Delaware limited liability company with principal offices at One International Place, Boston, Massachusetts 02210, as the sub-adviser to the International Equity Fund. The member manager of Oechsle is Oechsle Group, LLC. FleetBoston Financial Corporation owns approximately a 35% non-voting interest in Oechsle. As of December 31, 2001, Oechsle had discretionary management authority over approximately $14 billion in assets.

      Under its sub-advisory agreement with Fleet, Oechsle determines which securities and other investments will be purchased, retained or sold for the Fund; places orders for the Fund; manages the Fund's overall cash position; and provides Fleet with foreign broker research and a quarterly review of international economic and investment developments. Fleet, among other things, assists and consults with Oechsle in connection with the Fund's continuous investment program; approves lists of foreign countries recommended by Oechsle for investment; reviews the investment policies and restrictions of the Fund and recommends appropriate changes to the Board of Trustees; and provides the Board of Trustees and Oechsle with information concerning relevant economic and political developments. Oechsle will provide services under the sub-advisory agreement in accordance with the Fund's investment objectives, policies and restrictions. Unless sooner terminated by Fleet or the Board of Trustees upon sixty days' written notice or by Oechsle upon ninety days' written notice, the sub-advisory agreement will continue in effect from year to year as long as such continuance is approved at least annually as described above.

      For the services provided and the expenses assumed pursuant to the sub-advisory agreement, Fleet pays a fee to Oechsle, computed daily and paid quarterly, at the annual rate of 0.40% of the first $50 million of the International Equity Fund's average daily net assets, plus 0.35% of average daily net assets in excess of $50 million.

      For the fiscal years ended October 31, 2001, 2000 and 1999, Oechsle received sub-advisory fees of $2,816,224, $3,121,396 and $1,728,153, respectively, with respect to the International Equity Fund.

PAN ASIA FUND

      The advisory agreement between Galaxy and Fleet with respect to the Pan Asia Fund provides that Fleet will provide a continuous investment program for the Fund, including research and management with respect to all securities and investments and cash equivalents in the Fund. In addition, the advisory agreement authorizes Fleet to engage a sub-adviser to assist it in the performance of its services. Pursuant to such authorization, Fleet has appointed UOBGC, which is an indirect majority-owned subsidiary of United Overseas Bank Group and which has its principal offices at 592 Fifth Avenue, Suite 602, New York, New York 10036, as the sub-adviser to the Pan Asia Fund. As of December 31, 2001, UOBGC, together with its affiliates, had discretionary management authority over approximately $2.3 billion in assets.

      Under its sub-advisory agreement with Fleet, UOBGC determines which securities and other investments will be purchased, retained or sold for the Fund; places orders for the Fund; manages the Fund's overall cash position; and provides Fleet with foreign broker research and a quarterly review of international economic and investment developments. Fleet, among other things, assists and consults with UOBGC in connection with the Fund's continuous investment program; approves lists of foreign countries recommended by UOBGC for investment; reviews the investment policies and restrictions of the Fund and recommends appropriate changes to the Board of Trustees; and provides the Board of Trustees and UOBGC with information concerning relevant economic and political developments. UOBGC will provide services under the sub-advisory agreement in accordance with the Fund's investment objectives, policies and restrictions. Unless sooner terminated by Fleet or the Board of Trustees upon sixty days' written notice or by UOBGC upon ninety days' written notice, the sub-advisory agreement will continue in effect from year to year as long as such continuance is approved at least annually as described above.

      For the services provided and the expenses assumed pursuant to the sub-advisory agreement, Fleet pays a fee to UOBGC, computed daily and paid monthly, at the annual rate of 0.72% of the average daily net assets of the Fund.

      For the fiscal year ended October 31, 2001 and the fiscal period September 1, 2000 through October 31, 2000, UOBGC received sub-advisory fees of $27,211 and $4,903, respectively, with respect to the Pan Asia Fund.

      Fleet, Oechsle and UOBGC are authorized to allocate purchase and sale orders for portfolio securities to certain financial institutions, including, to the extent permitted by law or order of the SEC, financial institutions that are affiliated with Fleet, Oechsle or UOBGC or that have sold shares of the Funds, if Fleet, Oechsle or UOBGC, as the case may be, believes that the quality of the transactions and the commission are comparable to what they would be with other qualified brokerage forms.

ANNUAL BOARD APPROVAL OF INVESTMENT ADVISORY AND SUB-ADVISORY AGREEMENTS

      At a meeting held on May 31, 2001, the Board of Trustees of Galaxy, including the Independent Trustees, approved the continuation of Galaxy's investment advisory agreement with Fleet with respect to each Fund for an additional one-year period. In connection with such approval, the trustees considered, with the assistance of independent counsel, their legal responsibilities and reviewed the nature and quality of Fleet's services provided to each Fund and Fleet's experience and qualifications. Among other items, the trustees also reviewed and considered: (1) a Lipper report comparing the advisory fees and total expense ratio of each class of shares of each Fund to Lipper data on investment objective peer group averages, industry peer group averages and bank peer group averages; (2) a report on Galaxy's advisory fee structure, which included the proposed implementation of new breakpoints in the advisory fees for certain of Galaxy's equity and bond portfolios and a comparison of the proposed fees (after implementation of the breakpoints) to Lipper data describing the median advisory fees for funds with similar investment objectives; (3) a report on the assets, advisory fees, advisory fee waivers and expense reimbursements for each Fund; (4) a Lipper report comparing:
(i) the performance of each class of shares of each Fund to the applicable Lipper average and performance universe (e.g. all large cap core equity funds) average, (ii) the contractual management fee for each Fund with that of funds with the same investment classification, (iii) the expenses for each class of shares of each Fund to bank group and non-bank group averages, and (iv) the expense ratio components (such as contractual management fees and actual administrative fees) for each class of shares of each Fund to bank groups and non-bank groups; and (5) a report on Fleet's profitability related to providing advisory services to Galaxy after taking into account (i) advisory fees and any other benefits realized by Fleet or any of its affiliates as a result of Fleet's role as advisor to Galaxy, and (ii) the direct and indirect expenses incurred by Fleet in providing such advisory services to Galaxy. The Board also considered a report on soft dollar commissions which included information on brokers and total commissions paid for each Fund for the fiscal year ended October 31, 2000, as well as information on the types of research and services obtained by Fleet in connection with soft dollar commissions. Additional information on soft dollar arrangements and commissions are described under "Portfolio Transactions."

      After discussion, the Board of Trustees concluded that Fleet had the capabilities, resources and personnel necessary to manage Galaxy. The Board of Trustees also concluded that based on the services that Fleet would provide to Galaxy under the investment advisory agreement and the expenses incurred by Fleet in the performance of such services, the compensation to be paid to Fleet was fair and equitable with respect to each Fund. Based upon such information as it considered necessary to the exercise of its reasonable business judgment, the Board of Trustees concluded unanimously that it was in the best interests of the Funds to continue the investment advisory agreement with Fleet for an additional one-year period.

      At the May 31, 2001 meeting, the Board of Trustees of Galaxy, including the Independent Trustees, also approved the continuation of the sub-advisory agreements between Fleet and Oechsle with respect to the International Equity Fund and between Fleet and UOBGC with respect to the Pan Asia Fund, each for an additional one-year period. In approving the continuation of the sub-advisory agreements, the Board of Trustees considered the quality of the sub-advisory services being rendered by UOBGC and Oechsle, the investment management style, experience and qualifications of each sub-advisor's personnel and the sub-advisory fee structure. The Board of Trustees also reviewed written reports provided by Oechsle and UOBGC which contained, among other items, performance information, sector weightings and investment outlook and strategy with respect to the International Equity Fund and the Pan Asia Fund. Based upon such information as it considered necessary to the exercise of its reasonable business judgment, the Board of Trustees concluded unanimously that it was in the best interests of the International Equity Fund and the Pan Asia Fund to continue the sub-advisory agreements with Oechsle and UOBGC, respectively, for an additional one-year period.

                                  ADMINISTRATOR

      PFPC Inc. ("PFPC") (formerly known as First Data Investor Services Group, Inc.), located at 4400 Computer Drive, Westborough, Massachusetts 01581-5108, serves as the Funds' administrator. PFPC is an indirect majority-owned subsidiary of PNC Bank Corp.

      PFPC generally assists the Funds in their administration and operation. PFPC also serves as administrator to the other portfolios of Galaxy. For the services provided to the Funds, PFPC is entitled to receive administration fees based on the combined average daily net assets of the Funds and the other portfolios offered by Galaxy, computed daily and paid monthly, at the following annual rates, effective May 31, 2001:

                       COMBINED AVERAGE DAILY NET ASSETS        ANNUAL RATE
                       ---------------------------------        -----------

                       Up to $2.5 billion                         0.090%
                       From $2.5 to $5 billion                    0.085%
                       From $5 to $12 billion                     0.075%
                       From $12 to $15 billion                    0.065%
                       From $15 to $18 billion                    0.060%
                       From $18 to $21 billion                   0.0575%
                       From $21 to $30 billion                   0.0525%
                       Over $30 billion                           0.050%

      For the period from June 26, 2000 through May 30, 2001, Galaxy paid PFPC administration fees based on the combined average daily net assets of the Funds and the other portfolios offered by Galaxy, computed daily and paid monthly, at the following annual rates:

                       COMBINED AVERAGE DAILY NET ASSETS        ANNUAL RATE
                       ---------------------------------        -----------

                       Up to $2.5 billion                         0.090%
                       From $2.5 to $5 billion                    0.085%
                       From $5 to $12 billion                     0.075%
                       From $12 to $15 billion                    0.065%
                       From $15 to $18 billion                    0.060%
                       From $18 billion to $21 billion           0.0575%
                       Over $21 billion                          0.0525%

      Prior to June 26, 2000, Galaxy paid PFPC administration fees based on the combined average daily net assets of the Funds and the other portfolios offered by Galaxy at the following annual rates:

                       COMBINED AVERAGE DAILY NET ASSETS        ANNUAL RATE
                       ---------------------------------        -----------

                       Up to $2.5 billion                         0.090%
                       From $2.5 to $5 billion                    0.085%
                       From $5 to $12 billion                     0.075%
                       From $12 to $15 billion                    0.065%
                       From $15 to $18 billion                    0.060%
                       Over $18 billion                          0.0525%

      PFPC also receives a separate annual fee from each Galaxy portfolio for certain fund accounting services. From time to time, PFPC may waive voluntarily all or a portion of the administration fee payable to it by the Funds.

      For the fiscal year ended October 31, 2001, PFPC received administration fees at the effective annual rate of 0.07% of each Fund's average daily net assets.

      During the last three fiscal years, the Funds paid administration fees to PFPC as set forth below:

                                   FOR THE FISCAL YEARS ENDED OCTOBER 31:
FUND                                2001           2000           1999
----                                ----           ----           ----

Asset Allocation                 $   460,221    $   646,311    $   533,921

Equity Income                    $   181,804    $   220,260    $   259,413

Growth and Income                $   618,837    $   552,479    $   456,860

Strategic Equity                 $    77,223    $    63,792    $    62,309

Equity Value                     $   259,941    $   363,668    $   446,506

Equity Growth                    $ 1,046,636    $ 1,317,126    $ 1,055,020

International Equity             $   524,095    $   624,039    $   365,677

Pan Asia                         $     2,516    $       456(1)       *

Small Cap Value                  $   328,447    $   269,338    $   248,680

Small Company Equity             $   322,914    $   388,798    $   248,980

Growth Fund II                   $    79,370         **             **

----------
*   Not in operation during the period.
**  See below for administration fees paid by the Predecessor Boston 1784 Fund.
(1) For the period from September 1, 2000 (commencement of operations) through October 31, 2000.

    During the last three fiscal years, no administration fees were waived by PFPC.

      Under the administration agreement between Galaxy and PFPC (the "Administration Agreement"), PFPC has agreed to maintain office facilities for Galaxy, furnish Galaxy with statistical and research data, clerical, accounting, and bookkeeping services, provide certain other services such as internal auditing services required by Galaxy, and compute the net asset value and net income of the Funds. PFPC prepares the Funds' annual and semi-annual reports to the SEC, federal and state tax returns, and filings with state securities commissions, arranges for and bears the cost of processing share purchase and redemption orders, maintains the Funds' financial accounts and records, and generally assists in all aspects of Galaxy's operations. Unless otherwise terminated, the Administration Agreement will remain in effect with respect to each Fund until May 31, 2004 and thereafter will continue for additional terms of one-year each, provided such continuance is specifically reviewed and approved at least annually (i) by vote of a majority of Galaxy's Board of Trustees, or by vote of a majority of the outstanding shares of such Fund and (ii) by a majority of Galaxy's Trustees who are not parties to the Administration Agreement or interested persons (as defined in the 1940 Act) of any party to the Agreement.

      Prior to the Pillar Reorganization, SEI Investments Mutual Funds Services ("SEI") served as the administrator to the Predecessor Large Cap Value Fund and the Predecessor Large Cap Growth Fund. For its services, SEI received a fee, calculated daily and paid monthly, at the following annual rates based on the aggregate average daily net assets of The Pillar Funds (other than the Institutional Select Money Market Fund and U.S. Treasury Securities Plus Money Market Fund): 0.20% of the first $3.5 billion of aggregate net assets; 0.16% of the next $1.5 billion of aggregate net assets; 0.14% of the next 1.5 billion of aggregate net assets; and 0.12% of aggregate net assets in excess of $6.5 billion.

      During the fiscal years ended December 31, 2000, 1999 and 1998, SEI received administration fees from the Predecessor Pillar Funds as set forth below:

FUND                                                2000          1999         1998
----                                                ----          ----         ----

Predecessor Large Cap Value Fund                $  608,409    $  613,273    $  493,758
Predecessor Large Cap Growth Fund               $  684,194    $  489,000    $  372,753

      During the fiscal years ended December 31, 2000, 1999 and 1998, SEI did not waive any administration fees with respect to the Predecessor Large Cap Value Fund and Predecessor Large Cap Growth Fund.

      During the fiscal period January 1, 2001 through October 31, 2001, SEI and/or PFPC received administration fees (net of fee waivers) of $344,393 and $355,241, respectively, with respect to the Large Cap Value Fund and Large Cap Growth Fund. During the same period, SEI and/or PFPC waived $0 and $0, respectively, with respect to the Large Cap Value Fund and Large Cap Growth Fund.

      Prior to the Boston 1784 Reorganization, SEI served as the administrator to the Predecessor Growth Fund II. For its services, SEI received a fee calculated daily and paid monthly, at an annual rate of 0.085% of the first $5 billion of the Boston 1784 Funds' combined average daily net assets and 0.045% of combined average daily net assets in excess of $5 billion. SEI also agreed to waive portions of its fees from time to time.

      During the fiscal years ended May 31, 2000 and 1999, SEI received administration fees (net of waivers) of $159,000 and $131,000, respectively, for the Predecessor Growth Fund II. During the period June 1, 2000 through October 31, 2000, PFPC and/or SEI received administration fees (net of fee waivers) of $44,395 with respect to the Growth Fund II.

                          CUSTODIAN AND TRANSFER AGENT

      The Chase Manhattan Bank ("Chase Manhattan"), located at One Chase Manhattan Plaza, New York, New York 10081, a wholly-owned subsidiary of J.P. Morgan Chase & Co., serves as the custodian of the Funds' assets pursuant to a Global Custody Agreement. Chase Manhattan may employ sub-custodians for the Funds for the purpose of providing custodial services for the Funds' foreign assets held outside the United States.

      Under the Global Custody Agreement, Chase Manhattan has agreed to: (i) maintain a separate account or accounts in the name of each Fund; (ii) hold and disburse portfolio securities on account of each Fund; (iii) collect and make disbursements of money on behalf of each Fund; (iv) collect and receive all income and other payments and distributions on account of each Fund's portfolio securities; (v) respond to correspondence from security brokers and others relating to its duties; and (vi) make periodic reports to the Board of Trustees concerning the Funds' operations. Chase Manhattan is authorized to select one or more banks or trust companies to serve as sub-custodian for the Funds, provided that Chase Manhattan shall remain responsible for the performance of all of its duties under the custodian agreement and shall be liable to the Funds for any loss which shall occur as a result of the failure of a sub-custodian to exercise reasonable care with respect to the safekeeping of the Funds' assets. In addition, Chase

Manhattan also serves as Galaxy's "foreign custody manager" (as that term is defined in Rule 17f-5 under the 1940 Act) and in such capacity employs sub-custodians for the Funds for the purpose of providing custodial services for the foreign assets of the Funds held outside the U.S. The assets of the Funds are held under bank custodianship in compliance with the 1940 Act.

      PFPC serves as the Funds' transfer and dividend disbursing agent pursuant to a Transfer Agency and Services Agreement (the "Transfer Agency Agreement"). Communications to PFPC should be directed to PFPC at P.O. Box 5108, 4400 Computer Drive, Westborough, Massachusetts 01581. Under the Transfer Agency Agreement, PFPC has agreed to: (i) issue and redeem shares of each Fund; (ii) transmit all communications by each Fund to its shareholders of record, including reports to shareholders, dividend and distribution notices and proxy materials for meetings of shareholders; (iii) respond to correspondence by security brokers and others relating to its duties; (iv) maintain shareholder accounts; and (v) make periodic reports to the Board of Trustees concerning Galaxy's operations.

      PFPC may enter into agreements with one or more entities, including affiliates of Fleet, pursuant to which such entities agree to perform certain sub-accounting and administrative functions ("Sub-Account Services") on a per account basis with respect to Trust Shares of each Fund held by defined contribution plans, including maintaining records reflecting separately with respect to each plan participant's sub-account all purchases and redemptions of Trust Shares and the dollar value of Trust Shares in each sub-account; crediting to each participant's sub-account all dividends and distributions with respect to that sub-account; and transmitting to each participant a periodic statement regarding the sub-account as well as any proxy materials, reports and other material Fund communications. Such entities are compensated by PFPC for the Sub-Account Services and in connection therewith the transfer agency fees payable by Trust Shares of the Funds to PFPC have been increased by an amount equal to these fees. In substance, therefore, the holders of Trust Shares of these Funds indirectly bear these fees.

      Fleet Bank, an affiliate of Fleet, is paid a fee for Sub-Account Services performed with respect to Trust Shares of the Funds held by defined contribution plans. Pursuant to an agreement between Fleet Bank and PFPC, Fleet Bank is paid $21.00 per year for each defined contribution plan participant account. For the fiscal year ended October 31, 2001, Fleet Bank received $2,675,433 for Sub-Account Services. PFPC bears this expense directly, and shareholders of Trust Shares of the Funds bear this expense indirectly through fees paid to PFPC for transfer agency services.

                                    EXPENSES

      Fleet, Oechsle, UOBGC and PFPC bear all expenses in connection with the performance of their services for the Funds, except that Galaxy bears the expenses incurred in the Funds' operations including: taxes; interest; fees (including fees paid to its trustees and officers who are not affiliated with PFPC); SEC fees; state securities fees; costs of preparing and printing prospectuses for regulatory purposes and for distribution to existing shareholders; advisory, administration, shareholder servicing, Rule 12b-1 distribution (if applicable), fund accounting and custody fees; charges of the transfer agent and dividend disbursing agent; certain insurance premiums; outside auditing and legal expenses; costs of independent pricing services; costs of shareholder reports and meetings; and any extraordinary expenses. The Funds also pay for brokerage fees and commissions in connection with the purchase of portfolio securities.

                             PORTFOLIO TRANSACTIONS

      Fleet, Oechsle or UOBGC will select specific portfolio investments and effect transactions for the Funds. Fleet, Oechsle and UOBGC seek to obtain the best net price and the most favorable execution of orders. To the extent that the execution and price offered by more than one broker/dealer are comparable, Fleet, Oechsle or UOBGC may, in their discretion, effect transactions in portfolio securities with dealers who provide research advice or other services, such as investment literature, to the Funds. Fleet, Oechsle or UOBGC is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if Fleet, Oechsle or UOBGC determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or Fleet, Oechsle's or UOBGC's overall responsibilities to the particular Fund and to Galaxy. Such brokerage and research services might consist of reports and statistics relating to specific companies or industries, general summaries of groups of stocks or bonds and their comparative earnings and yields, or broad overviews of the stock, bond and government securities markets and the economy. The fees under the Investment Advisory Agreement between Galaxy and Fleet and the Sub-Advisory Agreement between Fleet, Oechsle or UOBGC are not reduced by reason of receiving such brokerage and research services. The Board of Trustees will periodically review the commissions paid by the Funds to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits inuring to the Funds.

      During the fiscal year ended October 31, 2001, the Funds paid soft dollar commissions as shown below:

                     FUND                                         COMMISSIONS
                     ----                                         -----------
                     Asset Allocation                              $   6,190
                     Equity Income                                 $  39,645
                     Growth and Income                             $  95,516
                     Strategic Equity                              $  23,660
                     Equity Value                                  $ 194,519
                     Equity Growth                                 $ 181,725
                     Growth Fund II                                $  22,377
                     International Equity                          $  16,843
                     Pan Asia                                      $   1,250
                     Small Cap Value                               $  38,842
                     Small Company Equity                          $  70,946

      Transactions on U.S. stock exchanges involve the payment of negotiated brokerage commissions. On exchanges on which commissions are negotiated, the cost of transactions may vary among different brokers. There is generally no stated commission in the case of securities traded in U.S. over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups. The cost of securities purchased from underwriters includes an underwriting commission or concession, and the prices at which securities are purchased from and sold to dealers include a dealer's mark-up or mark-down. U.S. Government securities are generally purchased from underwriters or dealers, although certain newly issued U.S. Government securities may be purchased directly from the U.S. Treasury or from the issuing agency or instrumentality. No brokerage commissions are typically paid on purchases and sales of U.S. Government securities.

      For the fiscal years ended October 31, 2001, 2000 and 1999, the following Funds paid brokerage commissions as shown in the table below:

                                                 FOR THE FISCAL YEARS ENDED OCTOBER 31:
      FUND                                         2001            2000           1999
      ----                                         ----            ----           ----
      Asset Allocation                          $   148,531    $   261,800    $   164,971
      Equity Income                             $   383,274    $   365,631    $   260,679
      Growth and Income                         $   748,892    $   795,284    $   305,533
      Strategic Equity                          $   361,646    $   248,082    $   213,205
      Equity Value                              $ 1,431,817    $   975,959    $ 1,055,494
      Equity Growth                             $ 1,817,083    $ 1,911,120    $ 1,267,684
      International Equity                      $ 1,515,847    $ 1,644,461    $ 1,047,761
      Pan Asia                                  $    27,178    $    18,412          *
      Small Cap Value                           $   740,498    $   458,281(1) $   390,632
      Small Company Equity                      $   955,720    $   949,917    $   731,699
      Growth Fund II                            $   103,995         **             **

----------
*   Not in operation during the period.
**  See below for brokerage commissions paid by the Predecessor Boston 1784
    Fund.
(1) For the period from September 1, 2000 (commencement of operations) through October 31, 2000.

      For the period January 1, 2001 through October 31, 2001, the Large Cap Value Fund and Large Cap Growth Fund paid $39,700 and $28,692, respectively, in brokerage commissions.

      For the fiscal years ended December 31, 2000, 1999 and 1998, the Predecessor Pillar Funds paid brokerage commissions as follows:

                                  FOR THE FISCAL YEARS ENDED DECEMBER 31:
FUND                               2000             1999          1998
----                               ----             ----          ----
Large Cap Value Fund             $   165,809    $   148,533    $   103,821
Large Cap Growth Fund            $   445,836    $   388,600    $   471,889

      During the fiscal years ended December 31, 2000, 1999 and 1998, the Predecessor Funds of the Large Cap Value Fund and Large Cap Growth Fund paid brokerage commissions to affiliated brokers as shown in the table below:

                                   FOR THE FISCAL YEAR ENDED DECEMBER 31:
FUND                               2000            1999          1998
----                               ----            ----          ----
Large Cap Value Fund                N/A          $  4,151       $  216
Large Cap Growth Fund               N/A          $  6,515       $  900

      For the fiscal years ended May 31, 2000 and 1999, the Predecessor Growth Fund II paid $135,167 and $199,396, respectively, in brokerage commissions. For the period June 1, 2000 through October 31, 2000, the Growth Fund II paid $83,863 in brokerage commissions.

      During fiscal years ended October 31, 2001, 2000 and 1999, certain Funds effected a portion of their portfolio transactions through Quick & Reilly Institutional Trading ("Quick & Reilly"), a division of Fleet Securities, Inc., which is an affiliate of Fleet, and Robertson Stephens Inc. ("Robertson Stephens"), also an affiliate of Fleet. The table below discloses (1) the aggregate amount of commissions paid to Quick & Reilly and Robertson Stephens by the Funds during the fiscal years ended October 31, 2001, 2000 and 1999, (2) the percentage of each Fund's aggregate brokerage commissions for the fiscal year ended October 31, 2001 that was paid to Quick & Reilly and Robertson Stephens, and (3) the percentage of each Fund's aggregate dollar amount of transactions that involved payment of commissions that was effected through Quick & Reilly and Robertson Stephens during the fiscal year ended October 31, 2001.

                                                                2001
                               2001           2001         % OF AGGREGATE       2000          1999
                             AGGREGATE   % OF AGGREGATE      COMMISSION       AGGREGATE     AGGREGATE
FUND                          AMOUNT       COMMISSIONS      TRANSACTIONS        AMOUNT        AMOUNT
----                          ------       -----------      ------------        ------        ------
Asset Allocation             $  69,147         46.55%          54.72%        $ 173,098      $ 141,443
Equity Income                $ 109,675         28.62%          31.44%        $ 288,852      $ 232,329
Growth and Income            $ 102,276         13.66%          22.14%        $ 369,829      $ 129,843
Strategic Equity             $   7,250          0.51%           1.94%        $  14,690      $  11,375
Equity Value                 $ 700,146         48.90%          62.41%        $ 652,971      $ 860,618
Equity Growth                $  36,736          2.02%           2.15%        $  98,173      $ 157,771
Growth Fund II               $     111          0.11%           0.20%        $  40,705(1)        N/A
Small Cap Value              $  18,250          2.46%           2.06%        $       0      $  14,000
Small Company Equity         $       0             0%              0%        $  10,224      $   7,380
Large Cap Value(2)           $  26,250         66.12%          74.04%             N/A            N/A
Large Cap Growth(2)          $   8,550         29.80%          42.42%             N/A            N/A

----------
 (1) For the period from June 1, 2000 through October 31, 2000.
 (2) For the period from August 27, 2001 through October 31, 2001.

      The Funds may engage in short-term trading to achieve their investment objectives. Portfolio turnover may vary greatly from year to year as well as within a particular year. Except as permitted by the SEC or applicable law, the Funds will not acquire portfolio securities from, make savings deposits in, enter into repurchase or reverse repurchase agreements with, or sell securities to, Fleet, Oechsle, UOBGC, PFPC, or their affiliates, and will not give preference to affiliates and correspondent banks of Fleet with respect to such transactions.

      Galaxy is required to identify any securities of its "regular brokers or dealers" that the Funds have acquired during Galaxy's most recent fiscal year. At October 31, 2001, the Funds held securities of their regular broker or dealers as set forth below:

FUND                                    BROKER/DEALER                      VALUE
----                                    -------------                      -----
ASSET ALLOCATION             MERRILL LYNCH & CO., INC.                 $  4,371,000
EQUITY INCOME                CREDIT SUISSE FIRST BOSTON CORP.          $  7,076,000
STRATEGIC EQUITY             CREDIT SUISSE FIRST BOSTON CORP.          $ 11,720,000
EQUITY VALUE                 MERRILL LYNCH & CO., INC.                 $  3,050,958
                             CREDIT SUISSE FIRST BOSTON CORP.          $ 18,091,000
LARGE CAP VALUE              CREDIT SUISSE FIRST BOSTON CORP.          $  9,676,000
EQUITY GROWTH                CREDIT SUISSE FIRST BOSTON CORP.          $ 37,667,000
LARGE CAP GROWTH             CREDIT SUISSE FIRST BOSTON CORP.          $  7,906,000
SMALL CAP VALUE              CREDIT SUISSE FIRST BOSTON CORP.          $ 69,785,000
SMALL COMPANY EQUITY         CREDIT SUISSE FIRST BOSTON CORP.          $  2,363,000
PAN ASIA                     CREDIT SUISSE FIRST BOSTON CORP.          $    404,000

      Investment decisions for each Fund are made independently from those for the other Funds and portfolios of Galaxy and for any other investment companies and accounts advised or managed by Fleet, Oechsle or UOBGC. When a purchase or sale of the same security is made at substantially the same time on behalf of a Fund, another portfolio of Galaxy, and/or another investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which Fleet, Oechsle or UOBGC believes to be equitable to the Fund and such other portfolio, investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by a Fund or the size of the position obtained or sold by such Fund. To the extent permitted by law, Fleet, Oechsle or UOBGC may aggregate the securities to be sold or purchased for a Fund with those to be sold or purchased for Galaxy's other Funds and portfolios, or other investment companies or accounts in order to obtain best execution.

                            SHAREHOLDER SERVICES PLAN

      Galaxy has adopted a Shareholder Services Plan (the "Services Plan") pursuant to which it intends to enter into servicing agreements with institutions (including Fleet Bank and its affiliates). Pursuant to these servicing agreements, institutions render certain administrative and support services to customers who are the beneficial owners of Retail A Shares of each Fund other than the Pan Asia Fund, Large Cap Value Fund and Large Cap Growth Fund. Such services are provided to customers who are the beneficial owners of Retail A Shares and are intended to supplement the services provided by PFPC as administrator and transfer agent to the shareholders of record of the Retail A Shares. The Services Plan provides that Galaxy will pay fees for such services at an annual rate of up to 0.50% of the average daily net asset value of Retail A Shares owned beneficially by customers. Institutions may receive up to one-half of this fee for providing one or more of the following services to such customers: aggregating and processing purchase and redemption requests and placing net purchase and redemption orders with PFPC Distributors; processing dividend payments from a Fund; providing sub-accounting with respect to Retail A Shares or the information necessary for sub-accounting; and providing periodic mailings to customers. Institutions may also receive up to one-half of this fee for providing one or more of these additional services to such customers: providing customers with information as to their positions in Retail A Shares; responding to customer inquiries; and providing a service to invest the assets of customers in Retail A Shares.

      Although the Services Plan has been approved with respect to both Retail A Shares of each Fund except the Pan Asia Fund, Large Cap Value Fund and Large Cap Growth Fund and Trust Shares of all Funds, as of the date of this Statement of Additional Information, Galaxy has entered into servicing agreements under the Services Plan only with respect to Retail A Shares of each Fund, and to limit the payment under these servicing agreements for each Fund to an aggregate fee of not more than 0.30% (on an annualized basis) of the average daily net asset value of the Retail A Shares of the Fund beneficially owned by customers of institutions. Galaxy understands that institutions may charge fees to their customers who are the beneficial owners of Retail A Shares in connection with their accounts with such institutions. Any such fees would be in addition to any amounts which may be received by an institution under the Services Plan. Under the terms of each servicing agreement entered into with Galaxy, institutions are required to provide to their customers a schedule of any fees that they may charge in connection with customer investments in Retail A Shares. As of October 31, 2001, Galaxy had entered into servicing agreements only with Fleet Bank and affiliates.

      Each servicing agreement between Galaxy and an institution ("Service Organization") relating to the Services Plan requires that, with respect to those Funds which declare dividends on a daily basis, the Service Organization agrees to waive a portion of the servicing fee payable to it under the Services Plan to the extent necessary to ensure that the fees required to be accrued with respect to the Retail A Shares of such Funds on any day do not exceed the income to be accrued to such Retail A Shares on that day.

      During the last three fiscal years, Galaxy made payments to Service Organizations (net of expense reimbursements) with respect to Retail A Shares as shown in the table below:

                                   FOR THE FISCAL YEARS ENDED OCTOBER 31:
FUND                                 2001           2000          1999
----                                 ----           ----          ----

Asset Allocation(1)              $   914,162    $ 1,065,746    $ 1,052,992
Equity Income(1)                 $   465,926    $   554,530    $   623,725
Growth and Income(1)             $   634,076    $   433,882    $   426,269
Strategic Equity(1)              $    20,192    $     7,319    $     3,344
Equity Value(1)                  $   585,821    $   688,464    $   759,127
Equity Growth(1)                 $ 1,213,883    $ 1,446,176    $ 1,093,512
Growth Fund II(1)                $    24,979    $       873(2)       N/A
International Equity(1)          $   175,149    $   281,596    $   204,149
Small Cap Value(1)               $   275,708    $   151,246    $         3
Small Company Equity(1)          $   258,937    $   316,162    $   214,192
Large Cap Value                  $         0(3)       *              *
Large Cap Growth                 $         0(3)       *              *

----------
*   Not in operation during the period.

(1) Expense reimbursements for the fiscal year ended October 31, 2001 were $26,074, $3,262, $29,123, $5,541, $8,298, $47,211, $16,365, and $38,546,
    respectively, for the Asset Allocation, Equity Income, Growth and Income, Strategic Equity, Equity Value, Equity Growth, Growth Fund II and International Equity Funds. Expense reimbursements for the fiscal year ended October 31, 2000 were $213,290, $15,253 and $92,585, respectively, for the Growth and Income, Strategic Equity and Small Cap Value Funds. Expense reimbursements for the fiscal year ended October 31, 1999 were $252,526, $15,006, $242,064 and $12,586, respectively, for the Growth and Income, Strategic Equity, Small Cap Value and Small Company Equity Funds.

(2) For the period from June 1, 2000 through October 31, 2000.

(3) For the period from August 27, 2001 to October 31, 2001.

      Galaxy's servicing agreements are governed by the Services Plan that has been adopted by Galaxy's Board of Trustees in connection with the offering of Retail A Shares of each Fund. Pursuant to the Services Plan, the Board of Trustees reviews, at least quarterly, a written report of the amounts paid under the servicing agreements and the purposes for which the expenditures were made. In addition, the arrangements with Service Organizations must be approved annually by a majority of Galaxy's trustees, including a majority of the trustees who are not "interested persons" of Galaxy as defined in the 1940 Act and who have no direct or indirect financial interest in such arrangements (the "Disinterested Trustees").

      The Board of Trustees has approved Galaxy's arrangements with Service Organizations based on information provided by Galaxy's service contractors that there is a reasonable likelihood that the arrangements will benefit the Funds and their shareholders by affording Galaxy greater flexibility in connection with the efficient servicing of the accounts of the beneficial owners of Retail A Shares of the Funds. Any material amendment to Galaxy's arrangements with Service Organizations must be approved by a majority of Galaxy's Board of Trustees (including a majority of the Disinterested Trustees). So long as Galaxy's arrangements with Service Organizations are in effect, the selection and nomination of the members of Galaxy's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of Galaxy will be committed to the discretion of such Disinterested Trustees.

                               DISTRIBUTION PLANS

RETAIL A SHARES PLANS

      Galaxy has adopted separate Distribution Plans pursuant to Rule 12b-1 under the 1940 Act (the "Rule") with respect to Retail A Shares of the Pan Asia Fund and Retail A Shares of the Large Cap Value and Large Cap Growth Funds (collectively, the "Retail A Shares Plans"). Under the Retail A Shares Plans, Galaxy may pay PFPC Distributors or another person for expenses and activities intended to result in the sale of Retail A Shares of the respective Fund, including the payment of commissions to broker-dealers and other industry professionals who sell Retail A Shares and the direct or indirect cost of financing such payments.

      Under the Retail A Shares Plans, payments by Galaxy for distribution expenses may not exceed the annualized rate of 0.30% (0.50% with respect to the Large Cap Value Fund and Large Cap Growth Fund) of the average daily net assets attributable to each Fund's outstanding Retail A Shares. As of the date of this Statement of Additional Information, Galaxy intends to limit the Funds' payments for distribution expenses to not more than 0.25% (on an annualized basis) of the average daily net asset value of each Fund's outstanding Retail A Shares.

      For the fiscal year ended October 31, 2001, Retail A Shares of the Pan Asia Fund paid $407 in distribution fees under the Retail A Shares Plan with respect to such Fund, all of which was attributable to payments to broker-dealers.

      For the period August 27, 2001 through October 31, 2001, Retail A Shares of the Large Cap Value Fund and Large Cap Growth Fund paid $28,225 and $13,093, respectively, in distribution fees under the Retail A Shares Plan with respect to such Funds, all of which was attributable to payments to brokers-dealers. During the same period, distribution fees were waived in the amount of $1,143 and $306, respectively, with respect to the Large Cap Value Fund and the Large Cap Growth Fund.

RETAIL B SHARES PLAN

      Galaxy has adopted a Distribution and Services Plan pursuant to the Rule with respect to Retail B Shares of the Funds (the "Retail B Shares Plan"). Under the Retail B Shares Plan, Galaxy may pay (a) PFPC Distributors or another person for expenses and activities intended to result in the sale of Retail B Shares, including the payment of commissions to broker-dealers and other industry professionals who sell Retail B Shares and the direct or indirect cost of financing such payments, (b) institutions for shareholder liaison services, which means personal services for holders of Retail B Shares and/or the maintenance of shareholder accounts, such as responding to customer inquiries and providing information on accounts, and (c) institutions for administrative support services, which include but are not limited to (i) transfer agent and sub-transfer agent services for beneficial owners of Retail B Shares; (ii) aggregating and processing purchase and redemption orders; (iii) providing beneficial owners with statements showing their positions in Retail B Shares;
(iv) processing dividend payments; (v) providing sub-accounting services for Retail B Shares held beneficially; (vi) forwarding shareholder communications, such as proxies, shareholder reports, dividend and tax notices, and updating prospectuses to beneficial owners; and (vii) receiving, translating and transmitting proxies executed by beneficial owners.

      Under the Retail B Shares Plan, payments by Galaxy (i) for distribution expenses may not exceed the annualized rate of 0.65% of the average daily net assets attributable to each Fund's outstanding Retail B Shares, and (ii) to an institution for shareholder liaison services and/or administrative support services may not exceed the annual rates of 0.25% and 0.25%, respectively, of the average daily net assets attributable to each such Fund's outstanding Retail B Shares which are owned of record or beneficially by that institution's customers for whom the institution is the dealer of record or shareholder of record or with whom it has a servicing relationship. As of the date of this Statement of Additional Information, Galaxy intends to limit each Fund's payments for shareholder liaison and administrative support services under the Retail B Shares Plan to an aggregate fee of not more than 0.30% (0.35% with respect to the Pan Asia Fund) (on an annualized basis) of the average daily net asset value of Retail B Shares owned of record or beneficially by customers of institutions.

      During the last three fiscal years, Retail B Shares of the Funds paid the following distribution fees under the Retail B Shares Plan:

                                     FOR THE FISCAL YEARS ENDED OCTOBER 31:
      FUND                          2001           2000           1999
      ----                          ----           ----           ----
      Asset Allocation           $   661,685    $   650,302    $   499,231
      Equity Income              $    40,335    $    24,174    $     9,488
      Growth and Income          $   368,914    $   408,911    $   400,239
      Strategic Equity           $    12,266    $     9,457    $     6,114
      Equity Value               $   187,937    $   204,874    $   190,927
      Equity Growth              $   725,614    $   696,922    $   346,626
      Growth Fund II             $     5,503    $       694(2)       N/A
      International Equity       $    47,388    $    39,534    $     6,058
      Pan Asia                   $       106    $        79(1)       N/A
      Small Cap Value            $    24,880    $    15,634    $     4,653
      Small Company Equity       $   112,864    $   119,880    $    80,055
      Large Cap Value            $    24,672(3)       N/A            N/A
      Large Cap Growth           $    29,473(3)       N/A            N/A

----------
*   Not in operation during the period.

(1) For the period from September 1, 2000 (commencement of operations) through October 31, 2000.

(2) For the period from June 26, 2000 through October 31, 2000.
(3) For the period from August 27, 2001 through October 31, 2001.

      During the last three the fiscal years, Retail B Shares of the Funds paid the following shareholder servicing fees (net of expense reimbursements) under the Retail B Shares Plan:

                                      FOR THE FISCAL YEARS ENDED OCTOBER 31:
    FUND                             2001          2000           1999
    ----                             ----          ----           ----

    Asset Allocation(1)           $ 293,717      $ 275,462      $ 206,080
    Equity Income(1)              $  15,054      $   9,322      $     986
    Growth and Income(1)          $ 168,141      $  91,300      $ 166,236
    Strategic Equity(1)           $   4,877      $   1,607      $       0
    Equity Value(1)               $  80,456      $  81,037      $  80,680
    Equity Growth(1)              $ 319,715      $ 285,206      $ 130,774
    Growth Fund II                $       0      $       0(3)       N/A
    International Equity(1)       $  16,182      $   4,882      $      20
    Pan Asia                      $      46      $      43(2)           *
    Small Cap Value(1)            $  10,830      $   3,006      $       0
    Small Company Equity(1)       $  50,873      $  49,712      $  12,679
    Large Cap Value(1)            $  50,038(4)       N/A            N/A
    Large Cap Growth(1)           $  50,038(4)       N/A            N/A

----------
*   Not in operation during the period.

(1) Expense reimbursement for the fiscal year ended October 31, 2001 were $7,386, $2,958, $615, $4,247, $10,336, $5,121, $2,409, $6,412 and $306,
    respectively, for the Asset Allocation, Equity Income, Strategic Equity, Equity Value, Equity Growth, International Equity, Growth II, Large Cap Value and Large Cap Growth Funds. Expense reimbursements for the fiscal year ended October 31, 2000 were $1,061, $1,465, $84,510, $2,657, $9,345,
    $14,787, $12,127, $3,729 and $1,573, respectively, for the Asset Allocation, Equity Income, Growth and Income, Strategic Equity, Equity Value, Equity Growth, International Equity, Small Cap Value and Small Company Equity Funds. Expense reimbursements for the fiscal year ended October 31, 1999 were $3,274, $493, $2,803, $2,445, $17,017, $1,764, $1,980 and $20,434,
    respectively, for the Equity Income, Growth and Income, Strategic Equity, Equity Value, Equity Growth, International Equity, Small Cap Value and Small Company Equity Funds.

(2) For the period from September 1, 2000 (commencement of operations for Retail B Shares) through October 31, 2000.
(3) For the period from June 26, 2000 through October 31, 2000.

(4) For the period from August 27, 2001 through October 31, 2001.

      All amounts paid under the Retail B Shares Plan for these periods were attributable to payments to broker-dealers.

ALL PLANS

      Payments for distribution expenses under the Retail A Shares Plans and Retail B Shares Plan (the "12b-1 Plans") are subject to the Rule. The Rule defines distribution expenses to include the cost of "any activity which is primarily intended to result in the sale of shares issued by" Galaxy. The Rule provides, among other things, that an investment company may bear such expenses only pursuant to a plan adopted in accordance with the Rule. In accordance with the Rule, the 12b-1 Plans provide that a report of the amounts expended under the 12b-1 Plans, and the purposes for which such expenditures were incurred, will be made to the Board of Trustees for its review at least quarterly. The 12b-1 Plans provide that they may not be amended to increase materially the costs which Retail A Shares or Retail B Shares of a Fund may bear for distribution pursuant to the 12b-1 Plans without shareholder approval, and that any other type of material amendment must be approved by a majority of the Board of Trustees, and by a majority of the trustees who are neither "interested persons" (as defined in the 1940
Act) of Galaxy nor have any direct or indirect financial interest in the operation of the 12b-1 Plans or in any related agreements (the "12b-1 Trustees"), by vote cast in person at a meeting called for the purpose of considering such amendments.

      Galaxy's Board of Trustees has concluded that there is a reasonable likelihood that the 12b-1 Plans will benefit the Funds and holders of Retail A Shares and Retail B Shares. The 12b-1 Plans are subject to annual reapproval by a majority of the 12b-1 Trustees and are terminable at any time with respect to any Fund by a vote of a majority of the 12b-1 Trustees or by vote of the holders of a majority of the Retail A Shares or Retail B Shares of the Fund involved. Any agreement entered into pursuant to the 12b-1 Plans with an institution ("Service Organization") is terminable with respect to any Fund without penalty, at any time, by vote of a majority of the 12b-1 Trustees, by vote of the holders of a majority of the Retail A Shares or Retail B Shares of such Fund, by PFPC Distributors or by the Service Organization. An agreement will also terminate automatically in the event of its assignment.

      As long as the 12b-1 Plans are in effect, the nomination of the trustees who are not interested persons of Galaxy (as defined in the 1940 Act) must be committed to the discretion of the 12b-1 Trustees.

                                   DISTRIBUTOR

      PFPC Distributors serves as Galaxy's distributor. PFPC Distributors, an indirect wholly owned subsidiary of PNC Financial Services Group, is a registered broker-dealer with principal offices located at 400 Bellevue Parkway, Wilmington, Delaware 19809.

      Unless otherwise terminated, the Distribution Agreement between Galaxy and PFPC Distributors remains in effect until January 1, 2003, and thereafter will continue from year to year upon annual approval by Galaxy's Board of Trustees, or by the vote of a majority of the outstanding shares of Galaxy and by the vote of a majority of the Board of Trustees of Galaxy who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. The Agreement will terminate in the event of its assignment, as defined in the 1940 Act.

      PFPC Distributors is entitled to the payment of a front-end sales charge on the sale of Retail A Shares of the Funds as described in the applicable Prospectus and this Statement of Additional Information. Prior to January 2, 2001, Provident Distributors, Inc. ("PDI") served as Galaxy's distributor and was entitled to the payment of the front-end sales charge on Retail A Shares of the Funds. Prior to December 1, 1999, First Data Distributors, Inc. ("FD Distributors") a wholly-owned subsidiary of PFPC, served as Galaxy's distributor, and was entitled to the payment of the front-end sales charge on the sale of Retail A Shares of the Funds. During the last three fiscal years, PFPC Distributors, PDI and/or FD Distributors received front-end sales charges in connection with Retail A Share purchases as follows:

                                   FOR THE FISCAL YEARS ENDED OCTOBER 31:
      FUND                           2001          2000            1999
      ----                           ----          ----            ----

      Asset Allocation            $ 439,896     $   538,676    $ 1,053,290
      Equity Income               $  56,995     $    37,799    $   135,022
      Growth and Income           $ 184,258     $   154,459    $   299,146
      Strategic Equity            $  26,558     $    10,187    $    48,858
      Equity Value                $ 131,059     $   109,056    $   253,743
      Equity Growth               $ 583,663     $ 1,022,606    $   780,524
      Growth Fund II              $  20,253     $    10,901(2)       N/A
      International Equity        $ 227,881     $   163,039    $    77,780
      Pan Asia                    $     675     $       473(1)           *
      Small Cap Value             $ 127,156     $    61,755    $   101,995
      Small Company Equity        $  74,727     $   105,705    $    35,664
      Large Cap Value             $   1,269(3)        N/A            N/A
      Large Cap Growth            $   2,230(3)        N/A            N/A

----------
 *  Not in operation during the period.
(1) For the period from September 1, 2000 (commencement of operations) through October 31, 2000.
(2) For the period from June 26, 2000 through October 31, 2000.
(3) For the period from August 27, 2001 through October 31, 2001.

PFPC Distributors, PDI and/or FD Distributors retained none of the amounts shown in the table above.

      PFPC Distributors is also entitled to the payment of contingent deferred sales charges upon the redemption of Retail B Shares of the Funds. Prior to January 1, 2001, PDI was entitled to the payment of such contingent deferred sales charges. Prior to December 1, 1999, FD Distributors was entitled to the payment of such contingent deferred sales charges. For the fiscal years ended October 31, 2001, 2000 and 1999, PFPC Distributors, PDI and/or FD Distributors received contingent deferred sales charges in connection with Retail B Share redemptions as follows:

                                   FOR THE FISCAL YEARS ENDED OCTOBER 31:
      FUND                          2001            2000           1999
      ----                          ----            ----           ----

      Asset Allocation            $ 398,692      $ 369,079      $ 299,927
      Equity Income               $  33,092      $  15,693      $   3,829
      Growth and Income           $ 132,046      $ 222,339      $ 189,894
      Strategic Equity            $   5,728      $   7,119      $   5,711
      Equity Value                $  64,007      $ 117,397      $  79,351
      Equity Growth               $ 343,577      $ 273,944      $ 161,048
      Growth Fund II              $   5,529      $     498(2)       N/A
      International Equity        $  32,216      $  15,689      $   1,355
      Pan Asia                    $      16      $       0(1)           *
      Small Cap Value             $   9,702      $   9,315      $   2,464
      Small Company Equity        $  33,555      $  53,189      $  52,313
      Large Cap Value             $  26,314(3)       N/A            N/A
      Large Cap Growth            $  41,771(3)       N/A            N/A

----------
*   Not in operation during the period.
(1) For the period from September 1, 2000 (commencement of operations) through October 31, 2000.
(2) For the period from June 26, 2000 through October 31, 2000.
(3) For the period from August 27, 2001 through October 31, 2001.

      PFPC Distributors, PDI and FD Distributors retained none of the amounts shown in the table above.

      The following table shows all sales charges, commissions and other compensation received by PFPC Distributors and/or PDI directly or indirectly from the Funds during the fiscal year or period ended October 31, 2001:

                                                                         Brokerage
                            Net Underwriting     Compensation on      Commissions in
                             Discounts and        Redemption and      Connection with          Other
Fund                         Commissions(1)       Repurchase(2)      Fund Transactions    Compensation(3)
----                         -----------          ----------         -----------------    ------------
Asset Allocation               $ 838,588           $ 398,692               $ 0             $ 1,918,765
Equity Income                  $  90,087           $  33,092               $ 0             $   528,199
Growth and Income              $ 316,304           $ 132,046               $ 0             $ 1,199,284
Strategic Equity               $  32,286           $   5,728               $ 0             $    42,836
Equity Value                   $ 195,066           $  64,007               $ 0             $   879,215
Equity Growth                  $ 927,240           $ 343,577               $ 0             $ 2,389,600
Growth Fund II                 $  25,782           $   5,529               $ 0             $    41,273
International Equity           $ 260,097           $  32,216               $ 0             $   291,899
Pan Asia                       $     691           $      16               $ 0             $       568
Small Cap Value                $ 136,858           $   9,702               $ 0             $   306,258
Small Company Equity           $ 108,282           $  33,555               $ 0             $   433,712
Large Cap Value                $  27,583(4)        $  26,314               $ 0             $   258,582
Large Cap Growth               $  44,001(4)        $  41,771               $ 0             $   304,560

----------
(1) Represents amounts received from front-end sales charges on Retail A Shares and commissions received in connection with sales of Retail B Shares.

(2) Represents amounts received from contingent deferred sales charges on Retail B Shares. The basis on which such sales charges are paid is described in the Prospectus relating to Retail B Shares. All such amounts were paid to affiliates of Fleet.
(3) Represents payments made under the Shareholder Services Plan, Distribution Plan and/or Distribution and Services Plan during the fiscal year ended October 31, 2001, which includes fees accrued in the fiscal year ended October 31, 2000, which were paid in 2001 (see "Shareholder Services Plan" and "Distribution and Services Plan" above).
(4) For the period from August 27, 2001 through October 31, 2001.

                                    AUDITORS

      Ernst & Young LLP, independent auditors, with offices at 200 Clarendon Street, Boston, Massachusetts 02116, currently serve as auditors for Galaxy. The financial highlights for the respective Funds included in the Prospectuses and the information for the Funds contained in the Annual Report for the fiscal years ended on or before October 31, 1998 were audited by Galaxy's former auditors.

      Prior to the Pillar Reorganization, Arthur Andersen LLP, with offices at 1601 Market Street, Philadelphia, Pennsylvania 19103, served as independent auditors for the Predecessor Pillar Funds. The financial highlights for the Predecessor Pillar Funds for each of the fiscal years or periods ended on or before December 31, 2000 have been audited by Arthur Andersen LLP.

      Prior to the Boston 1784 Reorganization, PricewaterhouseCoopers LLP, with offices at Two Commerce Square, Suite 1700, 2001 Market Street, Philadelphia, Pennsylvania 19103, served as independent accountants for the Predecessor Boston 1784 Fund. The financial highlights for the Predecessor Boston 1784 Fund for the fiscal years or periods ended on or before May 31, 2000 have been audited by PricewaterhouseCoopers LLP.

                                     COUNSEL

      Drinker Biddle & Reath LLP (of which W. Bruce McConnel, Secretary of Galaxy, is a partner), One Logan Square, 18th & Cherry Streets, Philadelphia, Pennsylvania 19103, are counsel to Galaxy and will pass upon certain legal matters on its behalf.

                                 CODES OF ETHICS

      Galaxy, Fleet, Oechsle and UOBGC have adopted Codes of Ethics pursuant to Rule 17j-1 under the 1940 Act that permit investment personnel subject to the particular Code of Ethics to invest in securities, including securities that may be purchased or held by the Funds, for their own accounts. The Codes of Ethics are on public file with, and are available from, the Securities and Exchange Commission's Public Reference Room in Washington, D.C.

                        PERFORMANCE AND YIELD INFORMATION

      Investment returns and principal values will vary with market conditions so that an investor's shares, when redeemed, may be worth more or less than their original cost. Past performance is no guarantee of future results. Unless otherwise indicated, total return figures include changes in share price, deduction of any applicable sales charge, and reinvestment of dividends and capital gains distributions, if any.

      The Funds' 30-day (or one month) standard yields are calculated separately for each series of shares in each Fund in accordance with the method prescribed by the SEC for mutual funds:

                 YIELD = 2[(a-b)/cd +1 )6 - 1]

Where:     a =   dividends and interest earned by a Fund during the period;

           b =   expenses accrued for the period (net of reimbursements);

           c =   average daily number of shares outstanding during the period entitled to receive dividends; and

           d =   maximum offering price per share on the last day of the period.

      For the purpose of determining net investment income earned during the period (variable "a" in the formula), dividend income on equity securities held by a Fund is recognized by accruing 1/360 of the stated dividend rate of the security each day that the security is in the Fund. Except as noted below, interest earned on debt obligations held by a Fund is calculated by computing the yield to maturity of each obligation based on the market value of the obligation (including actual accrued interest) at the close of business on the last business day of each month, or, with respect to obligations purchased during the month, the purchase price (plus actual accrued interest) and dividing the result by 360 and multiplying the quotient by the market value of the obligation (including actual accrued interest) in order to determine the interest income on the obligation for each day of the subsequent month that the obligation is held by the Fund. For purposes of this calculation, it is assumed that each month contains 30 days. The maturity of an obligation with a call provision is the next call date on which the obligation reasonably may be expected to be called or, if none, the maturity date. With respect to debt obligations purchased at a discount or premium, the formula generally calls for amortization of the discount or premium. The amortization schedule will be adjusted monthly to reflect changes in the market value of such debt obligations. Expenses accrued for the period (variable "b" in the formula) include all recurring fees charged by a Fund to all shareholder accounts in proportion to the length of the base period and the Fund's mean (or median) account size. Undeclared earned income will be subtracted from the offering price per share (variable "d" in the formula).

      With respect to mortgage or other receivables-backed obligations that are expected to be subject to monthly payments of principal and interest ("pay-downs"), (i) gain or loss attributable to actual monthly pay-downs are accounted for as an increase or decrease to interest income during the period, and (ii) each Fund may elect either (a) to amortize the discount and premium on the remaining security, based on the cost of the security, to the weighted average maturity date, if such information is available, or to the remaining term of the security, if any, if the weighted average date is not available or
(b) not to amortize discount or premium on the remaining security.

      Each Fund that advertises its "average annual total return (before taxes)" computes such return separately for each series of shares by determining the average annual compounded rate of return during specified periods that equates the initial amount invested to the ending redeemable value of such investment according to the following formula:

                              T = [(ERV/P) - 1]1/n

      Where:  T =    average annual total return;

      ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the l, 5 or 10 year (or other) periods at the end of the applicable period (or a fractional portion thereof);

      P =   hypothetical initial payment of $1,000; and

      n =   period covered by the computation, expressed in years.

      Each Fund that advertises its "aggregate total return" computes such returns separately for each series of shares by determining the aggregate compounded rates of return during specified periods that likewise equate the initial amount invested to the ending redeemable value of such investment. Aggregate total returns do not reflect the effect of taxes paid by shareholders on Fund distributions or redemption of Fund shares. The formula for calculating aggregate total return is as follows:

Aggregate Total Return =   [(ERV/P) - l]

      The calculations are made assuming that (1) all dividends and capital gain distributions are reinvested on the reinvestment dates at the price per share existing on the reinvestment date, (2) all recurring fees charged to all shareholder accounts are included, and (3) for any account fees that vary with the size of the account, a mean (or median) account size in the Fund during the periods is reflected. The ending redeemable value (variable "ERV" in the formula) is determined by assuming complete redemption of the hypothetical investment after deduction of all nonrecurring charges at the end of the measuring period. In addition, the Funds' Retail Shares average annual total return (before taxes) and aggregate total return quotations will reflect the deduction of the maximum sales load charged in connection with purchases of Retail A Shares or redemptions of Retail B Shares, as the case may be.

      The aggregate total returns for Retail A Shares, Retail B Shares and Trust Shares (as applicable) of the Funds from the date of initial public offering to October 31, 2001 are set forth below:

FUND                             RETAIL A(1)      RETAIL B         TRUST
----                             -----------      --------         -----

Asset Allocation                   115.43%(2)       43.58%(3)     131.89%(2)
Equity Income                      189.53%(4)       -2.97%*       216.93%(4)
Growth and Income                  140.53%(5)        7.40%(3)     161.63%(6)
Strategic Equity(7)                 12.47%          12.90%         21.40%
Equity Value                       312.01%(8)       63.97%(3)     349.17%(8)
Equity Growth                      236.66%(4)       62.51%(3)     267.78%(4)
Growth Fund II                     -29.12%(11)     -28.13%(11)     76.95%(10)
International Equity                53.97%(2)      -19.69%*        69.81%(2)
Pan Asia(9)                        -39.67%         -39.10%        -30.63%
Small Cap Value                    196.37%(5)       37.76%*       223.76%(6)
Small Company Equity               125.78%(2)       28.01%(3)     147.82%(2)
Large Cap Value                    128.22%(12)      16.26%(13)    148.47%(14)
Large Cap Growth                    23.47%(15)      20.23%(16)     33.01%(17)

----------

 * For the period from November 1, 1998 (initial public offering date) through October 31, 2001.
(1) On September 7, 1995, Retail Shares of the Funds were redesignated "Retail A Shares."
(2) For the period from December 30, 1991 (initial public offering date) through October 31, 2001.
(3) For the period from March 4, 1996 (initial public offering date) through October 31, 2001.
(4) For the period from December 14, 1990 (initial public offering date) through October 31, 2001.
(5) For the period from February 12, 1993 through October 31, 2001. The Predecessor Growth and Income Fund and Predecessor Small Cap Value Fund began offering Investment Shares, which were similar to Retail A Shares, on February 13, 1993.
(6) For the period from December 14, 1992 (initial public offering date) through October 31, 2001. The Predecessor Growth and Income Fund and Predecessor Small Cap Value Fund commenced operations on December 14, 1992, and initially offered Trust Shares, which were similar to Galaxy Trust Shares.
(7) For the period from March 4, 1998 (initial public offering date) through October 31, 2001.
(8) For the period from September 1, 1988 (initial public offering date) through October 31, 2001.
(9) For the period from September 1, 2000 (initial public offering date) through October 31, 2001.
(10) For the period from March 28, 1996 (initial public offering date) through October 31, 2001. The Predecessor Growth Fund commenced operations on March 28, 1996 and initially offered Shares, which were similar to Galaxy Trust Shares.
(11) For the period from June 26, 2000 (initial public offering date) through October 31, 2001
(12) For the period from April 1, 1992 (initial public offering date) through October 31, 2001.
(13) For the period from May 12, 1997 (initial public offering date) through October 31, 2001.
(14) For the period from April 1, 1992 (initial public offering date) through October 31, 2001. The Predecessor Large Cap Value Fund offered Class I Shares which were similar to Galaxy Trust Shares.
(15) For the period from February 3, 1997 (initial public offering date) through October 31, 2001.
(16) For the period from May 21, 1997 (initial public offering date) through October 31, 2001.
(17) For the period from January 1, 1997 (initial public offering date) through October 31, 2001. The Predecessor Large Cap Growth Fund offered Class I Shares which were similar to Galaxy Trust Shares.

      The average annual total returns (before taxes) for Retail A Shares, Retail B Shares and Trust Shares of the Funds for the one-year, five-year and ten-year periods (as applicable) ended October 31, 2001 are as set forth below:

                                  RETAIL A                    RETAIL B                         TRUST
                          ONE-      FIVE-     TEN-    ONE-      FIVE-       TEN-     ONE-      FIVE-      TEN-
FUND                      YEAR      YEAR     YEARS    YEAR      YEARS      YEARS     YEAR      YEARS     YEARS
----                      ----      ----     -----    ----      -----      -----     ----      -----     ------
Asset Allocation         -13.63%    5.68%      *     -19.70%       *          *     -14.94%    7.14%       *

Equity Income            -19.66%    6.39%    9.61%   -19.06%      **         **     -14.45%    8.10%    10.61%

Growth and Income        -20.33%    7.32%      *     -19.96%       *          *     -15.12%    8.90%       *

Strategic Equity          -6.55%      *        *      -6.46%       *          *      -0.43%      *         *

Equity Value             -15.43%    8.27%   11.36%   -14.61%    8.44%         *      -9.91%    9.94%    12.33%

Equity Growth            -34.56%    8.30%   10.74%   -34.17%       *          *     -30.29%   10.02%    11.72%

Growth Fund II           -34.91%      *        *     -34.53%       *          *     -30.79%    9.33%       *

International Equity     -37.20%    1.01%      *     -36.81%      **         **     -33.00%    2.76%       *

Pan Asia                 -36.12%      *        *     -36.02%       *          *     -19.10%      *         *

Small Cap Value            6.18%   11.44%      *       6.87%      **         **      13.19%   13.25%       *

Small Company Equity     -21.81%    1.84%      *     -21.05%    1.97%         *     -16.63%    3.51%       *

Large Cap Value          -29.96%    6.08%      *     -29.76%       *          *     -25.49%    7.66%       *

Large Cap Growth         -45.37%      *        *     -45.07%       *          *     -41.84%      *         *

----------
 *  Not offered during the full period.
 ** The Equity Income, International Equity and Small Cap Value Funds did not offer Retail B Shares until November 1, 1998.

      The "average annual total return (after taxes on distributions)" and "average annual total return (after taxes on distributions and redemptions)" for each Fund are included in the Prospectuses.

      "Average annual total return (after taxes on distributions)" for a specified period is derived by calculating the actual dollar amount of the investment return on a $1,000 investment made at the maximum public offering price applicable to the relevant class at the beginning of the period, and then calculating the annual compounded rate of return (after federal income taxes on distributions but not redemptions) which would produce that amount, assuming a redemption at the end of the period. This calculation assumes a complete redemption of the investment but further assumes that the redemption has no federal income tax consequences. This calculation also assumes that all dividends and distributions, less the federal income taxes due on such distributions, are reinvested at net asset value on the reinvestment dates during the period. In calculating the impact of federal income taxes due on distributions, the federal income taxes rates used correspond to the tax character of each component of the distributions (e.g., ordinary income rate for ordinary income distributions, short-term capital gain rate for short-term capital gains distributions and long-term capital gain rate for long-term capital gain distributions). The highest individual marginal federal income tax rate in effect on the reinvestment date is applied to each component of the distributions on the reinvestment date. Note that these tax rates may vary over the measurement period. The effect of applicable tax credits, such as the foreign tax credit, is also taken into account in accordance with federal tax law. The calculation disregards (i) the effect of phase-outs of certain exemptions, deductions and credits at various income levels, (ii) the impact of the federal alternative minimum tax and (iii) the potential tax liabilities other than federal tax liabilities (e.g., state and local taxes).

      "Average annual total return (after taxes on distributions and redemptions)" for a specified period is derived by calculating the actual dollar amount of the investment return on a $1,000 investment made at the maximum public offering price applicable to the relevant class at the beginning of the period, and then calculating the annual compounded rate of return (after federal income taxes on distributions and redemptions) which would produce that amount, assuming a redemption at the end of the period. This calculation assumes a complete redemption of the investment. This calculation also assumes that all dividends and distributions, less the federal income taxes due on such distributions, are reinvested at net asset value on the reinvestment dates during the period. In calculating the federal income taxes due on distributions, the federal income tax rates used correspond to the tax character of each component of the distributions (e.g., ordinary income rate for ordinary income distributions, short-term capital gain rate for short-term capital gains distributions and long-term capital gain rate for long-term capital gain distributions). The highest individual marginal federal income tax rate in effect on the reinvestment date is applied to each component of the distributions on the reinvestment date. Note that these tax rates may vary over the measurement period. The effect of applicable tax credits, such as the foreign tax credit, is taken into account in accordance with federal tax law. The calculation disregards the (i) effect of phase-outs of certain exemptions, deductions and credits at various income levels, (ii) the impact of the federal alternative minimum tax and (iii) the potential tax liabilities other than federal tax liabilities (e.g., state and local taxes). In calculating the federal income taxes due on redemptions, capital gains taxes resulting from a redemption are subtracted from the redemption proceeds and the tax benefits from capital losses resulting from the redemption are added to the redemption proceeds. The highest federal individual capital gains tax rate in effect on the redemption date is used in such calculation. The federal income tax rates used correspond to the tax character of any gains or losses (e.g., short-term or long-term).

PERFORMANCE REPORTING

      From time to time, in advertisements or in reports to shareholders, the performance of the Funds may be quoted and compared to that of other mutual funds with similar investment objectives and to stock or other relevant indices or to rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. For example, the performance of the Funds may be compared to data prepared by Lipper Analytical Services, Inc., a widely recognized independent service which monitors the performance of mutual funds, the S&P 500 Index, an unmanaged index of groups of common stocks, the Consumer Price Index, or the Dow Jones Industrial Average, a recognized unmanaged index of common stocks of 30 industrial companies listed on the New York Stock Exchange. In addition, the performance of the International Equity Fund may be compared to the Morgan Stanley Capital International Index or the FT World Actuaries Index and the performance of the Small Company Equity Fund and Small Cap Value Fund may be compared to the NASDAQ Composite Index, an unmanaged index of over-the-counter stock prices.

      Performance data as reported in national financial publications including, but not limited to, MONEY MAGAZINE, FORBES, BARRON'S, THE WALL STREET JOURNAL AND THE NEW YORK TIMES, or publications of a local or regional nature may also be used in comparing the performance of the Funds. Performance data will be calculated separately for Trust Shares, Retail A Shares, Retail B Shares, Prime A Shares and Prime B Shares of the Funds, as applicable.

      The standard yield is computed as described above. Each Fund may also advertise its "effective yield" which is calculated similarly but, when annualized, the income earned by an investment in the Fund is assumed to be reinvested.

      The Funds may also advertise their performance using "average annual total return (before taxes)" figures over various periods of time. Such total return figures reflect the average percentage change in the value of an investment in a Fund from the beginning date of the measuring period to the end of the measuring period and are calculated as described above. Average total return figures will be given for the most recent one-, five- and ten-year periods (if applicable), and may be given for other periods as well, such as from the commencement of a Fund's operations, or on a year-by-year basis. Each Fund may also use "aggregate total return" figures for various periods, representing the cumulative change in the value of an investment in a Fund for the specified period. Both methods of calculating total return reflect the maximum front-end sales load for Retail A Shares of the Funds and the applicable contingent deferred sales charge for Retail B Shares of the Funds and assume that dividends and capital gain distributions made by a Fund during the period are reinvested in Fund shares.

      The Funds may also advertise total return data without reflecting the sales charges imposed on the purchase of Retail A Shares or the redemption of Retail B Shares in accordance with the rules of the SEC. Quotations that do not reflect the sales charges will be higher than quotations that do reflect the sales charges.

      The performance of the Funds will fluctuate and any quotation of performance should not be considered as representative of the future performance of the Funds. Since yields fluctuate, yield data cannot necessarily be used to compare an investment in a Fund's shares with bank deposits, savings accounts and similar investment alternatives which often provide an agreed or guaranteed fixed yield for a stated period of time. Shareholders should remember that performance data are generally functions of the kind and quality of the instruments held in a portfolio, portfolio maturity, operating expenses, and market conditions. Any additional fees charged by institutions with respect to accounts of customers that have invested in shares of a Fund will not be included in performance calculations.

      The portfolio managers of the Funds and other investment professionals may from time to time discuss in advertising, sales literature or other material, including periodic publications, various topics of interest to shareholders and prospective investors. The topics may include but are not limited to the advantages and disadvantages of investing in tax-deferred and taxable investments; Fund performance and how such performance may compare to various market indices; shareholder profiles and hypothetical investor scenarios; the economy; the financial and capital markets; investment strategies and techniques; investment products; and tax, retirement and investment planning.

                                  MISCELLANEOUS

      As used in this Statement of Additional Information, "assets belonging to" a particular Fund or series of a Fund means the consideration received by Galaxy upon the issuance of shares in that particular Fund or series of the Fund, together with all income, earnings, profits, and proceeds derived from the investment thereof, including any proceeds from the sale of such investments, any funds or payments derived from any reinvestment of such proceeds and a portion of any general assets of Galaxy not belonging to a particular series or Fund. In determining the net asset value of a particular series of a Fund, assets belonging to the particular series of the Fund are charged with the direct liabilities in respect of that series and with a share of the general liabilities of Galaxy, which are allocated in proportion to the relative asset values of the respective series and Funds at the time of allocation. Subject to the provisions of Galaxy's Declaration of Trust, determinations by the Board of Trustees as to the direct and allocable liabilities, and the allocable portion of any general assets with respect to a particular series or Fund, are conclusive.

      Shareholders will receive unaudited semi-annual reports describing the Funds' investment operations and annual financial statements audited by independent certified public accountants.

      A "vote of the holders of a majority of the outstanding shares" of a particular Fund or a particular series of shares in a Fund means, with respect to the approval of an investment advisory agreement, a distribution plan or a change in an investment objective or fundamental investment policy, the affirmative vote of the holders of the lesser of (a) more than 50% of the outstanding shares of such Fund or such series of shares, or (b) 67% or more of the shares of such Fund or such series of shares present at a meeting if more than 50% of the outstanding shares of such Fund or such series of shares are represented at the meeting in person or by proxy.

      As of February 5, 2002, the name, address and percentage ownership of the entities or persons that held of record or beneficially 5% or more of the outstanding shares of each class of Galaxy's investment portfolios were as follows:

                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------------------------------------

MONEY MARKET FUND
      TRUST SHARES
      Fleet National Bank              97.94%
      P.O. Box 92800
      Rochester, NY  14692-8900

TAX-EXEMPT MONEY MARKET FUND
      TRUST SHARES
      Fleet National Bank              94.09%
      P.O. Box 92800
      Rochester, NY  14692-8900

GOVERNMENT MONEY MARKET FUND
      TRUST SHARES
      Fleet National Bank              96.42%
      P.O. Box 92800
      Rochester, NY  14692-8900

U.S. TREASURY MONEY MARKET FUND
      TRUST SHARES
      Fleet National Bank              94.49%
      P.O. Box 92800
      Rochester, NY  14692-8900

INSTITUTIONAL GOVERNMENT MONEY MARKET FUND
      TRUST SHARES
      Fleet National Bank              93.06%
      P.O. Box 92800
      Rochester, NY  14692-8900

MASSACHUSETTS MUNICIPAL MONEY MARKET FUND
      RETAIL A SHARES
      Fleet National Bank              35.92%
      P.O. Box 92800
      Rochester, NY  14692-8900

      U.S. Clearing A Division of Fleet
      Securities Inc.                  26.40%
      26 Broadway
      New York, NY  10004-1703

CONNECTICUT MUNICIPAL MONEY MARKET FUND
      RETAIL A SHARES
      Fleet National Bank              49.46%
      P.O. Box 92800
      Rochester, NY  14692-8900

INSTITUTIONAL TREASURY MONEY MARKET FUND
      CLASS I SHARES
      Fleet National Bank              16.57%
      P.O. Box 92800
      Rochester, NY  14692-8900

      Bob & Co.                        12.99%
      Treasury Attn: A.J. Ferullo
      100 Federal Street
      Mailstop MADE10013E
      Boston, MA  02110-1802

      Fleet Bank Omnibus               67.09%
      20 Church Street, 8th Floor
      Mailstop CT/EH/40608F
      CAS Operations
      Hartford, CT  06103

                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------------------------------------

      CLASS II SHARES
      FIM Funding, Inc.               100.00%
      Attn: Glen Martin
      150 Federal Street, 4th Floor
      Boston, MA  02110

      CLASS III SHARES
      Bob & Co.                        97.33%
      Treasury Attn: A.J. Ferullo
      100 Federal Street
      Mailstop MADE10013E
      Boston, MA  02110-1802

INSTITUTIONAL PRIME MONEY MARKET FUND
      CLASS I SHARES
      Fleet National Bank              62.64%
      P.O. Box 92800
      Rochester, NY 14692-8900

      U.S. Clearing Corp.               8.53%
      26 Broadway
      New York, NY  10004-1703

      Bob & Co.                        21.30%
      Treasury Attn: A.J. Ferullo
      100 Federal Street
      Mailstop MADE10013E
      Boston, MA  02110-1802

      PFPC Inc.                         5.64%
      As Agent for the Benefit of TA Clients
      Kim Croston Auth. Officer
      4400 Computer Drive
      Westboro, MA  01581

      CLASS II SHARES
      FIM Funding, Inc.               100.00%
      Attn: Glen Martin
      150 Federal Street
      4th Floor
      Boston, MA  02110

      CLASS III SHARES
      FIM Funding, Inc.                10.69%
      Attn: Glen Martin
      150 Federal Street
      4th Floor
      Boston, MA  02110

      Bob & Co.                        89.31%
      Treasury Attn: A.J. Ferullo
      100 Federal Street
      Mailstop MADE10013E
      Boston, MA  02110-1802

EQUITY VALUE FUND
      TRUST SHARES
      Gales & Co.                      28.79%
      Fleet Investment Services
      Mutual Funds Unit- NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                      21.39%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                      24.17%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Amvescap National Trust
      Company                          5.44%
      Agent for Fleet National Bank FBO
      Leviton Manufacturing Savings Plan
      P.O. Box 4054
      Concord, CA  94524


                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------------------------------------

EQUITY GROWTH FUND
      TRUST SHARES
      Gales & Co.                      52.09%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                      18.81%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                      17.41%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      PRIME A SHARES
      U.S. Clearing Corp.               6.83%
      FBO 104-32732-16
      Hilda Brandt
      Roland Park Place
      830 W. 40th Street Apt. 359
      Baltimore, MD  21211-2176

      NH Bragg & Sons                  89.34%
      401(K) Profit Sharing Plan
      Lawrence S. Cronkite & John Bragg TTEES
      92 Perry Road
      P.O. Box 927
      Bangor, ME  04402-0927

      PRIME B SHARES
      U.S. Clearing Corp.              19.54%
      FBO 111-98315-17
      Thomas J. Bernfeld
      185 West End Avenue, Apt. 21D
      New York, NY  10023-5548

      U.S. Clearing Corp.              12.26%
      FBO 150-90636-14
      Lynn C. Sherrie
      245 Lake Street
      Wilson, NY  14172-9659

      U.S. Clearing Corp.              10.58%
      FBO 221-00085-18
      Walter M. Swiecicki & Cathleen
      Swiecicki
      JT WROS
      119 Old Beekman Road
      Monmouth Junction,  NJ 08852-3114

      U.S. Clearing Corp.               5.81%
      FBO 195-90734-10
      W.P. Fleming
      66500 E. 253 Road
      Grove, OK  74344-6163

      U.S. Clearing Corp.               5.71%
      FBO 131-98122-18
      Elaine B. Odessa
      9 Newman Road
      Pawtucket, RI  02860-6183

      U.S. Clearing Corp.              12.63%
      FBO 166-31108-21
      Frank Catanho, Trustee of the Frank
      Catanho
      1996 Trust - Dated 10/22/96
      22315 Main Street
      Hayward, NY  94541-4006

GROWTH FUND II
      TRUST SHARES
      Gales & Co.                      18.32%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001



                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------------------------------------

      Gales & Co.                     13.31%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     58.71%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

  EQUITY INCOME FUND
      TRUST SHARES
      Gales & Co.                     58.08%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     22.51%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     14.86%
      Fleet Investment Services
      Mutual Funds Unit- NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

INTERNATIONAL EQUITY FUND
      TRUST SHARES
      Gales & Co.                     23.92%
      Fleet Investment Services
      Mutual Funds Unit- NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     31.38%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     35.53%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      PRIME A SHARES
      U.S. Clearing Corp.             76.73%
      FBO 125-98055-11
      Albert F. Twanmo
      6508 81st Street
      Cabin John, MD  20818-1203

      U.S. Clearing Corp.             14.11%
      FBO 136-99157-13
      Jon-Paul Dadaian
      178 Clarken Drive
      West Orange, NJ  07052-3441

      U.S. Clearing Corp.              8.76%
      FBO 200-80589-15
      Mark A Rydell
      Quick & Reilly 401k Plan
      40 Bethesda Park Circle
      Boynton Beach, FL  33435-6613

      PRIME B SHARES
      U.S. Clearing Corp.             72.44%
      FBO 102-59241-17
      Church & Friary of St. Francis of Assisi
      c/o Fr. Peter Brophy, OFM
      135 West 31st Street
      New York, NY  10001-3405



                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------------------------------------

      U.S. Clearing Corp.              5.35%
      FBO 195-90025-13
      Guido Guinasso
      418 College Avenue
      San Francisco, CA  94112-1114

GROWTH & INCOME FUND
      TRUST SHARES
      Gales & Co.                     56.96%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     32.78%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      PRIME A SHARES
      U.S. Clearing Corp.             59.43%
      FBO 113-27816-16
      Pamela M. Fein
      68 Oak Ridge Drive
      Bethany, CT  06524-3118

      U.S. Clearing Corp.             17.98%
      FBO 175-97327-10
      Margaret Ann Gillenwater
      2525 E. Prince Road #23
      Tucson, AZ  85716-1146

      U.S. Clearing Corp.              6.14%
      FBO 114-97798-19
      Dona Schneid
      7909 Venture Center Way #9104
      Boynton Beach, FL  33437-7412

      U.S. Clearing Corp.              8.83%
      FBO 134-93669-12
      Krzysztof Mizura
      26 Perron Road
      Plainville, CT  06062-1100

      PRIME B SHARES
      U.S. Clearing Corp.             29.63%
      FBO 147-97497-13
      Martin Allen Sante
      8858 Moanalua Way
      Diamondhead, MS  39525-3760

      U.S. Clearing Corp.             17.37%
      FBO 103-31744-16
      Irwin Luftig & Elaine Luftig
      6119 Bear Creek Ct.
      Lake Worth, FL  33467-6812

      U.S. Clearing Corp.             16.62%
      FBO 148-28677-18
      Linda M Berke &
      Michael E. Berke JT TEN
      30941 Westwood Road
      Farmington Hills, MI  48331-1466

      U.S. Clearing Corp.             16.21%
      FBO 147-29019-15
      Walter W. Quan
      2617 Skyline Drive
      Lorain, OH  44053-2243

      U.S. Clearing Corp.              6.21%
      FBO 013-90166-12
      Florence G. St. Onge
      34 Cedar Lane
      Warren, RI  02885-2236



                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------------------------------------

ASSET ALLOCATION FUND
      TRUST SHARES
      Gales & Co.                     48.98%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                      6.80%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      PRIME A SHARES
      U.S. Clearing Corp.             10.96%
      FBO 155-98529-16
      Frederick B. Galt
      616 Vanderlyn Lane
      Slingerlands, NY  12159-9543

      U.S. Clearing Corp.             20.40%
      FBO 175-97327-10
      Margaret Ann Gillenwater
      2525 E. Prince Road #23
      Tucson, AZ  85716-1146

      U.S. Clearing Corp.             31.50%
      FBO 194-97099-17
      James K. Winter
      2523 Greenridge Drive
      Belden, MS  38826-9530

      U.S. Clearing Corp.              7.88%
      FBO 108-98907-17
      Linda Lecessi-Karp
      141 Norwood Avenue
      Malverne, NY  11565-1422

      U.S. Clearing Corp.              6.29%
      FBO 170-02634-19
      Albert Roselli &
      Arlene Roselli JT TEN
      57 Deerpath Lane
      Westfield, MA  01085-1133

      U.S. Clearing Corp.             11.79%
      FBO 170-02647-14
      Frederick J. Roselli &
      Carol A. Roselli JT TEN
      585 North Westfield Street
      Feeding Hills, MA  01030-1217

      U.S. Clearing Corp.              6.95%
      FBO 145-90771-19
      IRA Rollover
      Nicole A. Zielske
      1914 Grayson Ridge Ct.
      Chesterfield, MO  63017-8740

      PRIME B SHARES
      U.S. Clearing Corp.             12.16%
      FBO 138-97818-14
      Carol Y. Foster
      20270 NE Marie Avenue
      Blountstown, FL  32424-1273

      U.S. Clearing Corp.             11.87%
      FBO 102-92974-11
      Ann E. Csernica
      8 Hunter Court
      Egg Harbor Twp., NJ  08234-7390

      U.S. Clearing Corp.              7.91%
      FBO 166-98559-16
      Ann P. Sargent
      422 Los Encinos Avenue
      San Jose, CA  95134-1336



                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------------------------------------

      U.S. Clearing Corp.              7.68%
      FBO 166-97970-19
      Alicia E. Schober
      10139 Ridgeway Drive
      Cupertino, CA  95014-2658

      U.S. Clearing Corp.              7.05%
      FBO 181-01324-13
      Paul R. Thornton & Karin
      Z. Thornton JT TEN
      1207 Oak Glen Lane
      Sugar Land, TX  77479-6175

      U.S. Clearing Corp.              5.85%
      FBO 013-00189-14
      David Paquin &
      Susan Paquin JT TEN
      Attn: Paul D. Nunes VP
      110 Westminister St. RI/MO/F02G
      Providence, RI  02903-2318

      SMALL COMPANY EQUITY FUND
      TRUST SHARES
      Gales & Co.                     50.00%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638

      Gales & Co.                     27.05%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638

      Gales & Co.                     11.02%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638

      SMALL CAP VALUE FUND
      TRUST SHARES
      Gales & Co.                     36.42%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     33.50%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     21.22%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      PRIME A SHARES
      U.S. Clearing Corp.             49.11%
      FBO 104-32732-16
      Hilda Brandt
      Roland Park Place
      830 W. 40th Street, Apt. 359
      Baltimore, MD  21211-2176

      U.S. Clearing Corp.             16.39%
      FBO 103-97564-14
      IRA Rollover Account
      Thomas X McKenna
      170 Turtle Creek
      Drive Tequesta, FL 33469-1547

      U.S. Clearing Corp.             15.12%
      FBO 103-31296-18
      Edward U. Roddy III
      109 Angler Avenue
      Palm Beach, FL  33480-3101



                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------------------------------------

      PRIME B SHARES
      U.S. Clearing Corp.             12.99%
      FBO 111-98315-17
      Thomas J. Bernfeld
      185 West End Avenue, Apt. 21D
      New York, NY  10023-5548

      U.S. Clearing Corp.              6.85%
      FBO 233-97395-15
      Rufus O. Eddins
      360 Dominion Circle
      Knoxville, TN  37922-2750

      U.S. Clearing Corp.              6.01%
      FBO 138-30212-17
      Virginia Godenrath T.O.D.
      Robert Godenrath
      5925 Shore Boulevard South #104
      Gulfport, FL  33707-5904

      U.S. Clearing Corp.              5.24%
      FBO 108-98907-17
      Linda Lecessi-Karp
      141 Norwood Avenue
      Malverne, NY  11565-1422

      U.S. Clearing Corp.              6.58%
      FBO 221-97250-13
      Michael A. Veschi
      106 Exmoor Court
      Leesburg, VA  20176-2049

      U.S. Clearing Corp.              8.80%
      FBO 107-30623-23
      Andrejs Zvejnieks
      2337 Christopher Walk
      Atlanta, GA  30327-1110

      U.S. Clearing Corp.              9.63%
      FBO 134-955935-15
      Reenee L. Mayne
      285 Redwood Road
      Manchester, CT  06040-6333

      STRATEGIC EQUITY FUND
      TRUST SHARES
      Gales & Co.                     30.06%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     52.42%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     16.99%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      FIM Funding, Inc.               98.42%
      Attn:  Glen Martin
      150 Federal Street 4th Floor
      Boston, MA  02109

      RETAIL A SHARES
      Fleet Bank, N.A.                 8.08%
      Cust For The IRA Plan FBO
      Susan A. Bird
      30 Lafayette Avenue
      Somerset, NJ  08873-2556



                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------------------------------------

      Striplin Family Trust            5.44%
      Dave Striplin & Kristen Striplin JT
      WROS PDAA
      U/T/A DTD 1-22-2001
      1705 Vista Del Monte
      Auburn, CA  95603-6104

      US Clearing Corp.                6.27%
      FBO 210-00116-14
      Anthony P. Verrico & Antonia Verrico
      JT/TEN
      32 Susan Drive
      Saugus, MA  01906-1238

      US Clearing Corp.               39.22%
      FBO 230-05564-18
      Adelaide Donohue & Matthew
      Donohue JT/TEN
      42 Oceanview Drive
      Southhampton, NY  11968-4216

      RETAIL B SHARES
      FIM Funding, Inc.               11.83%
      Attn: Glen Martin
      150 Federal Street, 4th Floor
      Boston, MA  02109

      US Clearing Corp.               12.42%
      FBO 245-01434-13
      Anthony M. Savoy
      103 Oak Street
      Indian Orchard, MA  01151-1538

      US Clearing Corp.               28.33%
      FBO 245-94856-17
      Daniel Coletti
      465 Lexington Street
      Waltham, MA  02452

      US Clearing Corp.               11.83%
      FBO 108-04359-18
      Raheem Horton
      115 W. Fulton Avenue
      Roosevelt, NY  11575-2026

      US Clearing Corp.               33.95%
      FBO 134-08957-11
      Sergio M. Sevillano &
      Lourdes Colon JT/TEN
      23 Fairwood Farms Road
      West Hartford, CT  06107-3502

      PRIME A SHARES
      FIM Funding, Inc.               99.61%
      Attn: Glen Martin
      150 Federal Street, 4th Floor
      Boston, MA  02109

      PRIME B SHARES
      FIM Funding, Inc.               99.61%
      Attn: Glen Martin
      150 Federal Street, 4th Floor
      Boston, MA  02109

      LARGE CAP VALUE FUND
      TRUST SHARES
      Fleet National Bank             21.26%
      Attn: Daniel Berg
      P.O. Box 92800
      Rochester, NY  14692-8900

      Fleet National Bank             62.73%
      Attn: Daniel Berg
      P.O. Box 92800
      Rochester, NY  14692-8900

      BISYS BD Services Inc.           5.66%
      Fleet Conversion
      P.O. Box 4054
      Concord, CA  94524



                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------------------------------------

      LARGE CAP GROWTH FUND
      TRUST SHARES
      Fleet National Bank             15.02%
      Attn: Daniel Berg
      P.O. Box 92800
      Rochester, NY  14692-8900

      Fleet National Bank             74.90%
      Attn:  Daniel Berg
      P.O. Box 92800
      Rochester, NY  14692-8900

      BISYS BD Services Inc.           5.53%
      Fleet Conversion
      P.O. Box 4054
      Concord, CA  94524

      RETAIL A SHARES
      U.S. Clearing Corp.              7.59%
      FBO 236-91311-11
      C/F Peter J. Peff IRA
      PMB 413
      1151 Aquidneck Avenue
      Middletown, RI  02842-5255

      INTERMEDIATE GOVERNMENT INCOME FUND
      TRUST SHARES
      Gales & Co.                     55.93%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     26.79%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     13.41%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      RETAIL B SHARES
      U.S. Clearing Corp.              5.03%
      FBO 209-90200-14
      Joel S. Corriveau
      28 Louise Avenue
      Methuen, MA  01844-3537

      HIGH QUALITY BOND FUND
      TRUST SHARES
      Gales & Co.                     28.05%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     19.60%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     45.19%
      Fleet Investment Services
      Mutual Funds Unit- NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      PRIME A SHARES
      U.S. Clearing Corp.             16.45%
      FBO 103-30971-12
      Doris G. Schack
      FBO- Doris G. Schack Living Trust
      9161 East Evans
      Scottsdale, AZ  85260-7575



                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------------------------------------

      U.S. Clearing Corp.             43.83%
      FBO 132-90090-11
      IRA Rollover
      Virginia Holmes
      207 Adams Street
      Ithaca, NY  14850-3514

      U.S. Clearing Corp.              8.01%
      FBO 013-02964-11
      Jane L. Grayhurst
      770 Boylston St., Apt. 10G
      Boston, MA  02199-7709

      US Clearing Corp.               31.59%
      FBO 246-90802-18
      Ratimir Pavesic
      65 East India Row Apt. 26G
      Boston, MA  02110-3388

      PRIME B SHARES
      U.S. Clearing Corp.             12.30%
      FBO 119-97697-10
      Ira Zornberg
      4219 Nautilus Avenue
      Brooklyn, NY  11224-1019

      U.S. Clearing Corp.             11.15%
      FBO 147-24459-13
      Jay Robert Klein
      26800 Amhearst Circle #209
      Cleveland, OH  44122-7572

      U.S. Clearing Corp.             14.41%
      FBO 230-02116-18
      Marjorie Dion
      301 Raimond Street
      Yaphank, NY  11980-9725

      U.S. Clearing Corp.              7.85%
      FBO 157-98031-13
      Patricia Fusco
      112 E. Chapel Avenue
      Cherry Hill, NJ  08034-1204

      U.S. Clearing Corp.              6.51%
      FBO 119-11589-12
      Hilja Schein
      264 East 211 Street, Apt. 2D
      Bronx, NY  10467-1528

      U.S. Clearing Corp.             10.72%
      FBO 131-07457-14
      U/A/D 1/29/99
      Petrella Fam Rev Trust #3
      John Petrella Trustee
      39 Cydot Drive
      North Kingstown, RI  02852-5611

      U.S. Clearing Corp.             10.72%
      FBO 131-07459-12
      U/A/D 1/29/99
      Petrella Fam Rev Trust #2
      John Petrella Trustee
      39 Cydot Drive
      North Kingstown, RI  02852-5611

      U.S. Clearing Corp.              5.81%
      FBO 238-97175-19
      Marie Goftfried
      Rollover IRA Account
      6411 Grand Cypress Circle
      Lake North, FL  33463-7363

SHORT-TERM BOND FUND
      Gales & Co.                     22.83%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001



                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------------------------------------

      Gales & Co.                     38.30%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     32.51%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      RETAIL B SHARES
      Chelsea Police Relief Assoc.     9.01%
      John R. Phillips Treas. &
      Michael McCona Clerk
      180 Crescent Avenue
      Chelsea, MA  02150-3017

      US Clearing Corp.                5.90%
      FBO 236-92074-16
      Willie M. Moye Sr.
      268 Mount Prospect Avenue
      Newark, NJ  07104-2008

TAX-EXEMPT BOND FUND
      TRUST SHARES
      Gales & Co.                     32.36%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     26.76%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     39.05%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      RETAIL B SHARES
      Sylvia Fendler                  13.36%
      72 Brinkerhoff Avenue
      Stamford, CT  06905

      U.S. Clearing Corp.              5.95%
      FBO 978-02869-11
      Carol Guy
      Ali E. Guy
      14 Thomas Street
      Scarsdale, NY  10583-1031

      U.S. Clearing Corp.              5.28%
      FBO 245-07280-15
      Alan Landman
      Box 2339
      Providence, RI  02906-0339

      FISERV Securities Inc.           5.01%
      FAO 13875955
      Attn: Mutual Funds
      One Commerce Square
      2005 Market Street, Suite 1200
      Philadelphia, PA  19103

      FISERV Securities Inc.           6.55%
      FAO 13878082
      Attn: Mutual Funds
      One Commerce Square
      2005 Market Street, Suite 1200
      Philadelphia, PA  19103



                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------------------------------------

INTERMEDIATE TAX-EXEMPT BOND FUND
      TRUST SHARES
      Gales & Co.                     10.91%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     85.01%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      RETAIL A SHARES
      Richard F. Messing               7.12%
      3310 South Ocean Boulevard
      Apt. 532
      Highland Beach, FL  33487

      Charles Schwab & Co. Inc.       31.61%
      Attn: Mutual Funds
      101 Montgomery Street
      San Francisco, CA  94094-4122

      RETAIL B SHARES
      FIM Funding, Inc.               36.53%
      Attn: Glen Martin
      150 Federal Street, 4th Floor
      Boston, MA  02109

      Fleet Bank NA                   32.94%
      Cust of the IRA
      FBO Michael R. Gaulin
      78 St. Joseph St. Unit 7
      Woonsocket, RI  02895

      U.S. Clearing Corp.             30.53%
      FBO 597-06940-13
      Cenelia Perez
      201 Central Avenue
      Englewood, NJ  07631-2214

CONNECTICUT MUNICIPAL BOND FUND
      TRUST SHARES
      Gales & Co.
      Fleet Investment Services       75.95%
      Mutual Funds Unit -
      NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     23.90%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      RETAIL A SHARES
      U.S. Clearing Corp.              7.33%
      FBO 134-08973-29
      Marquis Restitution Fund
      Charles D. Gersten Trustee
      216 Main Street
      Hartford, NY  06106-1817

      RETAIL B SHARES
      U.S. Clearing Corp.              6.36%
      FBO 245-06995-13
      Hans Hoffmann & Janice Hoffman
      36 Leeway
      Madison, CT  06443-2823

      U.S. Clearing Corp.              6.18%
      FBO 113-05954-14
      Darlene Kirychuk-Francis
      425 North Main Street
      Wallingford, CT  06492-3210

      U.S. Clearing Corp.             12.35%
      FBO 142-04560-12
      Zivko Blude
      60 Colonial Drive
      Stratford, CT  06614-2226



                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------------------------------------

      U.S. Clearing Corp.             14.35%
      FBO 142-04599-17
      Anthony Fiorello II & L. Ruth Fiorello
      20 Red Fox Road
      Stratford, CT  06614-2239

      U.S. Clearing Corp.             40.16%
      FBO 142-04600-14
      Richard L. Massey
      261 Pomperaug Woods
      Southbury, CT  06483-3501

CONNECTICUT INTERMEDIATE MUNICIPAL BOND FUND
      TRUST SHARES
      Gales & Co.                      5.62%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638

      Gales & Co.                     20.60%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638

      SEI Trust Company                5.62%
      c/o Webster TR CO
      Attn:  Mutual Fund Administrator
      One Freedom Valley Dr.
      Oaks, PA  19456

      RETAIL A SHARES
      Charles Schwab & Co.            22.96%
      Attn: Mutual Funds
      101 Montgomery Street
      San Francisco, CA  94104-4122

      Kelly F. Shackelford             5.96%
      P.O. Box 672
      New Canaan, CT  06840-0672

      RETAIL B SHARES
      U.S. Clearing Corp.             95.45%
      FBO 221-08330-14
      Cara Pressman
      59 Tilia Court
      Hamilton, NJ  08690-3344

FLORIDA MUNICIPAL BOND FUND
      TRUST SHARES
      Gales & Co.                     74.00%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     25.10%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

MASSACHUSETTS MUNICIPAL BOND FUND
      TRUST SHARES
      Gales & Co.                     55.85%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     42.44%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      RETAIL B SHARES
      U.S. Clearing Corp.             73.31%
      FBO 245-09436-14
      Thomas M. Apone
      64 Jacqueline Road #4
      Waltham, MA  02452-4973



                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------------------------------------

      U.S. Clearing Corp.              7.38%
      FBO 222-00942-19
      Gary P. McGrath & Amy J. McGrath
      JT/TEN
      9 Baldwin Road
      Westford, MA  01886-2063

      U.S. Clearing Corp.             11.81%
      FBO 222-00960-16
      John W. Carroll & Carole A. Carroll
      JT/TEN
      14 Ames Street
      Pepperell, MA  01463

MASSACHUSETTS INTERMEDIATE MUNICIPAL BOND FUND
      TRUST SHARES
      Gales & Co.                     76.78%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     22.84%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      RETAIL B SHARES
      U.S. Clearing Corp.              9.82%
      FBO 210-00232-013
      Kathleen McLaughlin
      370 Charles River Road
      Watertown, MA  02472-2738

      U.S. Clearing Corp.             21.37%
      FBO 136-35267-14
      Margaret A. Geraghty
      253 Needham Street
      Dedham, MA  02026-7018

      U.S. Clearing Corp.              7.12%
      FBO 222-00665-14
      Michael Ashmore & Ann M. Evans-
      Ashmore JT/TEN
      345 Sargent Road
      Boxborough, MA  01719-1203

      U.S. Clearing Corp.             19.05%
      FBO 222-00850-19
      Edwin M. Leung & Daphne Y. Chu JT/TEN
      15 Canterbury Lane
      Groton, MA  01450-4242

CORPORATE BOND FUND
      TRUST SHARES
      Gales & Co.                     24.13%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     42.54%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     25.25%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

RHODE ISLAND MUNICIPAL BOND FUND
      TRUST SHARES
      Gales & Co.                     78.29%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001



                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------------------------------------

      Gales & Co.                     21.06%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      RETAIL A SHARES
      Gales & Co.                     33.74%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     16.61%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      James R. McCulloch               5.96%
      c/o Microfibre
      P.O. Box 1208
      Pawtucket, RI  02862-1208

      RETAIL B SHARES
      U.S. Clearing Corp.             35.82%
      FBO 247-00404-17
      Phyllis J. Silverstein
      28 Kennedy Blvd.
      Lincoln, RI  02865-3602

      U.S. Clearing Corp.             10.14%
      FBO 247-00732-10
      Jose A Severino
      22 Set-N-Sun Drive
      Hope, RI  02831-1830

      U.S. Clearing Corp.             10.12%
      FBO 131-08123-16
      Anastasia Tsonos
      12 Nevada Avenue
      Rumford, RI  02916-2407

      U.S. Clearing Corp.             25.36%
      FBO 247-00882-18
      Lillian M. Crepeau
      16 Wagon Road
      Cumberland, RI  02864

      U.S. Clearing Corp.             14.95%
      FBO 131-07752-16
      Dina N. Cote
      20 Taber Avenue
      Providence, RI  02906-4111

NEW YORK MUNICIPAL BOND FUND
      TRUST SHARES
      Gales & Co.                     63.23%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     31.23%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      RETAIL B SHARES
      U.S. Clearing Corp.             31.43%
      FBO 978-00592-19
      Michelina Pezzulo
      Joseph Pezzulo
      249 Crescent Place
      Yonkers,  NY 10704-1628

      U.S. Clearing Corp.             41.68%
      FBO 245-01932-10
      Robert A. Miller
      130 Greenwood Street
      Canisteo, NY  14823-1234



                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------------------------------------

      U.S. Clearing Corp.              8.26%
      FBO 116-02797-15
      Michael F. Mucia
      222 Manitan Road
      Cayuga, NY  13034-4117

NEW JERSEY MUNICIPAL BOND FUND
      TRUST SHARES
      Gales & Co.                     37.08%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     52.19%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                      8.44%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      RETAIL A SHARES
      U.S. Clearing Corp.             15.13%
      FBO 979-10688-11
      John J. Delucca
      314 Ardmore Road
      Ho Ho Kus, NJ  07423-1110

      U.S. Clearing Corp.              9.45%
      FBO 979-14430-14
      John R. Wright & Maria N. Wright
      JTTEN
      706 Princeton Kingston Road
      Princeton, NJ  08540-4124

      RETAIL B SHARES
      FIM Funding, Inc.               14.57%
      Attn: Glen Martin
      150 Federal Street, 4th Floor
      Boston, MA  02110

      U.S. Clearing Corp.             36.40%
      FBO 597-09005-19
      Chaia-Lin Sung Lee & Diana S. Lee
      JT/TEN
      P.O. Box 291
      Tenafly, NJ  07670-0291

      U.S. Clearing Corp.             49.02%
      FBO 597-09212-18
      Antoun Khouri
      T.O.D. Marie Shaleesh
      358 Mountain Road
      Englewood, NJ  07631-3727

PENNSYLVANIA MUNICIPAL BOND FUND
      TRUST SHARES
      Fleet National Bank             45.40%
      Attn: Daniel Berg
      P.O. Box 92800
      Rochester, NY  14692-8900

      Fleet National Bank             36.62%
      Attn: Daniel Berg
      P.O. Box 92800
      Rochester, NY  14692-8900

      Northeast Pennsylvania
      Trust Co.                        6.55%
      William C. Kringe
      Rhoda Lescowitch & Joanne Yachera
      Auth Officers
      31 W. Broad Street
      Hazelton, PA  18201-6407


                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------------------------------------

      SEI Private Trust Co.             8.13%
      c/o Philadelphia Trust Co.
      Attn: Mutual Fund Administrator
      1 Freedom Valley Dr.
      Oaks, PA  19456

      PRIME RESERVES
      U.S. Clearing Corp.             100.00%
      26 Broadway
      New York, NY  10004-1703

      GOVERNMENT RESERVES
      U.S. Clearing Corp.             100.00%
      26 Broadway
      New York, NY  10004-1703

      TAX-EXEMPT RESERVES
      U.S. Clearing Corp.             100.00%
      26 Broadway
      New York, NY  10004-1703

      As of February 5, 2002, the name, address and percentage ownership of the entities or persons that held of record or beneficially more than 5% of the outstanding Trust Shares (Class I Shares of the Institutional Money Market, Institutional Treasury Money Market and Institutional Government Money Market Funds) of each of Galaxy's investment portfolios were as follows:

                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------------------------------------

MONEY MARKET FUND
      Stable Asset Fund
      c/o Norstar Trust Company
      Gales & Co.
      159 East Main
      Rochester, NY 14638              6.37%

GOVERNMENT MONEY MARKET FUND
      AMS Trust Account
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638              6.09%

U.S. TREASURY MONEY MARKET FUND
      Loring Walcott Client Sweep Acct
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638             19.34%

EQUITY GROWTH FUND
      Fleet Savings Plus-Equity Growth
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638             22.45%

      Nusco Retiree Health VEBA Trust
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638              6.97%

INTERNATIONAL EQUITY FUND
      Fleet Savings Plus-Intl Equity
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638             12.03%

STRATEGIC EQUITY FUND
      Perstorp Retirement Trust
      c/o Fleet Financial Group
      159 East Main
      Rochester, NY 14638             14.69%

HIGH QUALITY BOND FUND
      Fleet Savings Plus Plan -HQ Bond
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638             13.58%

ASSET ALLOCATION FUND
      Fleet Savings Plus-Asset Allocation
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638             30.67%

SMALL COMPANY EQUITY FUND
      Fleet Savings Plus-Small Company
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638             39.13%



                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------------------------------------

TAX-EXEMPT BOND FUND
      Nusco Retiree Health VEBA Trust
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638             32.05%

CONNECTICUT MUNICIPAL BOND FUND
      Doris C. Bullock Trust Cust.
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638              5.38%

MASSACHUSETTS MUNICIPAL BOND FUND
      Jeffrey or Gail Press IMA
      c/o  Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638              6.82%

GROWTH & INCOME FUND
     Fleet Savings Plus-Grth Income
     c/o Norstar Trust Co.
     Gales & Co.
     159 East Main
     Rochester, NY 14638              52.09%

SMALL CAP VALUE FUND
      FBF Penison Plan - Misc Assets
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638             13.73%

      CVS Inc. 401(K) P/S SCV
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638             11.50%

      CVS Inc 401(K) P/S Pln Aggressive
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638              5.37%

INSTITUTIONAL GOVERNMENT MONEY MARKET FUND
      Transwitch Cap Focus Acct
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638              8.24%

      Susan Morse-Hilles Trust
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638              7.80%

      Aeroflex Inc. Cap Focus
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638              6.47%

RHODE ISLAND MUNICIPAL BOND FUND
      CP Pritchard TR GST Non-Exempt
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638             12.95%

INSTITUTIONAL MONEY MARKET FUND
      NJ Guarantee
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638              7.28%


                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------------------------------------

      Liposome I/M
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638              5.26%

      SSC Investments
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY  14638             5.02%

FLORIDA MUNICIPAL BOND FUND
      Michael C Kent Trust Agency
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY  14638            11.83%

      C Pritchard TR B SH LP Hess
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY  14638             5.75%

      William M. Wood Trust
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY  14638             5.49%

PENNSYLVANIA MUNICIPAL BOND FUND
      Morse, William Sr.
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY  14638             5.65%

                              FINANCIAL STATEMENTS

      Galaxy's Annual Report to Shareholders with respect to the Funds for the fiscal year ended October 31, 2001 has been filed with the SEC. The financial statements contained in such Annual Report are incorporated by reference into this Statement of Additional Information. The financial statements and financial highlights for the Funds for the fiscal years ended October 31, 2001, 2000 and 1999 have been audited by Galaxy's independent auditors, Ernst & Young LLP, whose report thereon also appears in such Annual Report and is incorporated herein by reference. The financial statements in such Annual Report have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The information in the Annual Report for the fiscal years ended on or before October 31, 1998 was audited by Galaxy's former auditors.

      The Annual Report to Shareholders with respect to the Predecessor Pillar Funds for the fiscal year ended December 31, 2000 has been filed with the SEC. The financial statements contained in such Annual Report are incorporated by reference into this Statement of Additional Information. The financial statements and financial highlights for the Predecessor Pillar Funds included in such Annual Report to Shareholders have been audited by the Predecessor Pillar Funds' independent accountants, Arthur Andersen LLP, whose report thereon also appears in such Annual Report and is also incorporated herein by reference. The financial statements in such Annual Report have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

      The Annual Report to Shareholders with respect to the Predecessor Boston 1784 Fund for the fiscal year ended May 31, 2000 has been filed with the SEC. The financial statements contained in such Annual Report are incorporated by reference into this Statement of Additional Information. The financial statements and financial highlights for the Predecessor Boston 1784 Fund included in such Annual Report to Shareholders have been audited by the Predecessor Boston 1784 Fund's independent accountants, PricewaterhouseCoopers LLP, whose report thereon also appears in such Annual Report and is also incorporated herein by reference. The financial statements in such Annual Report have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                   APPENDIX A
                        DESCRIPTION OF SECURITIES RATINGS

SHORT-TERM CREDIT RATINGS

      A Standard & Poor's short-term issue credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation having an original maturity of no more than 365 days. The following summarizes the rating categories used by Standard & Poor's for short-term issues:

      "A-1" - Obligations are rated in the highest category and indicate that the obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

      "A-2" - Obligations are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

      "A-3" - Obligations exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

      "B" - Obligations have significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation. However, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

      "C" - Obligations are currently vulnerable to nonpayment and are dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation.

      "D" - Obligations are in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

      Local Currency and Foreign Currency Risks - Country risk considerations are a standard part of Standard & Poor's analysis for credit ratings on any issuer or issue. Currency of repayment is a key factor in this analysis. An obligor's capacity to repay foreign currency obligations may be lower than its capacity to repay obligations in its local currency due to the sovereign government's own relatively lower capacity to repay external versus domestic debt. These sovereign risk considerations are incorporated in the debt ratings assigned to specific issues. Foreign currency issuer ratings are also distinguished from local currency issuer ratings to identify those instances where sovereign risks make them different for the same issuer.

      Moody's short-term ratings are opinions of the ability of issuers to honor senior financial obligations and contracts. These obligations have an original maturity not exceeding one year, unless explicitly noted. The following summarizes the rating categories used by Moody's for short-term obligations:

      "Prime-1" - Issuers (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; and well-established access to a range of financial markets and assured sources of alternate liquidity.

      "Prime-2" - Issuers (or supporting institutions) have a strong ability to repay senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation than is the case for Prime-1 securities. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

      "Prime-3" - Issuers (or supporting institutions) have an acceptable ability for repayment of senior short-term debt obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt-protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

      "Not Prime" - Issuers do not fall within any of the Prime rating categories.

      Fitch short-term ratings apply to time horizons of less than 12 months for most obligations, or up to three years for U.S. public finance securities, and thus place greater emphasis on the liquidity necessary to meet financial commitments in a timely manner. The following summarizes the rating categories used by Fitch for short-term obligations:

      "F1" - Securities possess the highest credit quality. This designation indicates the strongest capacity for timely payment of financial commitments and may have an added "+" to denote any exceptionally strong credit feature.

      "F2" - Securities possess good credit quality. This designation indicates a satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

      "F3" - Securities possess fair credit quality. This designation indicates that the capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

      "B" - Securities possess speculative credit quality. This designation indicates minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

      "C" - Securities possess high default risk. Default is a real possibility. This designation indicates a capacity for meeting financial commitments which is solely reliant upon a sustained, favorable business and economic environment.

      "D" - Securities are in actual or imminent payment default.

LONG-TERM CREDIT RATINGS

      The following summarizes the ratings used by Standard & Poor's for long-term issues:

      "AAA" - An obligation rated "AAA" has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

      "AA" - An obligation rated "AA" differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

      "A" - An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

      "BBB" - An obligation rated "BBB" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

      Obligations rated "BB," "B," "CCC," "CC" and "C" are regarded as having significant speculative characteristics. "BB" indicates the least degree of speculation and "C" the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

      "BB" - An obligation rated "BB" is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

      "B" - An obligation rated "B" is more vulnerable to nonpayment than obligations rated "BB," but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

      "CCC" - An obligation rated "CCC" is currently vulnerable to nonpayment and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

      "CC" - An obligation rated "CC" is currently highly vulnerable to nonpayment.

      "C" - A subordinated debt obligation rated "C" is currently highly vulnerable to nonpayment. The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued.

      "D" - An obligation rated "D" is in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payment will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

      - PLUS (+) OR MINUS (-) - The ratings from "AA" through "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

      The following summarizes the ratings used by Moody's for long-term debt:

      "Aaa" - Bonds are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

      "Aa" - Bonds are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the "Aaa" securities.

      "A" - Bonds possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

      "Baa" - Bonds are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

      "Ba" - Bonds are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

      "B" - Bonds generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

      "Caa" - Bonds are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

      "Ca" - Bonds represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

      "C" - Bonds are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

      Note: Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from "Aa" through "Caa." The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of its generic rating category.

The following summarizes long-term ratings used by Fitch:

      "AAA" - Securities considered to be investment grade and of the highest credit quality. These ratings denote the lowest expectation of credit risk and are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

      "AA" - Securities considered to be investment grade and of very high credit quality. These ratings denote a very low expectation of credit risk and indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

      "A" - Securities considered to be investment grade and of high credit quality. These ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

      "BBB" - Securities considered to be investment grade and of good credit quality. These ratings denote that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment grade category.

      "BB" - Securities considered to be speculative. These ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

      "B" - Securities considered to be highly speculative. These ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

      "CCC," "CC" and "C" - Securities have high default risk. Default is a real possibility, and capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. "CC" ratings indicate that default of some kind appears probable, and "C" ratings signal imminent default.

      "DDD," "DD" and "D" - Securities are in default. The ratings of obligations in these categories are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. "DDD" obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. "DD" indicates potential recoveries in the range of 50%-90%, and "D" the lowest recovery potential, i.e., below 50%.

      Entities rated in this category have defaulted on some or all of their obligations. Entities rated "DDD" have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated "DD" and "D" are generally undergoing a formal reorganization or liquidation process; those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated "D" have a poor prospect for repaying all obligations.

      PLUS (+) or MINUS (-) may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the "AAA" long-term rating category or to categories below "CCC".

NOTES TO SHORT-TERM AND LONG-TERM CREDIT RATINGS

STANDARD & POOR'S

      CREDITWATCH: CreditWatch highlights the potential direction of a short- or long-term rating. It focuses on identifiable events and short-term trends that cause ratings to be placed under special surveillance by Standard & Poor's analytical staff. These may include mergers, recapitalizations, voter referendums, regulatory action, or anticipated operating developments. Ratings appear on CreditWatch when such an event or a deviation from an expected trend occurs and additional information is necessary to evaluate the current rating. A listing, however, does not mean a rating change is inevitable, and whenever possible, a range of alternative ratings will be shown. CreditWatch is not intended to include all ratings under review, and rating changes may occur without the ratings having first appeared on CreditWatch. The "positive" designation means that a rating may be raised; "negative" means a rating may be lowered; and "developing" means that a rating may be raised, lowered or affirmed.

      RATING OUTLOOK: A Standard & Poor's Rating Outlook assesses the potential direction of a long-term credit rating over the intermediate to longer term. In determining a Rating Outlook, consideration is given to any changes in the economic and/or fundamental business conditions. An Outlook is not necessarily a precursor of a rating change or future CreditWatch action.

            - Positive means that a rating may be raised.
            - Negative means that a rating may be lowered.
            - Stable means that a rating is not likely to change.
            - Developing means a rating may be raised or lowered.
            - N.M. means not meaningful.

MOODY'S

      WATCHLIST: Watchlists list the names of credits whose ratings have a likelihood of changing. These names are actively under review because of developing trends or events which, in Moody's opinion, warrant a more extensive examination. Inclusion on this Watchlist is made solely at the discretion of Moody's Investors Services, and not all borrowers with ratings presently under review for possible downgrade or upgrade are included on any one Watchlist. In certain cases, names may be removed from this Watchlist without a change in rating.

FITCH

      WITHDRAWN: A rating is withdrawn when Fitch deems the amount of information available to be inadequate for rating purposes, or when an obligation matures, is called, or refinanced.

      RATING WATCH: Ratings are placed on Rating Watch to notify investors that there is a reasonable probability of a rating change and the likely direction of such change. These are designated as "Positive", indicating a potential upgrade, "Negative", for a potential downgrade, or "Evolving", if ratings may be raised, lowered or maintained. Rating Watch is typically resolved over a relatively short period.

      RATING OUTLOOK: A Rating Outlook indicates the direction a rating is likely to move over a one to two-year period. Outlooks may be positive, stable or negative. A positive or negative Rating Outlooks does not imply a rating change is inevitable. Similarly, companies whose outlooks are "stable" could be upgraded or downgraded before an outlook moves to a positive or negative if circumstances warrant such an action. Occasionally, Fitch may be unable to identify the fundamental trend. In these cases, the Rating Outlook may be described as evolving.

MUNICIPAL NOTE RATINGS

      A Standard & Poor's note rating reflects the liquidity factors and market access risks unique to notes due in three years or less. The following summarizes the ratings used by Standard & Poor's for municipal notes:

      "SP-1" - The issuers of these municipal notes exhibit a strong capacity to pay principal and interest. Those issues determined to possess a very strong capacity to pay debt service are given a plus (+) designation.

      "SP-2" - The issuers of these municipal notes exhibit a satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

      "SP-3" - The issuers of these municipal notes exhibit speculative capacity to pay principal and interest.

      In municipal debt issuance, there are three rating categories for short-term obligations that are considered investment grade. These ratings are designated Moody's Investment Grade ("MIG") and are divided into three levels - MIG 1 through MIG 3. In the case of variable rate demand obligations, a two-component rating is assigned. The first element represents Moody's evaluation of the degree of risk associated with scheduled principal and interest payments. The second element represents Moody's evaluation of the degree of risk associated with the demand feature, using the MIG rating scale. The short-term rating assigned to the demand feature is designated as VMIG. MIG ratings expire at note maturity. By contrast, VMIG ratings expirations will be a function of each issue's specific structural or credit features. The following summarizes the ratings by Moody's for these short-term obligations:

      "MIG-1"/"VMIG-1" - This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support or demonstrated broad-based access to the market for refinancing.

      "MIG-2"/"VMIG-2" - This designation denotes strong credit quality. Margins of protection are ample although not as large as in the preceding group.

      "MIG-3"/"VMIG-3" - This designation denotes acceptable credit quality. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

      "SG" - This designation denotes speculative-grade credit quality. Debt instruments in this category lack sufficient margins of protection.

      Fitch uses the same ratings for municipal securities as described above for other short-term credit ratings.

ABOUT CREDIT RATINGS

A Standard & Poor's issue credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation. The issue credit rating is not a recommendation to purchase, sell or hold a financial obligation. Credit ratings may be changed, suspended or withdrawn.

Moody's credit ratings must be construed solely as statements of opinion and not recommendations to purchase, sell or hold any securities.

Fitch credit ratings are an opinion on the ability of an entity or of a securities issue to meet financial commitments on a timely basis. Fitch credit ratings are used by investors as indications of the likelihood of getting their money back in accordance with the terms on which they invested. However, Fitch credit ratings are not recommendations to buy, sell or hold any security. Ratings may be changed or withdrawn.

                                   APPENDIX B

      As stated above, certain of the Funds may enter into futures transactions for hedging purposes. The following is a description of such transactions.

I.    INTEREST RATE FUTURES CONTRACTS

      USE OF INTEREST RATE FUTURES CONTRACTS. Bond prices are established in both the cash market and the futures market. In the cash market, bonds are purchased and sold with payment for the full purchase price of the bond being made in cash, generally within five business days after the trade. In the futures market, only a contract is made to purchase or sell a bond in the future for a set price on a certain date. Historically, the prices for bonds established in the futures markets have tended to move generally in the aggregate in concert with the cash market prices and have maintained fairly predictable relationships. Accordingly, the Funds may use interest rate futures contracts as a defense, or hedge, against anticipated interest rate changes and not for speculation. As described below, this would include the use of futures contract sales to protect against expected increases in interest rates and futures contract purchases to offset the impact of interest rate declines.

      The Funds presently could accomplish a similar result to that which they hope to achieve through the use of futures contracts by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase, or conversely, selling short-term bonds and investing in long-term bonds when interest rates are expected to decline. However, because of the liquidity that is often available in the futures market, the protection is more likely to be achieved, perhaps at a lower cost and without changing the rate of interest being earned by the Funds, through using futures contracts.

      DESCRIPTION OF INTEREST RATE FUTURES CONTRACTS. An interest rate futures contract sale would create an obligation by a Fund, as seller, to deliver the specific type of financial instrument called for in the contract at a specific future time for a specified price. A futures contract purchase would create an obligation by the Fund, as purchaser, to take delivery of the specific type of financial instrument at a specific future time at a specific price. The specific securities delivered or taken, respectively, at settlement date, would not be determined until at or near that date. The determination would be in accordance with the rules of the exchange on which the futures contract sale or purchase was made.

      Although interest rate futures contracts by their terms call for actual delivery or acceptance of securities, in most cases the contracts are closed out before the settlement date without the making or taking of delivery of securities. Closing out a futures contract sale is effected by a Fund's entering into a futures contract purchase for the same aggregate amount of the specific type of financial instrument and the same delivery date. If the price of the sale exceeds the price of the offsetting purchase, the Fund immediately is paid the difference and thus realizes a gain. If the offsetting purchase price exceeds the sale price, the Fund pays the difference and realizes a loss. Similarly, the closing out of a futures contract purchase is effected by a Fund entering into a futures contract sale. If the offsetting sale price exceeds the purchase price, the Fund realizes a gain, and if the purchase price exceeds the offsetting sale price, the Fund realizes a loss.

      Interest rate futures contracts are traded in an auction environment on the floors of several exchanges -- principally, the Chicago Board of Trade, the Chicago Mercantile Exchange and the New York Futures Exchange. The Funds would deal only in standardized contracts on recognized exchanges. Each exchange guarantees performance under contract provisions through a clearing corporation, a nonprofit organization managed by the exchange membership.

      A public market now exists in futures contracts covering various financial instruments including long-term United States Treasury Bonds and Notes; Government National Mortgage Association (GNMA) modified pass-through mortgage backed securities; three-month United States Treasury Bills; and ninety-day commercial paper. The Funds may trade in any interest rate futures contracts for which there exists a public market, including, without limitation, the foregoing instruments.

      EXAMPLE OF FUTURES CONTRACT SALE. The Funds would engage in an interest rate futures contract sale to maintain the income advantage from continued holding of a long-term bond while endeavoring to avoid part or all of the loss in market value that would otherwise accompany a decline in long-term securities prices. Assume that the market value of a certain security held by a particular Fund tends to move in concert with the futures market prices of long-term United States Treasury bonds ("Treasury bonds"). Fleet wishes to fix the current market value of this portfolio security until some point in the future. Assume the portfolio security has a market value of 100, and Fleet believes that, because of an anticipated rise in interest rates, the value will decline to 95. The Fund might enter into futures contract sales of Treasury bonds for an equivalent of
98. If the market value of the portfolio security does indeed decline from 100 to 95, the equivalent futures market price for the Treasury bonds might also decline from 98 to 93.

      In that case, the five point loss in the market value of the portfolio security would be offset by the five point gain realized by closing out the futures contract sale. Of course, the futures market price of Treasury bonds might well decline to more than 93 or to less than 93 because of the imperfect correlation between cash and futures prices mentioned below.

      Fleet could be wrong in its forecast of interest rates, and the equivalent futures market price could rise above 98. In this case, the market value of the portfolio securities, including the portfolio security being protected, would increase. The benefit of this increase would be reduced by the loss realized on closing out the futures contract sale.

      If interest rate levels did not change, the Fund in the above example might incur a loss of 2 points (which might be reduced by an offsetting transaction prior to the settlement date). In each transaction, transaction expenses would also be incurred.

      Example of Futures Contract Purchase. A Fund would engage in an interest rate futures contract purchase when it is not fully invested in long-term bonds but wishes to defer for a time the purchase of long-term bonds in light of the availability of advantageous interim investments, e.g., shorter term securities whose yields are greater than those available on long-term bonds. A Fund's basic motivation would be to maintain for a time the income advantage from investing in the short-term securities; the Fund would be endeavoring at the same time to eliminate the effect of all or part of an expected increase in market price of the long-term bonds that the Fund may purchase.

      For example, assume that the market price of a long-term bond that the Fund may purchase, currently yielding 10%, tends to move in concert with futures market prices of Treasury bonds. Fleet wishes to fix the current market price (and thus 10% yield) of the long-term bond until the time (four months away in this example) when it may purchase the bond. Assume the long-term bond has a market price of 100, and Fleet believes that, because of an anticipated fall in interest rates, the price will have risen to 105 (and the yield will have dropped to about 9 1/2%) in four months. The Fund might enter into futures contracts purchases of Treasury bonds for an equivalent price of 98. At the same time, the Fund would assign a pool of investments in short-term securities that are either maturing in four months or earmarked for sale in four months, for purchase of the long-term bond at an assumed market price of 100. Assume these short-term securities are yielding 15%. If the market price of the long-term bond does indeed rise from 100 to 105, the equivalent futures market price for Treasury bonds might also rise from 98 to 103. In that case, the 5 point increase in the price that the Fund pays for the long-term bond would be offset by the 5 point gain realized by closing out the futures contract purchase.

      Fleet could be wrong in its forecast of interest rates; long-term interest rates might rise to above 10%; and the equivalent futures market price could fall below 98. If short-term rates at the same time fall to 10% or below, it is possible that the Fund would continue with its purchase program for long-term bonds. The market price of available long-term bonds would have decreased. The benefit of this price decrease, and thus yield increase, will be reduced by the loss realized on closing out the futures contract purchase.

      If, however, short-term rates remained above available long-term rates, it is possible that the Fund would discontinue its purchase program for long-term bonds. The yield on short-term securities in the portfolio, including those originally in the pool assigned to the particular long-term bond, would remain higher than yields on long-term bonds. The benefit of this continued incremental income will be reduced by the loss realized on closing out the futures contract purchase. In each transaction, expenses would also be incurred.

II.   MARGIN PAYMENTS

      Unlike purchases or sales of portfolio securities, no price is paid or received by a Fund upon the purchase or sale of a futures contract. Initially, the Fund will be required to deposit with the broker or in a segregated account with Galaxy's custodian an amount of cash or liquid portfolio securities, known as initial margin, based on the value of the contract. The nature of initial margin in futures transactions is different from that of margin in security transactions in that futures contract margin does not involve the borrowing of funds by the customer to finance the transactions. Rather, the initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to the Fund upon termination of the futures contract assuming all contractual obligations have been satisfied. Subsequent payments, called variation margin, to and from the broker, will be made on a daily basis as the price of the underlying instruments fluctuates making the long and short positions in the futures contract more or less valuable, a process known as marking-to-the-market. For example, when a particular Fund has purchased a futures contract and the price of the contract has risen in response to a rise in the underlying instruments, that position will have increased in value and the Fund will be entitled to receive from the broker a variation margin payment equal to that increase in value. Conversely, where the Fund has purchased a futures contract and the price of the future contract has declined in response to a decrease in the underlying instruments, the position would be less valuable and the Fund would be required to make a variation margin payment to the broker. At any time prior to expiration of the futures contract, Fleet may elect to close the position by taking an opposite position, subject to the availability of a secondary market, which will operate to terminate the Fund's position in the futures contract. A final determination of variation margin is then made, additional cash is required to be paid by or released to the Fund, and the Fund realizes a loss or gain.

III.  RISKS OF TRANSACTIONS IN FUTURES CONTRACTS

      There are several risks in connection with the use of futures by the Growth and Income, Strategic Equity and Small Cap Value Funds as hedging devices. One risk arises because of the imperfect correlation between movements in the price of the futures and movements in the price of the instruments that are the subject of the hedge. The price of the futures may move more than or less than the price of the instruments being hedged. If the price of the futures moves less than the price of the instruments which are the subject of the hedge, the hedge will not be fully effective but, if the price of the instruments being hedged has moved in an unfavorable direction, a Fund would be in a better position than if it had not hedged at all. If the price of the instruments being hedged has moved in a favorable direction, this advantage will be partially offset by the loss on the futures. If the price of the futures moves more than the price of the hedged instruments, the Funds involved will experience either a loss or gain on the futures, which will not be completely offset by movements in the price of the instruments which are the subject of the hedge. To compensate for the imperfect correlation of movements in the price of instruments being hedged and movements in the price of futures contracts, a Fund may buy or sell futures contracts in a greater dollar amount than the dollar amount of instruments being hedged if the volatility over a particular time period of the prices of such instruments has been greater than the volatility over such time period of the futures, or if otherwise deemed to be appropriate by the investment adviser. Conversely, a Fund may buy or sell fewer futures contracts if the volatility over a particular time period of the prices of the instruments being hedged is less than the volatility over such time period of the futures contract being used, or if otherwise deemed to be appropriate by Fleet. It is also possible that, where a Fund had sold futures to hedge its portfolio against a decline in the market, the market may advance and the value of instruments held in the Fund may decline. If this occurred, the Fund would lose money on the futures and also experience a decline in value in its portfolio securities.

      Where futures are purchased to hedge against a possible increase in the price of securities before a Fund is able to invest its cash (or cash equivalents) in an orderly fashion, it is possible that the market may decline instead; if the Fund then concludes not to invest its cash at that time because of concern as to possible further market decline or for other reasons, the Fund will realize a loss on the futures contract that is not offset by a reduction in the price of the instruments that were to be purchased.

      In instances involving the purchase of futures contracts by a Fund, an amount of cash and liquid portfolio securities, equal to the market value of the futures contracts, will be deposited in a segregated account with Galaxy's custodian and/or in a margin account with a broker to collateralize the position and thereby insure that the use of such futures is unleveraged.

      In addition to the possibility that there may be an imperfect correlation, or no correlation at all, between movements in the futures and the instruments being hedged, the price of futures may not correlate perfectly with movement in the cash market due to certain market distortions. Rather than meeting additional margin deposit requirements, investors may close futures contracts through off-setting transactions that could distort the normal relationship between the cash and futures markets. Second, with respect to financial futures contracts, the liquidity of the futures market depends on participants entering into off-setting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced thus producing distortions. Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may also cause temporary price distortions. Due to the possibility of price distortion in the futures market, and because of the imperfect correlation between the movements in the cash market and movements in the price of futures, a correct forecast of general market trends or interest rate movements by the adviser may still not result in a successful hedging transaction over a short time frame.

      Positions in futures may be closed out only on an exchange or board of trade which provides a secondary market for such futures. Although the Funds intend to purchase or sell futures only on exchanges or boards of trade where there appear to be active secondary markets, there is no assurance that a liquid secondary market on any exchange or board of trade will exist for any particular contract or at any particular time. In such event, it may not be possible to close a futures investment position, and in the event of adverse price movements, a Fund would continue to be required to make daily cash payments of variation margin. However, in the event futures contracts have been used to hedge portfolio securities, such securities will not be sold until the futures contract can be terminated. In such circumstances, an increase in the price of the securities, if any, may partially or completely offset losses on the futures contract. However, as described above, there is no guarantee that the price of the securities will in fact correlate with the price movements in the futures contract and thus provide an offset on a futures contract.

      Further, it should be noted that the liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by commodity exchanges which limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures positions. The trading of futures contracts is also subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of a brokerage firm or clearing house or other disruptions of normal activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

      Successful use of futures by the Funds is also subject to Fleet's ability to predict correctly movements in the direction of the market. For example, if a particular Fund has hedged against the possibility of a decline in the market adversely affecting securities held by it and securities prices increase instead, the Fund will lose part or all of the benefit to the increased value of its securities which it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if the Fund has insufficient cash, it may have to sell securities to meet daily variation margin requirements. Such sales of securities may be, but will not necessarily be, at increased prices which reflect the rising market. The Funds may have to sell securities at a time when it may be disadvantageous to do so.